STOCK PURCHASE AGREEMENT

                                    BY AND BETWEEN

                             F-M ACQUISITION CORPORATION

                                         AND

                              ALEXANDER & ALEXANDER INC.







                               Shares of Capital Stock

                                          of

                            Shand, Morahan & Company, Inc.




                             Dated as of October 7, 1987

                               STOCK PURCHASE AGREEMENT
                                    BY AND BETWEEN
                             F-M ACQUISITION CORPORATION
                                         AND
                              ALEXANDER & ALEXANDER INC.


                                  TABLE OF CONTENTS


                                      ARTICLE I
                             SALE AND PURCHASE OF SHARES

             1.1.    Sale and Purchase of Shares . . . . . . . . . .   2
             1.2.    Purchase Price  . . . . . . . . . . . . . . . .   2
             1.3.    Payment of Purchase Price . . . . . . . . . . .   2
             1.4.    Deferred Purchase Price . . . . . . . . . . . .   3


                                      ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF SELLER

             2.1.    Organization and Existence of Seller  . . . . .  11
             2.2.    Existence, Corporate Power and
                        Qualifications of SMCO . . . . . . . . . . .  12
             2.3.    Existence, Corporate Power and
                        Qualifications of ESI  . . . . . . . . . . .  12
             2.4.    Subsidiaries  . . . . . . . . . . . . . . . . .  13
             2.5.    Existence, Corporate Power and
                        Qualifications of EIC and ICE  . . . . . . .  14
             2.6.    Capitalization  . . . . . . . . . . . . . . . .  15
             2.7.    Ownership of Capital Stock  . . . . . . . . . .  15
             2.8.    Authorization and Validity  . . . . . . . . . .  16
             2.9.    Affiliates and Ventures . . . . . . . . . . . .  16
             2.10.   Non-Contravention of Instruments  . . . . . . .  17
             2.11.   Consents, Filings and Approvals . . . . . . . .  18
             2.12.   Financial Statements  . . . . . . . . . . . . .  19
             2.13.   Absence of Certain Changes or Events  . . . . .  22
             2.14.   Accounts Receivable . . . . . . . . . . . . . .  24
             2.15.   Undisclosed Liabilities . . . . . . . . . . . .  24
             2.16.   Convention Statements . . . . . . . . . . . . .  25
             2.17.   Disputes and Litigation . . . . . . . . . . . .  26
             2.18.   Title to Properties . . . . . . . . . . . . . .  27
             2.19.   Investments . . . . . . . . . . . . . . . . . .  27
             2.20.   Governmental Licenses and Permits;
                        Compliance with Laws . . . . . . . . . . . .  28
             2.21.   Leases  . . . . . . . . . . . . . . . . . . . .  28
             2.22.   Condition of Tangible Assets  . . . . . . . . .  29




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             2.23.   Taxes . . . . . . . . . . . . . . . . . . . . .  29
             2.24.   Labor Relations . . . . . . . . . . . . . . . .  32
             2.25.   Insurance Coverage  . . . . . . . . . . . . . .  33
             2.26.   Certain Contracts . . . . . . . . . . . . . . .  33
             2.27.   Employee Benefit Plans  . . . . . . . . . . . .  35
                     (a)  ERISA  . . . . . . . . . . . . . . . . . .  35
                     (b)  Qualification of Pension Plans;
                            Compliance with Law  . . . . . . . . . .  36
                     (c)  Multiemployer Plans  . . . . . . . . . . .  37
             2.28.   Environmental Protection  . . . . . . . . . . .  37
             2.29.   Insurance Business  . . . . . . . . . . . . . .  37
             2.30.   Regulatory Filings  . . . . . . . . . . . . . .  38
             2.31.   Reinsurance, Coinsurance and
                        Underwriting Management  . . . . . . . . . .  39
             2.32.   Agents  . . . . . . . . . . . . . . . . . . . .  40
             2.33.   Intangible Property and Computer
                        Software . . . . . . . . . . . . . . . . . .  40
             2.34.   No Brokers  . . . . . . . . . . . . . . . . . .  41
             2.35.   Tax Allocation Agreement  . . . . . . . . . . .  41
             2.36.   A&A as Guarantor  . . . . . . . . . . . . . . .  41
             2.37.   Safe Harbor Leases  . . . . . . . . . . . . . .  42
             2.38.   Full Disclosure . . . . . . . . . . . . . . . .  42


                                     ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF BUYER

             3.1.    Organization and Existence of Buyer . . . . . .  43
             3.2.    Authorization and Validity  . . . . . . . . . .  43
             3.3.    Non-Contravention of Instruments  . . . . . . .  43
             3.4.    Consents, Filings and Approvals . . . . . . . .  44
             3.5.    No Brokers  . . . . . . . . . . . . . . . . . .  45
             3.6.    Purchase for Investment . . . . . . . . . . . .  45
             3.7.    Qualification . . . . . . . . . . . . . . . . .  45
             3.8.    Subsidiaries  . . . . . . . . . . . . . . . . .  46
             3.9.    Capitalization  . . . . . . . . . . . . . . . .  46
             3.10.   Indebtedness, etc.  . . . . . . . . . . . . . .  46
             3.11.   Disputes and Litigation . . . . . . . . . . . .  47
             3.12.   Governmental Licenses and Permits;
                        Compliance with Laws . . . . . . . . . . . .  47
             3.13.   Taxes . . . . . . . . . . . . . . . . . . . . .  48
             3.14.   Buyer Guarantors  . . . . . . . . . . . . . . .  48
             3.15.   Full Disclosure . . . . . . . . . . . . . . . .  49









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                                      ARTICLE IV
                                ADDITIONAL AGREEMENTS

             4.1.    Conduct of Business . . . . . . . . . . . . . .  49
             4.2.    Forbearance . . . . . . . . . . . . . . . . . .  51
             4.3.    Investigation of Business and
                        Properties . . . . . . . . . . . . . . . . .  53
             4.4.    Investigation of Financial Statements . . . . .  54
             4.5.    Agreement to Consummate . . . . . . . . . . . .  55
             4.6.    Regulatory Matters  . . . . . . . . . . . . . .  55
             4.7.    Use of Names  . . . . . . . . . . . . . . . . .  56
             4.8.    Covenant Not to Compete . . . . . . . . . . . .  56
             4.9.    Cooperation of Parties  . . . . . . . . . . . .  57
             4.10.   EPIC Program  . . . . . . . . . . . . . . . . .  58
             4.11.   Safe-Harbor Leases  . . . . . . . . . . . . . .  59
             4.12.   Tax Allocation Agreement  . . . . . . . . . . .  60
             4.13.   Timing Differences  . . . . . . . . . . . . . .  60
             4.14.   Buyer Guarantees  . . . . . . . . . . . . . . .  61
             4.15.   Shand Morahan Plaza . . . . . . . . . . . . . .  61
             4.16.   Pledge Agreement  . . . . . . . . . . . . . . .  62


                                      ARTICLE V
                          CONDITIONS TO BUYER'S OBLIGATIONS

             5.1.    Representations and Warranties  . . . . . . . .  62
             5.2.    Performance of this Agreement . . . . . . . . .  62
             5.3.    Shand Morahan Plaza . . . . . . . . . . . . . .  63
             5.4.    Proceedings . . . . . . . . . . . . . . . . . .  63
             5.5.    Consents, Filings and Approvals . . . . . . . .  63
             5.6.    Litigation  . . . . . . . . . . . . . . . . . .  64
             5.7.    Opinion of Counsel for Seller . . . . . . . . .  64
             5.8.    Share Certificates  . . . . . . . . . . . . . .  65
             5.9.    Transfer Taxes  . . . . . . . . . . . . . . . .  65
             5.10.   Repayment of Indebtedness . . . . . . . . . . .  65
             5.11.   Agreements with Lenders . . . . . . . . . . . .  65
             5.12.   Tax Allocation Agreement  . . . . . . . . . . .  66
             5.13.   Guarantee . . . . . . . . . . . . . . . . . . .  66


                                      ARTICLE VI
                          CONDITIONS TO SELLER'S OBLIGATIONS

             6.1.    Representations and Warranties  . . . . . . . .  66
             6.2.    Performance of this Agreement . . . . . . . . .  67
             6.3.    Proceedings . . . . . . . . . . . . . . . . . .  67
             6.4.    Consents, Filings and Approvals . . . . . . . .  67
             6.5.    Litigation  . . . . . . . . . . . . . . . . . .  68




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             6.6.    Opinions of Counsel . . . . . . . . . . . . . .  68
             6.7.    Shand Morahan Plaza . . . . . . . . . . . . . .  69
             6.8.    Transfer Taxes  . . . . . . . . . . . . . . . .  69
             6.9.    Pledge Agreement  . . . . . . . . . . . . . . .  69
             6.10.   Guarantee . . . . . . . . . . . . . . . . . . .  69
             6.11.   Certificates and Undertakings . . . . . . . . .  69
             6.12.   Payments by SMCO  . . . . . . . . . . . . . . .  70
             6.13.   Tax Allocation Agreement  . . . . . . . . . . .  70


                                     ARTICLE VII
                                       CLOSING

             7.1.    Time and Place of Closing . . . . . . . . . . .  70
             7.2.    Deliveries by Seller  . . . . . . . . . . . . .  71
             7.3.    Deliveries by Buyer . . . . . . . . . . . . . .  71


                                     ARTICLE VIII
                                   INDEMNIFICATION

             8.1.    By Seller . . . . . . . . . . . . . . . . . . .  72
             8.2.    By Buyer  . . . . . . . . . . . . . . . . . . .  75
             8.3.    Third Party Claims  . . . . . . . . . . . . . .  75
             8.4.    Payments  . . . . . . . . . . . . . . . . . . .  80
             8.5.    No Contribution . . . . . . . . . . . . . . . .  83


                                      ARTICLE IX
                          TERMINATION, AMENDMENT AND WAIVER

             9.1.    Termination . . . . . . . . . . . . . . . . . .  83
             9.2.    Effect of Termination . . . . . . . . . . . . .  84
             9.3.    Amendment . . . . . . . . . . . . . . . . . . .  85
             9.4.    Extension; Waiver . . . . . . . . . . . . . . .  85


                                      ARTICLE X
                           BUSINESS AND FINANCIAL COVENANTS

             10.1.   Debt  . . . . . . . . . . . . . . . . . . . . .  87
             10.2.   Restricted Payments . . . . . . . . . . . . . .  88
             10.3.   Liens, etc. . . . . . . . . . . . . . . . . . .  89
             10.4.   Leases; Leasebacks  . . . . . . . . . . . . . .  92
             10.5.   Transactions with Affiliates  . . . . . . . . .  92
             10.6.   Subsidiary Stock and Indebtedness . . . . . . .  93
             10.7.   Consolidation, Merger, Sale of
                        Assets, etc. . . . . . . . . . . . . . . . .  95




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             10.8.   Corporate Existence, etc.; Business . . . . . .  96
             10.9.   Payment of Taxes and Claims . . . . . . . . . .  97
             10.10.  Investments . . . . . . . . . . . . . . . . . .  98
             10.11.  Net Worth . . . . . . . . . . . . . . . . . . .  99
             10.12.  Compliance with ERISA . . . . . . . . . . . . .  99
             10.13.  Insurance . . . . . . . . . . . . . . . . . . . 101
             10.14.  Accounting, Financial Statements and
                       Other Information . . . . . . . . . . . . . . 101
             10.15.  Inspection  . . . . . . . . . . . . . . . . . . 108
             10.16.  Definitions . . . . . . . . . . . . . . . . . . 108


                                      ARTICLE XI
                              PURCHASE PRICE ADJUSTMENTS

             11.1.   Certain Definitions . . . . . . . . . . . . . . 117
             11.2.   Adjustment Amount . . . . . . . . . . . . . . . 119
             11.3.   Estimates and Finality of the Adjustment
                        Amount; Disputes . . . . . . . . . . . . . . 122
             11.4.   Assignment of Uncollectible Reinsurance . . . . 125
             11.5.   Indemnification Amount, etc.  . . . . . . . . . 126
             11.6.   No Commutation of Uncollectible
                       Reinsurance, etc. . . . . . . . . . . . . . . 128
             11.7.   Right of Inspection . . . . . . . . . . . . . . 129


                                     ARTICLE XII
                                  EVENTS OF DEFAULT

             12.1.   Events of Default; Acceleration . . . . . . . . 130
             12.2.   Remedies on Default, etc. . . . . . . . . . . . 135
             12.3.   Cure of Defaults  . . . . . . . . . . . . . . . 136


                                     ARTICLE XIII
                                  GENERAL PROVISIONS

             13.1.   Notices . . . . . . . . . . . . . . . . . . . . 137
             13.2.   Fees and Expenses . . . . . . . . . . . . . . . 138
             13.3.   Public Announcements  . . . . . . . . . . . . . 139
             13.4.   Interpretation  . . . . . . . . . . . . . . . . 139
             13.5.   Counterparts  . . . . . . . . . . . . . . . . . 139
             13.6.   Miscellaneous . . . . . . . . . . . . . . . . . 139
             13.7.   Survival  . . . . . . . . . . . . . . . . . . . 140
             13.8.   Knowledge . . . . . . . . . . . . . . . . . . . 141
             13.9.   Arbitration . . . . . . . . . . . . . . . . . . 141
             13.10.  Deemed Obligations of Buyer . . . . . . . . . . 142





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             EXHIBITS


             A - Form of Tax Allocation Agreement
             B - Terms of Shand Morahan Plaza Agreement
             C - Form of Legal Opinion of Debevoise & Plimpton
             D - Form of Legal Opinion of Lord, Bissell & Brook
             E - Form of A&A Guarantee
             F - Form of Legal Opinion of McGuire, Woods, Battle & Boothe G - Form of Legal Opinion of Burke, Griffin,
                   Chomicz & Wienke, P.C.
             H - Form of Pledge Agreement
             I - Form of Non-Contingent Buyer Guarantee
             J - Form of Overall Buyer Guarantee
             K - Form of Certificate and Undertaking
             L - Form of Legal Opinion of Tory, Tory,
                   DesLauriers & Binnington
             M - Form of Kansa Buyer Guarantee


             SCHEDULES

             2.2   -  Jurisdictions in which SMCO is licensed or
                      qualified to do business.
             2.3   -  Jurisdictions in which ESI is licensed or qualified
                      to do business.
             2.5   -  Classes of insurance which EIC or ICE are qualified
                      to issue.
             2.9   -  Affiliations and ventures of SMCO, ESI, EIC and
                      ICE.
             2.10  -  Agreements, judgments, court orders having
                      termination or other provisions that may be triggered by the transactions contemplated by this agreement.
             2.11  -  Filings and approvals required of Seller.
             2.12  -  Financial Statements Not Delivered.
             2.13  -  Changes in business or assets of SMCO, ESI, EIC and
                      ICE since June 30, 1987.
             2.15  -  Liabilities of SMCO, ESI, EIC or ICE (otherwise
                      undisclosed).
             2.17  -  Disputes and litigation affecting SMCO, ESI, EIC or
                      ICE.
             2.18  -  Real property owned by SMCO, ESI, EIC or ICE and
                      encumbrances on material assets.
             2.20  -  Procedings involving licenses of SMCO, ESI, EIC or
                      ICE.
             2.21  -  Leases of personal property having annual payments in excess of $25,000.




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



             2.23  -  Tax matters with respect to SMCO, ESI, EIC and ICE.
             2.24  -  Labor disputes with SMCO, ESI, EIC or ICE.
             2.25  -  Insurance coverage of and unpaid claims against
                      SMCO, ESI, EIC and ICE.
             2.26  -  Certain contracts.
             2.27  -  SMCO employee benefit plans subject to ERISA.
             2.30  -  Regulatory filings of SMCO, ESI, EIC or ICE not
                      provided to Buyer or having alleged deficiencies.
             2.31  -  Reinsurers of EIC and ICE and underwriting
                      management agreements to which SMCO, ESI, EIC or ICE are a party.
             2.32  -  Agents and brokers of EIC and ICE.
             2.33  -  Intangible property of SMCO, ESI, EIC or ICE.
             2.37  -  Tax Benefit Leases.
             3.4   -  Filings and approvals required of Buyer.
             3.9   -  Capitalization of Buyer.
             4.8   -  Lines of insurance with respect to Seller's
                      covenant not to compete.
             5.10  -  Indebtedness to be repaid by Seller or an Affiliate to SMCO.
             6.12  -  Indebtedness to be repaid by SMCO to Seller.


                                List of Defined Terms
                                ---------------------

             Item                            Section
             -----                           -------


             A&A                             2.11
             A&A Guarantee                   2.36
             Adjustment Amount               11.2
             Adjustment Date                 1.4(a)
             Affiliate                       10.16
             Best                            1.4(c)(i)(C)(II)(1)
             Buyer                           Heading
             Buyer Affiliates                8.1
             Buyer Guarantors                3.14
             Buyer's Actuaries               11.3
             Buyer's Auditors                11.3
             Closing                         7.1
             Closing Date                    7.1
             Code                            10.16
             Coleman                         Recital A
             Consolidated Net Income         10.16
             Consolidated Net Worth          10.16
             Contingent Amount               1.4 (a)(i)
             Control                         10.16
             Debt                            10.16




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



             Deferred Purchase Price         1.4 (a)
             Determination Date              11.1
             EIC                             2.4
             Employee Benefit Plans          2.27
             EPIC                            4.10
             ERISA                           10.16
             ESI                             Recital A
             ESI Common Stock                2.6
             ESI Share Purchase Agreements   Recital C
             ESI Shares                      Recital A
             Events of Default               12.1
             Fairfax                         1.4(c)(i)(C)(II)(2)(z)
             Financial Guarantee             1.4(c)(i)(A)
             General Accident                8.1(c)
             Guarantee                       10.16
             Guarantee Effectiveness Event   Art. X (Introductory
                                             paragraph)
             Hamblin Watsa                   10.16
             ICE                             2.4
             Indemnification Amount          11.1
             Intellectual Property           2.33
             Interest and Penalties          2.23(ii)
             Kansa                           Recital A
             Kansa Buyer Guarantee           3.14
             Legal Action                    8.3(b)
             Legislation                     2.23(i)
             Lien                            10.16
             Litigation                      2.23(i)
             Loss Events                     2.37
             Markel                          1.4(c)(i)(C)(II)(2)(z)
             Multiemployer Plan              10.16
             Mutual Fire                     8.1(b)
             Non-Contingent Amount           1.4(a)(ii)
             Non-Contingent Buyer Guarantee  3.14
             Officer's Certificate           10.16
             Overall Buyer Guarantee         1.4(c)(i)(C)(II)(2)(z)(1)
             Payment Date                    1.4(a)
             Pension Plans                   2.27(a)
             Person                          10.16
             Plan                            10.16
             Potential Event of Default      10.16
             Purchase Price                  1.2
             Reassessments                   2.23(ii)
             Reserves for Losses and
               Loss Adjustment Expenses      11.1
             Reserves for Uncollectible
               Reinsurance                   11.1
             Restricted Payment              10.16




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



             Returns                         2.23(i)
             Seller                          Heading
             Seller's Actuaries              11.3
             Seller's Auditors               11.3
             SMCO                            Recital A
             SMCO Common Stock               2.6
             SMCO Shares                     Recital A
             Subsidiary                      10.16
             Tax Allocation Agreement        2.35
             Tax Reserves                    2.23(ii)
             Taxes                           2.23(i)
             Total Adjustment                1.4(b)
             Uncollectible Reinsurance       11.1
             Voting Stock                    10.16
             Welfare Plans                   2.27(a)
             Wholly-Owned                    10.16




































                                          ix

                              STOCK PURCHASE AGREEMENT


                       This STOCK PURCHASE AGREEMENT is made as of Octo-

             ber 7, 1987 by and between F-M Acquisition Corporation, an

             Illinois corporation ("Buyer"), and Alexander & Alexander

             Inc., a Maryland corporation ("Seller").


                               RECITALS OF THE PARTIES

                       A.  Seller owns all of the issued and outstanding

             shares of capital stock (the "SMCO Shares") of Shand,

             Morahan & Company, Inc., an Illinois corporation ("SMCO").

             SMCO, Kansa General Insurance Company, Ltd., a Finland cor-

             poration ("Kansa"), and C.J. Coleman Holdings Ltd., a United

             Kingdom corporation ("Coleman"), own all of the issued and outstanding shares of capital stock (the "ESI Shares") of

             Evanston Services, Inc., an Illinois insurance holding cor-

             poration ("ESI").

                       B.  Buyer desires to purchase the SMCO Shares from

             Seller and Seller desires to sell the SMCO Shares to Buyer.

                       C.  Buyer proposes to enter into one or more stock

             purchase agreements with Kansa and Coleman for the purpose of purchasing all of the ESI Shares not owned by SMCO (the

             "ESI Share Purchase Agreements").

                       NOW THEREFORE, in consideration of the foregoing

             and the representations, warranties, agreements and condi-

             tions contained herein, the parties hereto agree as follows:


                                      ARTICLE I
                             SALE AND PURCHASE OF SHARES

                       1.1.  Sale and Purchase of Shares.  Subject to the
                             ---------------------------

             terms and conditions set forth in this Agreement, including the approval of the Commissioner of Insurance of the State of Illinois, Seller hereby agrees to sell to Buyer, and

             Buyer hereby agrees to purchase from Seller, the SMCO

             Shares, free and clear of all claims, liens, pledges, secu-

             rity interests, restrictions or encumbrances and together

             with all rights attaching thereto.

                       1.2.  Purchase Price.  The aggregate purchase
                             --------------

             price for the SMCO Shares shall be equal to $62.8 million,

             subject to the adjustments referred to in Section 1.4 hereof

             (the "Purchase Price"), payable as provided in Sections 1.3 and 1.4.

                       1.3.  Payment of Purchase Price.  The Purchase
                             -------------------------

             Price (except for the Deferred Purchase Price) shall be paid to Seller at the Closing (as defined in Section 7.1) by wire transfer of immediately available funds to such account as

             Seller may designate in the amount of (a) $30.5 million, or
                                                    -

             (b) $21 million, if at the Closing Buyer shall have assumed
              -

             $9.5 million of the liability owing to SMCO by Seller in

             respect of the safe harbor leases referred to in Sec-

             tion 4.11 and if at the Closing SMCO shall have released

             Seller, in a manner satisfactory to Seller, from all liabil-

             ity in respect of such liability of $9.5 million.

                       1.4.  Deferred Purchase Price.  (a)  On the fifth
                             -----------------------

             anniversary of the Closing Date, or such earlier date as may be provided pursuant to Sections 1.4(d) or 12.1 (the "Pay-

             ment Date"), Buyer shall pay to Seller, by wire transfer of immediately available funds to such account as Seller may

             designate, an amount (the "Deferred Purchase Price") equal to

                       (i)  $29.3 million (the "Contingent Amount"),

             plus
             ----

                      (ii)  $3 million (the "Non-Contingent Amount"),

             plus
             ----

                     (iii)  an amount equivalent to interest (calculated

                  using the applicable assumed interest rate set forth in

                  Section 1.4(c)) accrued on the Contingent Amount from

                  the Closing Date until the date on which the Contingent

                  Amount is paid in full,

             plus
             ----

                      (iv)  an amount equivalent to interest (calculated

                  using the applicable assumed interest rate set forth in

                  Section 1.4(c)) accrued on the Non-Contingent Amount

                  from the Closing Date until the Non-Contingent Amount

                  is paid in full,

             minus
             -----

                      (v)  the Adjustment Amount (as defined in Sec-

                  tion 11.2) calculated as of the Determination Date (as

                  defined in Section 11.1) and,

             minus
             -----

                      (vi)  an amount (if any) equivalent to interest

                  (calculated using the applicable assumed interest rate

                  set forth in Section 1.4(c)) accrued on the Adjustment

                  Amount from the Adjustment Date (as defined below)

                  until the Payment Date.

             "Adjustment Date" shall mean the expiration date of the time period (beginning on the Closing Date) specified in Column 4 of the table set forth in Section 1.4(c)(ii) which cor-

             responds to the interest rate, as set forth in Column 2 of such table, that is used in determining the Deferred Pur-

             chase Price.

                       (b)  Notwithstanding the provisions of Sec-

             tion 1.4(a), the sum (the "Total Adjustment") of the amounts specified in clauses (v) and (if applicable) (vi) thereof

             (in respect of the Adjustment Amount and the amount equiva-

             lent to interest accrued thereon) shall be subject to the limitations hereinafter provided in clauses (i), (ii) and

             (iii) of this paragraph (b):

                       (i)  In any event, the Total Adjustment shall not

                  exceed the Contingent Amount plus the amount equivalent

                  to interest accrued thereon pursuant to clause (iii) of

                  Section 1.4(a).

                      (ii)  In the event that (A) the Deferred Purchase
                                               -

                  Price is prepaid pursuant to Section 1.4(d) or (B) (1)
                                                                  -   -

                  the payment of the Deferred Purchase Price is acceler-

                  ated pursuant to Section 12.1 to become due and payable

                  prior to the Adjustment Date and (2) the amount speci-
                                                    -

                  fied in clause (v) of Section 1.4(a) does not exceed

                  $12.6 million, the Total Adjustment shall not exceed

                  the amount equivalent to interest accrued on the Con-

                  tingent Amount pursuant to clause (iii) of Sec-

                  tion 1.4(a).

                     (iii)  In the event that the payment of the Deferred

                  Purchase Price is accelerated pursuant to Section 12.1

                  to become due and payable prior to the Adjustment Date

                  and the amount specified in clause (v) of Sec-

                  tion 1.4(a) exceeds $12.6 million, the Total Adjustment

                  shall equal the amount specified in clause (iii) of

                  Section 1.4(a), plus the amount by which the amount
                                  ----

                  specified in clause (v) exceeds $12.6 million.

                       (c)  The amount equivalent to interest referred to

             in clauses (iii), (iv) and (vi) of Section 1.4(a) shall be calculated on the basis of a 365- or 366-day year, as the

             case may be, and the actual number of days elapsed and shall be accrued on, and for the entire periods specified in Sec-

             tion 1.4(a) with respect to, the Contingent Amount, the Non-

             Contingent Amount and the Adjustment Amount, as the case may be, at the rates set forth below:

                       (i)  The assumed interest rate per annum shall be

                  17.67% in the case of the Contingent Amount and 16.17%

                  in the case of the Non-Contingent Amount unless one of

                  the following different rates shall apply to the Con-

                  tingent Amount (in which case the assumed interest rate

                  on the Non-Contingent Amount will be 150 basis points

                  less than the respective rates set forth below):

                            (A)  An assumed interest rate per annum of

                       13.36% shall apply if Buyer shall have delivered

                       to Seller on or before the first anniversary of

                       the Closing Date an unconditional and irrevocable

                       guarantee or letter of credit (the "Financial

                       Guarantee"), in form and substance reasonably

                       satisfactory to Seller, that is in the maximum

                       amount of the Deferred Purchase Price (including

                       the amount equivalent to interest that has accrued prior to the date on which such guarantee or let-

                       ter of credit becomes effective and the amount

                       equivalent to interest which would accrue there-

                       after until the fifth anniversary of the Closing

                       Date, in both cases at the rates determined as

                       provided in this Section 1.4(c)(i), and assuming

                       that no amount would be deducted pursuant to

                       clauses (v) and (vi) of Section 1.4(a)), and that

                       will remain in effect for a term ending not earli-

                       er than the sixth anniversary of the Closing Date,

                       from a bank, other financial institution or Hees

                       International Corporation, if such bank, financial

                       institution or corporation is rated AA or better

                       by Standard & Poor's Corporation (or receives a

                       comparable rating from a comparable agency).

                            (B)  An assumed interest rate per annum of

                       14.39% shall apply if Buyer shall have delivered

                       to Seller the Financial Guarantee after the first

                       anniversary of the Closing Date and on or before

                       the second anniversary of the Closing Date.

                            (C)  An assumed interest rate per annum of

                       15.45% shall apply if either (I) Buyer shall have
                                                     -

                       delivered to Seller the Financial Guarantee after

                       the second anniversary of the Closing Date and on or before the third anniversary of the Closing

                       Date or (II) on or before such third anniversary a
                                --

                       condition set forth in the following subclauses

                       shall have occurred and such condition shall con-

                       tinue to be true to and including the Payment

                       Date:

                                 (1)  EIC shall have received written

                            notice that it has received, and shall main-

                            tain, a rating of B+ or better from A.M. Best

                            & Company ("Best"); or

                                 (2)  if, and only if, EIC is rated NA-5

                            (Significant Change) by Best and (x) EIC
                                                              -

                            shall have received written notice that it

                            has received, and shall maintain, a rating of

                            A or better by Standard & Poor's Corporation,

                            or (y) Buyer shall have, and shall maintain,
                                -

                            a Consolidated Net Worth (as defined in Sec-

                            tion 10.16) in excess of $50 million, or (z)
                                                                      -

                            Fairfax Financial Holdings Limited ("Fair-

                            fax") and Markel Corporation ("Markel") (1)
                                                                     -

                            shall have executed and delivered to Seller a

                            guarantee substantially in the form attached

                            hereto as Exhibit J (the "Overall Buyer Guar-

                            antee"), and (2) either individually or to-
                                          -
                            gether shall have, and shall maintain, a

                            Consolidated Net Worth in excess of $70 mil-

                            lion;

                  provided, that, if a condition set forth in clause
                  --------

                  (II)(1) or (2) above ceases to be true, the assumed

                  rate of interest brought about by fulfillment of such

                  condition shall continue to apply if Buyer, within 60

                  days following such cessation, delivers to Seller the

                  Financial Guarantee or fulfills one of the other condi-

                  tions set forth in clause (II)(1) or (2).  For purposes

                  of this proviso, the term "cessation" shall mean:

                            (m) in the case of clause (II)(1) and (2),

                       the date notice is received from a rating agency

                       of a lowering of the rating; and

                            (n)  in the case of clause (II)(2), the date

                  of issuance of the first quarterly balance sheet show-

                  ing the deficiency of Consolidated Net Worth below $50

                  million or $70 million, as the case may be.

                            (D)  An assumed rate of 16.54% shall apply if

                       either (1) Buyer shall have delivered to Seller
                               -

                       the Financial Guarantee after the third anniver-

                       sary of the Closing Date and on or before the

                       fourth anniversary of the Closing Date or (2) on
                                                                  -

                       or before such fourth anniversary a condition set forth in clauses (C)(II)(1) or (2) of this Sec-

                       tion 1.4(c)(i) shall have occurred and shall con-

                       tinue to be true to and including the Payment

                       Date, subject to the same proviso as is set forth

                       immediately following such clauses (C)(II)(1) and

                       (2).

                       (ii)  In the case of the Adjustment Amount, the

                  assumed interest rate per annum shall be as set forth

                  in Column 3 of the table below, corresponding to the

                  assumed interest rate applicable to the Contingent

                  Amount as set forth in Column 2 of such table:
                Column 1       Column 2       Column 3       Column 4
                --------       --------       --------       --------
               Applicable        Rate           Rate        Adjustment
                 Clause      Applicable to  Applicable to      Date
              of Paragraph    Contingent     Adjustment     Years After
              ------------    ----------     ----------     -----------
                 (c)(i)         Amount         Amount        Closing*
                 ------         ------         ------        -------

              Introduction 17.67%         12.45%          2.43 years

                   (A)     13.36%          9.55           3.22
                   (B)     14.39           9.95           2.99

                   (C)     15.45          10.82           2.78
                   (D)     16.54          11.67           2.60

                       The application of such assumed interest rates

             hereunder shall be on the basis of simple interest, without compounding.  All payments of the Deferred Purchase Price



             --------------------

             * The figures in Column 4 represent the time periods at the end of which the amount equivalent to interest accrued on the Contingent Amount pursuant to Sec-tion 1.4(a)(iii) equals $12.6 million.

             shall be applied first to amounts due pursuant to Sec-

             tion 1.4(a)(iii), then to amounts due pursuant to Sec-

             tion 1.4(a)(i), then to amounts due pursuant to Sec-

             tion 1.4(a)(iv) and finally to amounts due pursuant to Sec-

             tion 1.4(a)(ii).  An amount equivalent to interest shall

             accrue on any portion of the Contingent Amount and the Non-

             Contingent Amount not paid when due at the assumed interest rate per annum then applicable thereto plus 4%, provided
                                                    ----     --------

             that such rate of interest shall not apply to any portion of the Deferred Purchase Price that is subject to and withheld during a good-faith dispute as to the Adjustment Amount,

             which portion is ultimately determined to be payable to

             Seller (and is so paid).

                       (d)  Buyer, at its option, exercised by giving not

             less than 45 days' irrevocable notice to Seller designating the date of prepayment, at any time may prepay, by wire

             transfer of immediately available funds to such account as

             Seller may designate, all, but not part, of the Deferred

             Purchase Price, calculated as of the date of prepayment.


                                      ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF SELLER

                       Seller represents and warrants to Buyer the fol-

             lowing:

                       2.1.  Organization and Existence of Seller.  Sell-
                             ------------------------------------

             er is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

                       2.2.  Existence, Corporate Power and Qualifica-
                             -----------------------------------------

             tions of SMCO.  SMCO is a corporation duly and validly ex-
             -------------

             isting and in good standing under the laws of the State of

             Illinois, and has the corporate power and authority to own all of its properties and assets and to carry on its busi-

             ness as it is presently being conducted.  SMCO is duly qual-

             ified or licensed to do business and is in good standing in each jurisdiction where the character of the properties and assets it owns, operates or holds under lease or the nature of the business transacted by it in such jurisdiction so

             requires, except where, in the good-faith belief of manage-

             ment, the failure so to qualify or be licensed would not

             have a material adverse effect on its business.  Each such jurisdiction on which SMCO is duly qualified or licensed is listed in Schedule 2.2.  SMCO is duly licensed as an insur-

             ance brokerage company in each such jurisdiction where such licensing is required, except where the failure to be li-

             censed would not have a material adverse effect on its busi-

             ness.  The copies of the Articles of Incorporation and the

             Bylaws of SMCO which have been delivered to Buyer are true and complete copies of such instruments as in effect on the date hereof.

                       2.3.  Existence, Corporate Power and Qualifica-
                             -----------------------------------------

             tions of ESI.  ESI is a corporation duly and validly exist-
             ------------

             ing and in good standing under the laws of the State of

             Illinois, and has the corporate power and authority to own all of its properties and assets and to carry on its busi-

             ness as an insurance holding company as it is presently

             being conducted.  ESI is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties and assets it owns, operates or holds

             under lease or the nature of the business transacted by it in such jurisdiction so requires, except where the failure so to qualify would not have a material adverse effect on

             its business.  Each such jurisdiction where ESI is qualified to do business is listed on Schedule 2.3.  The copies of the

             Articles of Incorporation and the Bylaws of ESI which have been delivered to Buyer are true and complete copies of such instruments as in effect on the date hereof.

                       2.4.  Subsidiaries.  ESI owns all of the issued
                             ------------

             and outstanding shares of capital stock in Evanston Insur-

             ance Company, an Illinois corporation ("EIC"), and EIC owns all of the issued and outstanding shares of capital stock of

             Insurance Company of Evanston, an Illinois corporation

             ("ICE"), in each case free and clear of all liens, charges,

             pledges, security interests or other encumbrances, except

             for the pledge by ESI of shares of common stock of EIC to

             Harris Trust and Savings Bank, and all such capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable.  There are no Subsidiaries (as defined in

             Section 10.16) of SMCO other than ESI, EIC and ICE.

                       2.5.  Existence, Corporate Power and Qualifica-
                             -----------------------------------------

             tions of EIC and ICE.  EIC and ICE are corporations duly and
             --------------------

             validly existing and in good standing under the laws of the

             State of Illinois, and have the corporate power and authori-

             ty to own all of their respective properties and assets and to carry on their businesses as property and casualty insur-

             ance companies, operating on a non-admitted or admitted

             basis, as appropriate, as they are presently being

             conducted.  Each of EIC and ICE is duly qualified or

             licensed to do business and is in good standing in each

             jurisdiction where the character of the properties and

             assets it owns, operates or holds under lease or the nature of the business transacted by it in such jurisdiction so

             requires, except where the failure so to qualify would not have a material adverse effect on its business.  Each class of property or casualty insurance qualified to be issued by

             EIC or ICE is listed on Schedule 2.5.  The copies of the

             Articles of Incorporation and the Bylaws of EIC and ICE

             which have been delivered to Buyer are true and complete

             copies of such instruments as in effect on the date hereof.

                       2.6.  Capitalization.  The authorized capital
                             --------------

             stock of SMCO consists of 10,000 shares of common stock,

             $1.00 par value (the "SMCO Common Stock"), of which 1,000

             shares of SMCO Common Stock are duly authorized, validly

             issued and oustanding, fully paid and nonassessable.  The

             authorized capital stock of ESI consists of 2,000,000 shares of Common Stock, $5.00 par value (the "ESI Common Stock"),

             of which 751,229 shares of ESI Common Stock are duly autho-

             rized, validly issued, fully paid and nonassessable.  There are not outstanding any options, warrants or other commit-

             ments to issue any shares of capital stock of SMCO, ESI, EIC or ICE, or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from any of them, any shares of capital stock of SMCO, ESI,

             EIC or ICE, except as set forth in Section 6.2 of the Bylaws of ESI.  No shares of ESI Common Stock have any preemptive rights.  No person other than Seller presently has any pre-

             emptive rights under the provisions of SMCO's Articles of

             Incorporation, and Seller's preemptive rights shall cease to exist upon the transfer of the SMCO Shares pursuant to this

             Agreement.

                       2.7.  Ownership of Capital Stock.  Seller is the
                             --------------------------

             owner beneficially and of record of the SMCO Shares.  SMCO is the owner beneficially and of record of 391,925 ESI

             Shares.  Seller has good and marketable title to the SMCO

             Shares, and SMCO has good and marketable title to the ESI

             Shares owned by it, in each case with no contractual re-

             strictions on voting rights and with the other incidents of record and beneficial ownership incident thereto, except as set forth in Section 6.2 of the Bylaws of ESI.

                       2.8.  Authorization and Validity.  Seller has the
                             --------------------------

             corporate power and authority to execute and deliver this

             Agreement and the other agreements contemplated on its part hereby and to consummate the transactions contemplated on

             its part hereby; the execution and delivery hereof and

             thereof by Seller and the consummation by Seller of such

             transactions have been duly authorized by its Board of Di-

             rectors, no other corporate authorization being necessary;

             and this Agreement has been, and on the Closing Date each of such other agreements will be, duly executed and delivered by and this Agreement constitutes and each of such other

             agreements will constitute a valid and binding agreement of

             Seller.

                       2.9.  Affiliates and Ventures.  Except as de-
                             -----------------------

             scribed in Section 2.4 or as set forth on Schedule 2.9, none of SMCO, ESI, EIC or ICE is a general or limited partner of,

             or any party to any joint venture with, any other entity,

             nor does any of them, directly or indirectly, own any inter-

             est in any other corporation, partnership, joint venture or other business association or entity other than in the ordi-

             nary course of business.  Except as set forth on Sched-

             ule 2.9, Seller has no direct or indirect interest in any

             material property (other than any interests in any agree-

             ments listed on any Schedule attached hereto or otherwise

             disclosed herein) used by, or relating to, SMCO, ESI, EIC or

             ICE, except through the ownership of the SMCO Shares.

                       2.10.  Non-Contravention of Instruments.  The
                              --------------------------------

             execution and delivery of this Agreement and the other

             agreements contemplated on its part hereby by Seller do not and the consummation by Seller of the transactions contem-

             plated hereby and thereby, will not violate any provision of the Articles of Incorporation or Bylaws of Seller, SMCO,

             ESI, EIC or ICE, except for Section 6.2 of the Bylaws of

             ESI, and, except for transactions disclosed on Sched-

             ule 2.10, will not (a) violate, or result, with the passage
                                 -

             of time or the giving of notice or both, in a violation of,

             any provision of, or result in the acceleration of or enti-

             tle any party to accelerate any obligation under, or result in the creation or imposition of any claim, lien, pledge, security interest, restriction or other encumbrance upon any of the property of SMCO, ESI, EIC, ICE or, to the extent

             that such creation or imposition would prevent the consumma-

             tion of the transactions contemplated hereby, Seller pur-

             suant to any provision of, any material mortgage, lien,

             lease, agreement (except as set forth in Section 6.2 of the

             Bylaws of ESI), license or instrument to which SMCO, ESI,

             EIC, ICE or Seller is a party or to which any of them is

             subject, (b) constitute an event permitting termination of
                       -

             any mortgage, lien, lease, agreement, license or instrument to which SMCO, ESI, EIC or ICE is a party, and (c) violate
                                                             -

             any judgment, order, writ, injunction, decree, regulation or rule of any court or governmental authority applicable to

             SMCO, ESI, EIC, ICE or, to the extent that such violation

             would prevent the consummation of the transactions

             contemplated hereby, Seller or the assets of any of SMCO,

             ESI, EIC, ICE or, to the extent that such violation would

             prevent the consummation of the transactions contemplated

             hereby, Seller.

                       2.11.  Consents, Filings and Approvals.  Except
                              -------------------------------

             for filings and approvals listed on Schedule 2.11 and as set forth in Section 6.2 of the Bylaws of ESI, no consent, ap-

             proval, notification, authorization or order of, or declara-

             tion, filing or registration with, any governmental agency or third party of the character referred to in the second sentence of this Section 2.11, is required to be obtained or made by Alexander & Alexander Services Inc. ("A&A"), Seller,

             SMCO, ESI, EIC or ICE prior to the Closing in connection

             with the execution, delivery and performance of this Agree-

             ment or any other agreement contemplated hereby.  The pre-

             ceding sentence shall apply only where the consequences of failing to obtain or make any such consent, approval, noti-

             fication, authorization, order, declaration, filing or reg-

             istration would prevent consummation of any of the transac-

             tions contemplated by this Agreement or materially adversely affect SMCO, ESI, EIC or ICE.

                       2.12.  Financial Statements.  Each of (v) the
                              --------------------            -

             audited financial statements for SMCO for the two years

             ended December 31, 1986, (w) the audited consolidated finan-
                                       -

             cial statements for ESI and its Subsidiaries for the three years ended December 31, 1986, (x) the audited consolidated
                                             -

             financial statements for EIC and its Subsidiary for the

             three years ended December 31, 1986 and (y) the audited
                                                      -

             financial statements for ICE for the three years ended De-

             cember 31, 1986, all of which, except as set forth in Sched-

             ule 2.12, have been delivered to Buyer, (i) were prepared in
                                                      -

             accordance with generally accepted accounting principles

             applied on a consistent basis (except as noted therein) and

             (ii) fairly present the assets, liabilities and financial
              --

             position of the entities or consolidated entities included therein as at the respective dates thereof, and the results of their operations and changes in their financial position for the periods then ended, provided that this representa-
                                         --------

             tion shall not be deemed to be breached by reason of the

             development (or the state of facts giving rise to such de-

             velopment) of Reserves for Losses and Loss Adjustment Ex-

             penses (as defined in Section 11.1) and Reserves for Uncol-

             lectible Reinsurance (as defined in Section 11.1) after the respective dates of such financial statements for periods

             included therein.  The unaudited financial statements for

             SMCO for the six-month period ended June 30, 1987, which

             have been delivered to Buyer, were prepared from the books and records of SMCO and its Subsidiary accounted for on the equity method in conformity with generally accepted account-

             ing principles (except for any adjustments described therein and for the absence of footnotes therefrom) applied on a

             basis consistent with those applied in the audited financial statements of SMCO for the fiscal year ended December 31,

             1986 and fairly present the assets, liabilities and consoli-

             dated financial position of SMCO and its Subsidiary at such date and the results of operations for such period in accor-

             dance with such principles, subject to the aforementioned adjustments and to normal year-end audit adjustments made in accordance with generally accepted accounting principles and consistent with prior years' practice, provided that this
                                                    --------

             representation shall not be deemed to be breached by reason of the development (or the state of facts giving rise to

             such development) of Reserves for Losses and Loss Adjustment

             Expenses and Reserves for Uncollectible Reinsurance after

             June 30, 1987 for the periods included therein.  The unau-

             dited consolidated financial statements of ESI and the unau-

             dited unconsolidated financial statements of EIC and the

             unaudited financial statements of ICE, as of and for the

             six-month periods ended June 30, 1986 and 1987, which have been delivered to Buyer, were prepared in accordance with

             the books and records of ESI, EIC and ICE, respectively, in conformity with generally accepted accounting principles

             (except for any adjustments described therein and for the

             absence of footnotes therefrom) applied on a basis consis-

             tent with those applied in the audited financial statements for the year ended December 31, 1986, and fairly present the consolidated assets, liabilities and financial position of

             ESI and the assets, liabilities and financial position of

             EIC and ICE at such dates and the results of their opera-

             tions for such periods in accordance with such principles,

             subject to the aforementioned adjustments and to normal year-end audit adjustments made in accordance with generally accepted accounting principles and consistent with prior

             years' practice, provided that this representation shall not
                              --------

             be deemed to be breached by reason of the development (or

             the state of facts giving rise to such development) of

             Reserves for Losses and Loss Adjustment Expenses and

             Reserves for Uncollectible Reinsurance after their respec-

             tive dates for periods included therein.

                       2.13.  Absence of Certain Changes or Events.
                              ------------------------------------

             Except as contemplated by Section 4.1, there has not been

             since June 30, 1987:

                       (i)  except as set forth on Schedule 2.13, any

                  material adverse change in the business or assets of

                  SMCO, ESI, EIC and ICE, taken as a whole;

                      (ii)  any damage, destruction or other casualty

                  loss to the property of SMCO, ESI, EIC or ICE (whether

                  or not covered by insurance) materially adversely af-

                  fecting the business or assets of SMCO, ESI, EIC and

                  ICE, taken as a whole;

                     (iii)  any change in the accounting methods followed

                  by SMCO, ESI, EIC or ICE, except as stated in the

                  financial statements referred to in Section 2.12;

                      (iv)  any direct or indirect redemption, purchase

                  or other acquisition by SMCO, ESI, EIC or ICE of any shares of their capital stock or any acquisition or proposed acquisition of real property by any of them;

                       (v)  any split, combination or other similar

                  change in the outstanding shares of capital stock of

                  SMCO, ESI, EIC or ICE;

                      (vi)  except as set forth on Schedule 2.13, any

                  declaration, setting aside or payment of any dividend

                  or other distribution (whether in cash, capital stock

                  or property) by SMCO, ESI, EIC or ICE;

                     (vii)  any increase in any manner in the compensa-

                  tion of any of the employees of SMCO, ESI, EIC or ICE

                  except normal increases in accordance with established

                  prior practice; any payment or agreement to pay any

                  pension or retirement allowance not required by any

                  existing plan or agreement to any officer or employee;

                  or any amendment (except as required by law) to any

                  employee agreement or any incentive compensation, prof-

                  it sharing, stock purchase, stock option, stock appre-

                  ciation rights, savings, consulting, deferred compensa-

                  tion, retirement, pension or other "fringe benefit"

                  plan or arrangement with or for the benefit of any

                  officer, employee or other person;

                    (viii)  any sale or other transfer of the fixed or

                  capital assets of SMCO, ESI, EIC or ICE other than in

                  the ordinary course of business;

                      (ix)  except as set forth in Schedule 2.13, any

                  capital expenditures or commitments for capital expen-

                  ditures by SMCO, ESI, EIC or ICE other than in the

                  ordinary course of business;

                       (x)  except as set forth in Schedule 2.13, any

                  termination of any material agreement by, any waiver of

                  any rights or claims under material agreements by, or

                  any material gifts or material contracts or commitments

                  to make any gifts of the property of, SMCO, ESI, EIC or

                  ICE other than in the ordinary course of business; or

                      (xi)  any payment of liabilities by SMCO, ESI, EIC

                  or ICE other than current liabilities or liabilities

                  reflected in the audited consolidated financial state-

                  ments of SMCO and ESI as of December 31, 1986 or the

                  unaudited consolidated financial statements of SMCO and

                  ESI as of June 30, 1987.

                       2.14.  Accounts Receivable.  The accounts receiv-
                              -------------------

             able shown on the balance sheets of SMCO, ESI, EIC, and ICE at June 30, 1987, delivered to Buyer pursuant to Sec-

             tion 2.12 hereof, or acquired by them subsequent to June 30,

             1987, and prior to the date hereof, represent transactions made in the ordinary course of business.

                       2.15.  Undisclosed Liabilities.  Except as set
                              -----------------------

             forth on Schedule 2.15 or otherwise disclosed herein or in any other schedule hereto, none of SMCO, ESI, EIC or ICE

             (i) had, as of June 30, 1987, any debts, liabilities or
              -

             obligations, whether accrued, absolute, contingent or other-

             wise, and whether due or to become due, material in the

             aggregate to the financial condition of SMCO, ESI, EIC and

             ICE, taken as a whole, except as reflected in or provided

             for in their respective financial statements at June 30,

             1987 referred to in Section 2.12 hereof, provided that this
                                                      --------

             representation shall not be deemed to be breached by reason of the development (or the state of facts giving rise to

             such development) of Reserves for Losses and Loss Adjustment

             Expenses and Reserves for Uncollectible Reinsurance after

             such date for the periods prior thereto; (ii) has incurred
                                                       --

             any material debts, liabilities or obligations since

             June 30, 1987, other than in the normal course of business;

             or (iii) has, since June 30, 1987, conducted business other-
                 ---

             wise than in the normal course.

                       2.16.  Convention Statements.  Seller has fur-
                              ---------------------

             nished to Buyer Annual Convention Statements for each of the five years ended December 31, 1986 and the Quarterly Conven-tion Statements for the quarters ended March 31, 1987 and

             June 30, 1987 for EIC and ICE as filed with the Illinois

             Insurance Department.  The Annual and Quarterly Convention

             Statements present fairly the statutory financial condition of EIC and ICE as of their respective dates and the statuto-

             ry results of their operations for the periods then ended

             and were prepared in conformity with statutory accounting

             principles prescribed or permitted by the Illinois Insurance

             Department, provided that this representation shall not be
                         --------

             deemed to be breached by reason of the development (or the state of facts giving rise to such development) of Reserves for Losses and Loss Adjustment Expenses and Reserves for

             Uncollectible Reinsurance after the respective dates of such statements.

                       2.17.  Disputes and Litigation.  Except as de-
                              -----------------------

             scribed on Schedule 2.17, (i) there is no pending or, to the
                                        -

             knowledge of Seller, threatened, action, suit, proceeding or claim before any court, arbitrator or governmental authori-

             ty, or, to the knowledge of Seller, pending or threatened

             investigation or review by any governmental agency, against or affecting SMCO, ESI, EIC or ICE or any of their proper-

             ties or business, or any of their employee welfare benefit plans or employee pension benefit plans, which would have a material adverse effect on SMCO, ESI, EIC and ICE taken as a whole; (ii) there is no action, suit, proceeding or claim,
                     --

             investigation or review by any governmental agency, pending or, to the knowledge of Seller, threatened against Seller

             which would have a material adverse effect on Seller's abil-

             ity to perform its obligations hereunder; and (iii) there is
                                                            ---

             no outstanding order, judgment, writ, injunction or decree of any court, government or governmental authority or arbi-

             trator against SMCO, ESI, EIC or ICE or their assets or

             business.  This representation shall not be deemed to in-

             clude (x) any actions, suits, proceedings, claims, investi-
                    -

             gations or reviews or orders, judgments or writs against any person insured by EIC or ICE which may involve insurance

             provided by EIC or ICE, or (y) threatened actions, suits,
                                         -

             proceedings or claims against EIC or ICE in respect of in-

             surance policies issued by them in the ordinary course of

             business.

                       2.18.  Title to Properties.  Except as set forth
                              -------------------

             on Schedule 2.18, SMCO, ESI, EIC and ICE do not own any real property.  SMCO, ESI, EIC and ICE have good and marketable title to all material assets reflected on their respective balance sheets as at June 30, 1987, delivered to Buyer pur-

             suant to Section 2.12 hereof, or acquired after June 30,

             1987, other than any assets that have been sold or disposed of in the normal course of business, free and clear of all claims, liens, pledges, security interests, restrictions or encumbrances, except for those arising by operation of law.

                       2.19.  Investments.  Each of ESI, EIC and ICE has
                              -----------

             good and marketable title, free and clear of all liens,

             claims, charges, options or encumbrances, except for those arising by operation of law, to all of its investment assets reflected in its Quarterly Convention Statement for the

             quarter ended June 30, 1987 or acquired after June 30, 1987,

             other than investment assets that have been sold or disposed of in the normal course of business, except as set forth in

             Schedules 2.18 and 2.10.

                       2.20.  Governmental Licenses and Permits; Compli-
                              ------------------------------------------

             ance with Laws.  SMCO, ESI, EIC and ICE have all necessary
             --------------

             governmental licenses, permits and approvals legally re-

             quired and material to the conduct of their respective busi-

             nesses in each of the jurisdictions listed on Schedules 2.2,

             2.3 and 2.5.  Other than as listed on Schedule 2.20, such

             licenses, permits and approvals are in full force and effect and no proceeding is pending or, to the knowledge of Seller,

             threatened to suspend, revoke or limit any such license,

             permit or approval; and SMCO, ESI, EIC and ICE have complied in all material respects with all applicable material laws,

             regulations and restrictions relating to each of their busi-nesses, including the terms and conditions of such govern-

             mental licenses and permits.

                       2.21.  Leases.  None of SMCO, ESI, EIC and ICE
                              ------

             leases any real property, except for Shand Morahan Plaza.

             Each lease pursuant to which SMCO, ESI, EIC or ICE is a

             lessee of personal property having lease payments in excess of $25,000 per year is listed on Schedule 2.21.

                       2.22.  Condition of Tangible Assets.  All tangible
                              ----------------------------

             personal property owned by SMCO, ESI, EIC or ICE and materi-

             al to their businesses is in good repair and operating con-

             dition, normal wear and tear excepted, and reasonably suffi-

             cient for the operation of their respective businesses as

             presently conducted.

                       2.23.  Taxes.  Except as set forth on
                              -----

             Schedule 2.23:

                       (i)  SMCO, ESI, EIC and ICE have filed with all

                  appropriate governmental agencies all returns, forms,

                  notices, information returns and reports, and elections

                  (hereinafter collectively referred to as "Returns")

                  that are required to be filed by them on or prior to

                  the date hereof pursuant to any legislation, domestic

                  or foreign, federal, provincial, state or municipal

                  (hereinafter collectively referred to as "Legisla-

                  tion"), which levies a tax (including, without limita-tion, all income, franchise, property, gross receipts,

                  sales, use, employment, stamp, and other taxes), with-

                  holding tax, duty, levy or other charge (hereinafter

                  collectively referred to as "Taxes");

                      (ii)  Taking into account any carrybacks or carry-

                  forwards existing as of June 30, 1987, none of SMCO,

                  ESI, EIC or ICE will have any liability beyond current

                  and deferred Taxes reflected in the financial state-

                  ments as of June 30, 1987 referred to in Section 2.12

                  (hereinafter referred to as "Tax Reserves") for any

                  material Taxes (including withholding Taxes) with re-

                  spect to its income, assets or business prior to Ju-

                  ly 1, 1987 or any material assessments, reassessments,

                  orders or judgments in respect of any such Taxes (here-

                  inafter referred to as "Reassessments") or any material

                  interest or charges, penalties or fines imposed in

                  respect of any such Taxes (hereinafter referred to as

                  "Interest and Penalties");

                     (iii)  Upon the payment by SMCO of $1,681,955 owed

                  with respect to SMCO's share of the Federal income tax

                  liability of the consolidated group of A&A for 1986,

                  the payment by SMCO of $44,527 owed with respect to

                  SMCO's share of state tax liabilities of combined

                  groups of Seller and A&A for 1986, the payment by SMCO of $174,518 in respect of IRS adjustments for the years

                  1980 through 1982, the payment by SMCO of $13,123 with

                  respect to state income taxes resulting from IRS ad-

                  justments for the years 1979 through 1982, the payment

                  by SMCO of $24,952 with respect to IRS adjustments for

                  the years 1977 through 1979 (the Tax Reserves, before

                  reduction for the benefit of an operating loss expected

                  for the first six months of 1987, being more than the

                  aggregate of the preceding amounts), and SMCO's ful-

                  fillment of its obligations with respect to Federal

                  income tax and Illinois income and replacement tax

                  under Section 4.12, SMCO will not have any liability

                  with respect to the Taxes of any consolidated or com-

                  bined group of Seller or A&A of which SMCO is or was a

                  member;

                      (iv)  There are no actions, suits, proceedings,

                  investigations, claims or audits pending or, to Sell-

                  er's knowledge, threatened against, nor any discussions

                  by SMCO, ESI, EIC or ICE with the tax authorities of

                  any jurisdiction involving, SMCO, ESI, EIC or ICE which

                  may result in the imposition of additional Taxes, Reas-

                  sessments or Interest and Penalties, or the loss or

                  diminution of any benefit or advantage which may cause

                  additional Taxes, Reassessments or Interest and Penal-ties to become payable, which are not covered by the

                  Tax Reserves; and

                       (v)  The Federal income tax returns of the consol-

                  idated group of which SMCO is a member, ESI, EIC and

                  ICE for all tax periods listed on Schedule 2.23 are

                  closed by reason of final audit by the Internal Revenue

                  Service or expiration of the applicable period of limi-

                  tations.

                       2.24.  Labor Relations.  Except as set forth on
                              ---------------

             Schedule 2.24, (i) SMCO, ESI, EIC and ICE are in compliance
                             -

             with all Federal and state laws respecting employment and

             employment practices, terms and conditions of employment,

             wages and hours and non-discrimination in employment, and

             are not engaged in any unfair employment practice, in any

             case in which the violation thereof would have a material

             adverse effect on the business or assets of SMCO, ESI, EIC and ICE, taken as a whole; (ii) there is no charge pending
                                         --

             or, to Seller's knowledge, threatened before any court or

             agency alleging unlawful discrimination in employment prac-

             tices or any unfair labor practice by SMCO, ESI, EIC or ICE which would have a material adverse effect on the business or assets of SMCO, ESI, EIC and ICE, taken as a whole;

             (iii) there are no collective bargaining agreements binding
              ---

             on SMCO, ESI, EIC or ICE, and no collective bargaining agreement is currently being negotiated by any of them with any employee representative or labor organization; and (iv)
                                                                     --

             none of SMCO, ESI, EIC or ICE has experienced any material work stoppage or any other material labor difficulty during the three years immediately preceding the date hereof.

                       2.25.  Insurance Coverage.  None of SMCO, ESI, EIC
                              ------------------

             or ICE is in default with respect to any material provision of any material insurance policy issued for its benefit nor has SMCO, ESI, EIC or ICE failed to give any notice or pres-

             ent any material claim thereunder in due or timely fashion or as required by any of such insurance policies which would result in failure to recover any material amount in full

             under such policies.  Attached hereto as Schedule 2.25 is a true and complete list, showing company and type and amount of coverage, of, and all actual or potential claims for

             which notice has been given to the insurer under, all insur-

             ance policies for the benefit of SMCO, ESI, EIC and ICE or their respective employees which are carried by them or on their behalf by the Seller or any Affiliate of Seller.  The provisions of this Section 2.25 are not intended to cover

             treaties and agreements referred to in Section 2.31.

                       2.26.  Certain Contracts.  Except as listed on
                              -----------------

             Schedule 2.26 or on other Schedules attached hereto (includ-

             ing the benefit plans listed therein), (i) none of SMCO,
                                                     -

             ESI, EIC or ICE has any written or oral employment agreement providing either (x) a stated term of employment or (y) any
                               -                                  -

             material compensation in addition to salary which is in the nature of incentive compensation, profit sharing, stock

             option, stock appreciation rights, stock purchase, savings,

             deferred compensation, retirement, pension or other plans or other benefit arrangements or practices with or for the

             benefit of any officer, employee or any other person, or any consulting agreement or arrangement with any officer, em-

             ployee, former officer, former employee or holder of options to purchase capital stock of any of them, provided that this
                                                       --------

             representation shall not be deemed to cover any implicit

             undertaking or obligations with respect to persons that

             SMCO, ESI, EIC or ICE deems to be terminable at will;

             (ii) no officer or director of SMCO, ESI, EIC or ICE has any
              --

             other material agreement with any of them or any material

             interest in any real, personal or intellectual property used in or pertaining to their businesses; (iii) none of SMCO,
                                                    ---

             ESI, EIC or ICE is a party to any enforceable agreement

             (whether or not in writing) providing for severance or ter-

             mination payments or payments in connection with any change in control of any of them; and (iv) none of SMCO, ESI, EIC
                                             --

             or ICE is subject to any agreement (other than insurance

             producer agreements written pursuant to the Management

             Agreement, dated April 1, 1985, between EIC and Corrie

             Bauckham Batts Strickland Ltd., insurance policies or rein-

             surance treaties, in each case issued in the normal course of business) which provides for or creates a contingent

             obligation to make aggregate future payments in excess of

             $500,000.  All material mortgages, liens, leases, agree-

             ments, licenses or instruments to which SMCO, ESI, EIC or

             ICE is a party or by which any of its assets are bound or

             affected are in full force and effect and are binding obli-

             gations of SMCO, ESI, EIC and ICE, as the case may be, and no event or condition exists, or is alleged by any of the

             other parties thereto to exist, which constitutes, or with the lapse of time or giving of notice or both would consti-

             tute, on the part of SMCO, ESI, EIC or ICE, a default or a basis for acceleration of any obligation thereunder or in

             respect thereof.  Schedule 2.26 contains a list of all

             agreements presently in existence between A&A or any of

             A&A's Subsidiaries, on the one hand, and any of SMCO, ESI,

             EIC or ICE, on the other, not listed on any other Schedule hereto.

                       2.27.  Employee Benefit Plans.
                              ----------------------

                       (a)  ERISA.  SMCO, ESI, EIC and ICE have complied
                            -----

             with the provisions of ERISA (as defined in Section 10.16),

             and each applicable regulation thereunder in administering the employee welfare benefit plans (the "Welfare Plans") and employee pension benefit plans (the "Pension Plans"), as

             defined in Sections 3(1) and 3(2) of ERISA, covering their employees from time to time (together, the "Employee Benefit

             Plans").  The Employee Benefit Plans listed on Schedule 2.27 are the only Employee Benefit Plans maintained by SMCO, ESI,

             EIC or ICE or to which any of them is now contributing or

             has contributed that are subject, or have been subject, to any provision of ERISA or any such regulation.

                       (b)  Qualification of Pension Plans; Compliance
                            ------------------------------------------

             with Law.  The Pension Plans intended to qualify under Sec-
             --------

             tion 401 of the Code (as defined in Section 10.16) have been determined to be qualified under such Section, and no action or proceeding has been initiated or is threatened which

             would affect the qualification of any such Pension Plan.  No prohibited transactions, as defined in Section 4975 of the

             Code, have occurred in connection with any Pension Plan.

             None of the Pension Plans which is a defined benefit pension plan has incurred an accumulated funding deficiency, as

             defined in Section 412 of the Code, whether or not waived,

             since the effective date of Section 412.  Since the effec-

             tive date of ERISA, no Pension Plan, subject to Title IV of

             ERISA, nor any pension plan subject to Title IV of ERISA

             sponsored by any member of the controlled group of corpora-tions of which any of SMCO, ESI, EIC and ICE is a member

             (within the meaning of Section 414(b) or (c) of the Code),

             has been completely or partially terminated, nor has there been any reportable event as to which the 30-day notice

             requirement has not been waived, as defined in Sec-

             tion 4043(b) of ERISA and the regulations thereunder, with respect to any Pension Plan.

                       (c)  Multiemployer Plans.  None of SMCO, ESI, EIC
                            -------------------

             and ICE is a party to any employee Multiemployer Plan (as

             defined in Section 10.16).

                       2.28.  Environmental Protection.  SMCO, ESI, EIC
                              ------------------------

             and ICE have obtained all material permits, licenses and

             other authorizations which are required under federal, state and local laws relating to public health and safety, worker health and safety and pollution or protection of the envi-

             ronment, are in compliance with all material terms and con-

             ditions of such required permits, licenses and authoriza-

             tions, and are also in compliance with all other material

             limitations, restrictions, conditions, standards, prohibi-

             tions, requirements, obligations, schedules and timetables contained in any federal, state or local law or any regula-

             tion, code, plan, order, decree or judgment relating to

             public health and safety, worker health and safety and pol-

             lution or protection of the environment.

                       2.29.  Insurance Business.  All material policies
                              ------------------

             of insurance issued by EIC or ICE and in force on the date hereof are, to the extent required by applicable law, on

             forms approved by applicable insurance regulatory authori-

             ties or which have been filed with and not objected to by

             such authorities within the period provided for such objec-

             tion.  Any premium rates required to be filed with or

             approved by insurance regulatory authorities have been so

             filed or approved and the premiums charged conform thereto.

                       2.30.  Regulatory Filings.  Except as set forth in
                              ------------------

             Schedule 2.30, Seller has made available to Buyer all mate-

             rial registrations, filings or submissions (other than poli-

             cy filings or rate filings) made by or on behalf of EIC or

             ICE with or to any insurance regulatory authority and all

             reports of examination issued by any insurance regulatory

             authority.  EIC and ICE have filed all reports, statements,

             documents, registrations, filings or submissions required to be filed with any governmental or regulatory body, except

             those, if any, with respect to which the failure to file

             individually or in the aggregate does not materially ad-

             versely affect their respective licenses or authority as

             property and casualty insurance companies operating on a

             non-admitted or admitted basis, as appropriate, in any ju-

             risdiction or does not otherwise have a material adverse effect on either of them. Except as shown on Schedule 2.30,

             all such registrations, filings and submissions were in

             material compliance with applicable law when filed, and no material deficiencies have been asserted with respect there-

             to.

                       2.31.  Reinsurance, Coinsurance and Underwriting
                              -----------------------------------------

             Management.  (a)  Schedule 2.31 contains a list of all mate-
             ----------

             rial treaty reinsurers of EIC or ICE entering into treaties during calendar year 1987 that are effective for such year.

             All treaties with such reinsurers for calendar year 1987 are in full force and effect (subject to any termination notices that may have been given that would become effective as of

             December 31, 1987).  Except as shown on Schedule 2.31, nei-

             ther EIC or ICE nor, to the knowledge of Seller, EIC or ICE,

             any other party thereto, is in default as to any material

             provision of any material reinsurance treaty.

                       (b)  Schedule 2.31 contains a list of all material

             agreements to which SMCO, ESI, EIC or ICE is a party pur-

             suant to which SMCO, ESI, EIC or ICE serves as managing

             general agent or underwriting manager and continues to be

             authorized or obligated to provide any services.  Except as set forth on Schedule 2.31, all such agreements are in full force and effect and Seller has not received notice from any other party to any such agreement that such party intends to terminate or does not intend to renew such agreement. Nei-

             ther SMCO nor, to the knowledge of Seller, any other party thereto, is in default as to any material provision thereof,

             and, except as set forth in Schedule 2.31, no such agreement contains any provision to the effect that the other party

             thereto may terminate the agreement by reason of the trans-

             actions contemplated by this Agreement.

                       2.32.  Agents.  Each of the material contracts
                              ------

             between EIC or ICE and their respective agents and brokers authorizing such agents or brokers to execute insurance

             policies on behalf of EIC or ICE is listed on Schedule 2.32.

             The termination provisions of such agreements are summarized in Schedule 2.32.

                       2.33.  Intangible Property and Computer Software.
                              -----------------------------------------

             SMCO, ESI, EIC and ICE have and own, or have the right to

             use, all trademarks, service marks, trade names, business

             names, copyrights, formulas, inventions, trade secrets,

             know-how and computer software material to and used in their businesses including, but not limited to, the items listed on Schedule 2.33 (the "Intellectual Property").  There are

             no claims or proceedings pending or, to Seller's knowledge,

             threatened against SMCO, ESI, EIC or ICE asserting that its use of any Intellectual Property infringes the rights of any other person. None of Seller, SMCO, ESI, EIC or ICE has licensed or otherwise assigned any material Intellectual

             Property to any third party.

                       2.34.  No Brokers.  Neither Seller nor any of its
                              ----------

             Affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders'

             fees in connection with the transactions contemplated here-

             by, except for Smith, Barney, Harris Upham & Co. Inc., and

             Seller agrees to hold Buyer and SMCO and its Subsidiaries

             harmless from any claim relating to any such fee or compen-

             sation.

                       2.35.  Tax Allocation Agreement.  Set forth in Ex-
                              ------------------------

             hibit A hereto is the form of agreement (the "Tax Allocation

             Agreement") which will define the manner in which tax lia-

             bilities and related tax items of any consolidated or com-

             bined group of Seller or A&A will be treated and allocated for any period beginning after December 31, 1986 in which

             SMCO is a member of any such group.

                       2.36.  A&A as Guarantor.  A&A is a corporation
                              ----------------

             duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate

             power and authority to execute and deliver the guarantee in the form attached hereto as Exhibit E (the "A&A Guarantee").

             At the Closing Date, the execution and delivery of the A&A

             Guarantee shall have been duly authorized by the Board of

             Directors of A&A, no other corporate authorization being

             necessary on its part, and the A&A Guarantee shall have been duly executed and delivered by and constitute a valid and

             binding agreement of A&A.  The execution and delivery of the

             A&A Guarantee by A&A does not violate any provision of the

             Articles of Incorporation or Bylaws of A&A.

                       2.37.  Safe Harbor Leases.  Except for possible
                              ------------------

             minor discrepancies that in the aggregate would result in no more than $150,000 of net additional taxable income, Sched-

             ule 2.37 reflects the Federal taxable income that will be

             generated each year beginning after June 30, 1987 by the

             safe harbor leases under which SMCO is the tax lessor, ex-

             cept for any dispositions of assets or other termination

             events under such leases (hereinafter referred to as "Loss

             Events").

                       2.38.  Full Disclosure.  No statement contained in
                              ---------------

             this Article II, together with the documents, certificates and other writings furnished or to be furnished by Seller to

             Buyer pursuant to the provisions of this Agreement, contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, to make such statement not misleading.

                                     ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF BUYER

                       Buyer represents and warrants to Seller the

             following:

                       3.1.  Organization and Existence of Buyer.  Buyer
                             -----------------------------------

             is a corporation duly organized, validly existing and in

             good standing under the laws of the State of Illinois.

                       3.2.  Authorization and Validity.  Buyer has the
                             --------------------------

             corporate power and authority to execute and deliver this

             Agreement and the other agreements contemplated on its part hereby and to consummate the transactions contemplated on

             its part hereby and thereby; the execution and delivery

             hereof and thereof by Buyer and the consummation by Buyer of such transactions have been duly authorized by its Board of

             Directors, no other corporate authorization being necessary;

             and this Agreement has been, and on the Closing Date each of such other agreements will be, duly executed and delivered by and this Agreement constitutes and each of such other

             agreements will constitute a valid and binding agreement of

             Buyer.

                       3.3.  Non-Contravention of Instruments.  The exe-
                             --------------------------------

             cution and delivery of this Agreement and the other agree-

             ments contemplated on its part hereby by Buyer and the con-

             summation by Buyer of the transactions contemplated hereby and thereby will not violate any provision of the Articles of Incorporation or Bylaws of Buyer, and will not violate or result, with the passage of time or the giving of notice or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate any obli-

             gation under, or result in the creation or imposition of any lien, charge, pledge, security interest, restriction or

             other encumbrance (except as contemplated hereby or thereby)

             upon any of the property of Buyer pursuant to any provision of any material mortgage, lien, lease, agreement, license or instrument to which Buyer is a party or to which it is sub-

             ject, and will not constitute an event permitting termina-

             tion of any mortgage, lien, lease, agreement, license or

             instrument to which Buyer is a party and will not violate

             any judgment, order, writ, injunction, decree, regulation or rule of any court or governmental authority applicable to

             Buyer or its assets.

                       3.4.  Consents, Filings and Approvals.  Except for
                             -------------------------------

             filings and approvals listed on Schedule 2.11 or 3.4, no

             consent, approval, notification, authorization or order of,

             or declaration, filing or registration with, any governmen-

             tal agency or third party of the character referred to in

             the second sentence of this Section 3.4 is required to be

             obtained or made by Buyer or any Affiliate of Buyer in con-

             nection with the execution, delivery and performance of this

             Agreement or any other agreement contemplated hereby.  The preceding sentence shall apply only where the consequences of failing to obtain or make any such consent, approval,

             notification, authorization, order, declaration, filing or registration would prevent consummation of any of the trans-

             actions contemplated by this Agreement or materially ad-

             versely affect Buyer.

                       3.5.  No Brokers.  Neither Buyer nor any of its
                             ----------

             Affiliates has employed any brokers or finders or incurred any liability for any brokerage fees, commissions, finders'

             fees or financial advisory fees in connection with the tran-

             sactions contemplated hereby and Buyer agrees to hold Seller harmless from any claim relating to any such fee or compen-

             sation.

                       3.6.  Purchase for Investment.  Buyer is purchas-
                             -----------------------

             ing the SMCO Shares hereunder, and the shares of stock ac-

             quired under the ESI Share Purchase Agreements, for its own account for investment and not with a view to the distribu-

             tion thereof or with any present intention of distributing or selling any thereof.

                       3.7.  Qualification.  Buyer is duly qualified to
                             -------------

             do business and is in good standing in each jurisdiction

             where the character of the properties and assets it owns,

             operates or holds under lease or the nature of the business transacted by it in such jurisdiction so requires, except where the failure so to qualify would not have a material

             adverse effect on its business.

                       3.8.  Subsidiaries.  Buyer has no Subsidiaries.
                             ------------

                       3.9.  Capitalization.  All shares of authorized
                             --------------

             capital stock of Buyer now outstanding are, and all shares of authorized capital stock of Buyer outstanding at the

             Closing will be, duly authorized, validly issued and out-

             standing, fully paid and nonassessable.  The legal and bene-

             ficial owners of the common stock of Buyer and the number of shares of common stock that each such owner owns on the date hereof are set forth on Schedule 3.9, and, at the Closing

             Date, Buyer will deliver an updated Schedule 3.9 showing

             such owners as of such date.

                       3.10.  Indebtedness, etc.  Buyer has no liabili-
                              -----------------

             ties or indebtedness and has not entered into any transac-

             tions other than transactions in connection with its forma-

             tion and capitalization and other than transactions contem-

             plated by or incidental to the performance of this Agreement and the other instruments provided for herein to which it is or is to be party.  There has been no change in the finan-

             cial condition of Buyer since the date of its incorporation,

             other than changes in the ordinary course of business which have not been, in any case or in the aggregate, materially adverse, and since such date neither the condition, business or prospects of Buyer nor any of its properties or assets

             have been materially adversely affected as a result of any occurrence whatever, whether or not insured against except for the transactions contemplated by this Agreement.

                       3.11.  Disputes and Litigation.  There is no pend-
                              -----------------------

             ing or, to Buyer's knowledge, threatened action, suit, pro-

             ceeding or claim before any court, arbitrator or governmen-

             tal authority, or, to Buyer's knowledge, pending or threat-

             ened investigation or review by any governmental agency,

             against or affecting Buyer or properties or business which would have a material adverse effect on it or on its ability to perform its obligations hereunder or under the other

             agreements to be entered into pursuant hereto, and there is no outstanding order, judgment, writ, injunction or decree of any court, government of governmental authority or arbi-

             trator against it or its assets or business.

                       3.12.  Governmental Licenses and Permits; Compli-
                              ------------------------------------------

             ance with Laws.  Buyer has all necessary governmental li-
             --------------

             censes, permits and approvals legally required and material to the conduct of its business.  Such licenses, permits and approvals are in full force and effect and no proceeding is pending or, to the knowledge of Buyer, threatened to sus-

             pend, revoke or limit any such license, permit or approval;

             and Buyer has complied in all material respects with all

             applicable material laws, regulations and restrictions re-

             lating to its business, including the terms and conditions of such governmental licenses and permits.

                       3.13.  Taxes.  All tax returns and reports of
                              -----

             Buyer required by law to be filed have been duly filed, and all material taxes, assessments and other governmental

             charges required to be paid in connection therewith have

             been duly paid in full.  No Federal, state or other income tax has been assessed against Buyer up to the date hereof.

                       3.14.  Buyer Guarantors.  Each of Fairfax and
                              ----------------

             Markel (together, the "Buyer Guarantors") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the

             corporate power and authority to execute and deliver the

             guarantee in the form attached hereto as Exhibit I (the

             "Non-Contingent Buyer Guarantee"), the Overall Buyer Guar-

             antee and the guarantee in the form attached hereto as Ex-

             hibit M (the "Kansa Buyer Guarantee").  At the Closing Date,

             the execution and delivery of the Non-Contingent Buyer Guar-

             antee and the Kansa Buyer Guarantee, if required pursuant to

             Section 4.14, shall have been duly authorized by the Board of Directors of each of the Buyer Guarantors, no other cor-

             porate authorization being necessary on the part of either, and such guarantee or guarantees shall have been duly exe-

             cuted and delivered by and constitute a valid and binding

             agreement or valid and binding agreements of each of the

             Buyer Guarantors.  The execution and delivery of the Non-

             Contingent Buyer Guarantee, the Kansa Buyer Guarantee and

             the Overall Buyer Guarantee by the Buyer Guarantors do not

             violate any provision of the Articles of Incorporation or

             Bylaws of either Buyer Guarantor.

                       3.15.  Full Disclosure.  No statement contained in
                              ---------------

             this Article III, together with the documents, certificates and other writings furnished or to be furnished by Buyer to

             Seller pursuant to the provisions of this Agreement, con-

             tains or shall contain any untrue statement of a material

             fact or omits or shall omit to state any material fact nec-

             essary, in the light of the circumstances under which it was made, to make such statement not misleading.


                                      ARTICLE IV
                                ADDITIONAL AGREEMENTS

                       4.1.  Conduct of Business.  From the date hereof
                             -------------------

             through the Closing Date, Seller shall cause SMCO, ESI, EIC and ICE to conduct their operations according to the normal course of business and shall use its best efforts (but with-

             out material expense to Seller) to cause SMCO, ESI, EIC and

             ICE to preserve intact in all material respects their re-spective business organizations and their licenses to carry on their respective businesses in the jurisdictions listed on Schedules 2.2, 2.3 and 2.5, keep available the services of their respective officers and employees material to their respective businesses and maintain satisfactory relation-

             ships with brokers, insurance companies, reinsurers, custom-

             ers and others having business relationships with them and that are material to their business taken as a whole.  Sell-

             er and Buyer shall confer on a regular and frequent basis to discuss operational matters of a material nature and to

             discuss the general status of ongoing operations.  Seller

             shall promptly notify Buyer of any unexpected emergency or other material adverse change in the normal course of busi-

             ness or in the operations of the businesses of SMCO, ESI,

             EIC or ICE, of any investigation or review of SMCO, ESI, EIC or ICE, pending or threatened, of which it learns, by any

             governmental entity that would have a material adverse ef-

             fect on their business or assets taken as a whole, and of

             any material budget revisions submitted to the Board of

             Directors of Seller, SMCO, ESI, EIC or ICE involving any

             business, asset or property of SMCO, ESI, ECI or ICE.  Sell-

             er shall keep Buyer fully informed of developments with

             respect to such events and permit Buyer's representatives

             access to all materials prepared in connection therewith.

                       4.2.  Forbearance.  Except as contemplated by this
                             -----------

             Agreement, Seller will not permit any of SMCO, ESI, EIC or

             ICE, after the date hereof prior to the Closing Date, with-

             out the prior written consent of Buyer to:

                       (i)  issue additional capital stock;

                      (ii)  declare or pay any dividend or distribution,

                  except for dividends declared by EIC and ICE in accor-

                  dance with customary practice;

                     (iii)  issue stock options or any stock appreciation

                  rights;

                      (iv)  sell any material assets other than in the

                  normal course of business;

                       (v)  issue or incur additional funded debt;

                      (vi)  assume, guarantee, endorse or otherwise be-

                  come responsible for the obligations of any other indi-

                  vidual, firm or corporation, or make any loans or ad-

                  vances to any individual, firm or corporation, except

                  in the normal course of business;

                     (vii)  mortgage, pledge or otherwise encumber any of

                  its properties or assets, except in the ordinary course

                  of business;

                    (viii)  make any investment in third parties or

                  assets of a capital nature either by purchasing stock,

                  securities or assets, contributing to capital, trans-ferring property or otherwise making an investment,

                  except in the normal course of business;

                      (ix)  except with respect to matters set forth in

                  Schedule 2.13, make any commitments for capital expen-

                  ditures other than in the normal course of business;

                       (x)  increase in any manner the compensation of

                  any of its officers or employees; pay or agree to pay

                  any pension or retirement allowance not required by any

                  existing plan or agreement to any officer or employee;

                  or enter into or amend any employment agreement or any

                  incentive compensation, profit sharing, stock purchase,

                  stock option, stock appreciation rights, savings, con-

                  sulting, deferred compensation, retirement, pension or

                  other "fringe benefit" plan or arrangment with or for

                  the benefit of any officer, employee or other person;

                  excepting, however, with respect to all of this para-

                  graph (x), increases in compensation, benefits or other

                  commitments, transactions or agreements in the ordinary

                  course of business consistent with past practices;

                      (xi)  agree that any insurance policy naming it as

                  a beneficiary or a loss payee may be cancelled or ter-

                  minated or allow any of the coverage thereunder to

                  lapse unless simultaneously with such termination,

                  cancellation or lapse notice is given to Buyer and replacement policies providing substantially the same coverage are obtained (it being understood, however,

                  that all insurance policies of which Seller or A&A and

                  any of SMCO, ESI, EIC or ICE are jointly named as bene-

                  ficiaries or loss payees shall be terminated on the

                  Closing Date);

                     (xii)  amend its Articles of Incorporation or By-

                  laws;

                    (xiii)  enter into any agreements other than those

                  made in the ordinary course of business; or

                     (xiv)  enter into any agreement to do any of the

                  things described in clauses (i) through (xiii) above.

                       4.3.  Investigation of Business and Properties.
                             ----------------------------------------

             Buyer may make or cause to be made such investigation of the business and properties of SMCO, ESI EIC and ICE and of

             their financial and legal condition as may be reasonable to familiarize Buyer therewith, provided that such investiga-
                                          --------

             tion shall not unreasonably interfere with their normal

             operations.  Seller agrees to cause SMCO, ESI EIC and ICE to permit Buyer and its accountants, counsel and other repre-

             sentatives to have reasonable access to their premises,

             books and records during normal business hours.  Seller

             shall make arrangements with SMCO, ESI, EIC and ICE and

             their officers to furnish Buyer with such financial and operating data and other information with respect to their business and properties as Buyer shall from time to time

             reasonably request in accordance with this Section.  If for any reason the transactions contemplated by this Agreement fail to close, Buyer shall maintain, and shall cause its

             agents and representatives to maintain, in confidence all

             non-public information received or learned by it (other than any such information or documents properly obtained by Buyer from a source other than SMCO, ESI, EIC or ICE or that is

             readily ascertainable from public or published information)

             and shall return to them all written materials in its and

             its agents' and representatives' possession received from

             them, and all copies thereof.

                       4.4.  Investigation of Financial Statements.
                             -------------------------------------

             Seller shall make arrangements with SMCO, ESI, EIC and ICE to give, and shall instruct Deloitte Haskins & Sells and

             Arthur Andersen & Co., its independent certified public

             accountants, to give such reasonable assistance and coopera-

             tion to Peat, Marwick, Main & Co., the independent certified public accountants of Buyer, and to employees or representa-

             tives of Buyer as they may reasonably request in connection with their review of the financial statements of SMCO, ESI,

             EIC and ICE.  Such review shall include the right to examine any notes and work papers related thereto.

                       4.5.  Agreement to Consummate.  Subject to the
                             -----------------------

             terms and conditions herein provided, each of the parties

             agrees to use its reasonable efforts to do all things rea-

             sonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by

             this Agreement, including, but not limited to, the obtaining of all consents, authorizations, orders and approvals of any governmental commission, board or other regulatory body

             required in connection therewith.  Notwithstanding the fore-

             going, it is understood that neither Seller or Buyer, nor

             any of their respective affiliates, shall be required to

             incur any costs or to assume any obligations or liabilities in connection with carrying out this Section 4.5 other than immaterial costs, obligations and liabilities.  At any time after the Closing Date, if any further action is necessary,

             proper or advisable to carry out the purposes of this Agree-

             ment, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause to be taken, such

             action.

                       4.6.  Regulatory Matters.  Seller and Buyer will
                             ------------------

             cooperate in the preparation of documentation and filings

             and the obtaining of permits, consents, approvals and autho-

             rizations of third parties and governmental bodies (includ-ing, without limitation, applicable insurance regulatory authorities) necessary to consummate the transactions con-

             templated by this Agreement.  Each party shall be primarily responsible for accomplishing all such matters applicable to it but shall take all such further action in regard to mat-

             ters applicable to the other party as the other party shall reasonably request.

                       4.7.  Use of Names.  After the Closing Date, A&A
                             ------------

             and its Subsidiaries will have no right to use the names or trade names of SMCO, ESI, EIC and ICE, and the trade names

             ALTIS and SLIM, in any form in the conduct of any business.

                       4.8.  Covenant Not to Compete.  Except as other-
                             -----------------------

             wise provided in this Section 4.8, for a period of three

             years from the date hereof, neither Seller nor any corpora-

             tion or other entity affiliated with Seller, except for

             Sphere Drake Insurance Group Public Limited Company and its

             Subsidiaries operating substantially as they do today, shall directly or indirectly, either individually or in partner-

             ship or in conjunction with any other person or entity,

             engage in business within the United States as an underwrit-

             er accepting third party risks for its own account with

             respect to the lines of insurance listed on Schedule 4.8.

             In no event shall any of the prohibitions in this Sec-

             tion 4.8 apply to rent-a-captive or limited risk insurance and reinsurance arrangements. Seller further acknowledges and agrees that Buyer's remedy at law for any breach of the covenants contained in this Section will be inadequate and that Buyer, its successors and assigns, shall be entitled to injunctive relief for any breach or any violation hereof.

             The period, geographical area and scope of the restrictions on Seller's activities under this Section 4.8 are divisible so that if any of the provisions hereof is invalid, that

             provision shall be automatically modified to the extent

             necessary to make it valid.  It is understood that the fore-

             going covenants shall not prohibit Seller from carrying on its business as and to the extent currently conducted by it and its Subsidiaries (other than SMCO, ESI, EIC or ICE) with respect to the brokering and underwriting of architects and engineers professional liability and products liability

             insurance.

                       4.9.  Cooperation of Parties.  Subject to the
                             ----------------------

             provisions of the Tax Allocation Agreement, Seller and Buyer agree that in connection with any claims or proceedings

             (including tax proceedings) arising out of events occurring prior to the Closing Date which involve or affect both Sell-

             er or any of its affiliates and any of SMCO or its Subsid-

             iaries (regardless of whether such claim or proceeding is

             covered by insurance or by the indemnity provided in Arti-cle VIII) each party will, to the extent reasonably practicable, cooperate and work with the other in the

             handling or resolution of such claims or proceedings so as to avoid, to the extent reasonably feasible, any damage to the relationship of such companies or their affiliates with any brokers, customers or regulatory agencies or tax

             authorities, provided that neither party shall be required
                          --------

             to incur other than immaterial costs or expenses in

             connection with such cooperation and work.

                       4.10.  EPIC Program.  Seller and SMCO are present-
                              ------------

             ly involved in attempting to establish a risk retention

             group known as the Environmental Protection Insurance Compa-

             ny ("EPIC").  In the event EPIC is formed but only one of

             A&A or any of A&A's Subsidiaries, on the one hand, or SMCO or any of SMCO's Subsidiaries, on the other hand, shall be retained as manager and underwriting manager, respectively,

             the party that is retained shall reimburse the party that is not retained for all documented and otherwise unreimbursed out-of-pocket expenses incurred in the formation of EPIC.

             Such reimbursement shall be limited to the lesser of

             $300,000 or one-third of the revenues earned from EPIC ex-

             clusive of expense reimbursement and shall be paid, promptly upon receipt thereof, from revenues received by the retained party from EPIC exclusive of expense reimbursement at the rate of $1.00 out of each $3.00 so received.

                       4.11.  Safe-Harbor Leases.  If any payment is
                              ------------------

             received by SMCO from any tax lessee under any safe-harbor lease referred to in Section 2.37 under which SMCO is the

             tax lessor, SMCO will pay to Seller any portion thereof that is paid with respect to any Loss Event (under such safe

             harbor lease) which occurred before July 1, 1987.  SMCO

             shall be responsible for all Taxes attributable to Loss

             Events occurring after June 30, 1987, and for loss of depre-

             ciation deductions by Seller during the first half of 1987 as a result of any Loss Event occurring after June 30, 1987 and prior to the Closing Date.  Seller shall be responsible for all Taxes attributable to Loss Events occurring before

             July 1, 1987.  In the event SMCO as the result of any Loss

             Event occurring prior to July 1, 1987 shall have less tax-

             able income from such safe harbor leases after June 30, 1987 than was reflected in Schedule 2.37, SMCO shall pay to Sell-

             er an amount equal to any resulting tax savings realized by

             SMCO promptly after the realization thereof.  In the event any Loss Event occurs after June 30, 1987, Seller, subject to the provisions of Section 8.4(c)(ii) hereof, shall indem-

             nify and hold harmless SMCO against any failure of the tax lessee under the applicable safe harbor lease to pay any amount due as a consequence of such Loss Event, provided

             SMCO shall promptly (after SMCO has knowledge of such Loss

             Event) notify Seller of any such failure and, if requested by Seller, shall (subject to Seller's payment of reasonable fees of counsel and reasonable out-of-pocket expenses) first pursue such tax lessee and exhaust its remedies against such tax lessee.

                       4.12.  Tax Allocation Agreement.  The parties to
                              ------------------------

             the Tax Allocation Agreement will promptly pay all amounts determined to be due in accordance with the provisions of

             the Tax Allocation Agreement, and after the Closing Date

             Buyer will cause SMCO to comply with the terms of the Tax

             Allocation Agreement.

                       4.13.  Timing Differences.  In the event SMCO or
                              ------------------

             A&A's affiliated group, as the case may be, in any taxable year after SMCO ceases to be a member of Seller's or A&A's affiliated group for the purpose of filing federal income

             tax or Illinois combined income and replacement tax returns shall realize any tax savings as a result of any audit ad-

             justment relating to SMCO increasing or reducing deductions or increasing or reducing income reported on a consolidated or combined basis for the taxable years 1983 through 1986,

             SMCO shall pay to A&A, or A&A shall pay to SMCO, as the case may be, an amount equal to such tax savings promptly after the realization thereof. A&A shall notify SMCO of any tax savings payable by A&A to SMCO pursuant to this Section

             promptly after A&A's realization of such savings.  All

             payments shall be made promptly after notification by A&A to

             SMCO.  No payment shall be required under this Section 4.13 unless and until the aggregate net amount of such increased or decreased deductions and/or increased or decreased income exceeds $250,000.

                       4.14.  Buyer Guarantees.  Subject to the fulfill-
                              ----------------

             ment of the conditions set forth in Article V, Buyer shall cause the Buyer Guarantors to execute and deliver to Seller,

             on the Closing Date, the Non-Contingent Buyer Guarantee and

             the Kansa Buyer Guarantee, unless Kansa, on or before the

             Closing Date, shall have sold and delivered to Buyer the ESI

             Shares owned by it, in which case Buyer shall cause the

             Buyer Guarantors to execute and deliver only the Non-Contin-

             gent Buyer Guarantee to Seller on the Closing Date.

                       4.15.  Shand Morahan Plaza.  Subject to the condi-
                              -------------------

             tions set forth in Article VI, Seller shall, and shall cause its affiliates which are parties thereto to, and, subject to the conditions set forth in Article V, Buyer shall, and

             shall cause its Affiliates which are parties thereto to,

             execute and deliver the agreement referred to in Sec-

             tions 5.3 and 6.7 hereof.

                       4.16.  Pledge Agreement.  Subject to the fulfill-
                              ----------------

             ment of the conditions set forth in Article V, Buyer will

             execute and deliver at the Closing the Pledge Agreement

             referred to in Section 6.9 and will perform its obligations thereunder required to be performed at the Closing.


                                      ARTICLE V
                          CONDITIONS TO BUYER'S OBLIGATIONS

                       Buyer's obligation to purchase and pay for the

             SMCO Shares shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the

             Closing.

                       5.1.  Representations and Warranties.  The repre-
                             ------------------------------

             sentations and warranties of Seller contained in this Agree-

             ment shall be true and correct in all material respects as of the date when made and, except for changes expressly

             contemplated by this Agreement, on and as of the Closing

             Date as though such representations and warranties had been made on and as of the Closing Date, and Seller shall have

             delivered to Buyer a certificate, signed by the President or a Vice-President of Seller and dated the Closing Date, to

             the foregoing effect.

                       5.2.  Performance of this Agreement.  Seller,
                             -----------------------------

             SMCO, ESI, EIC and ICE shall have performed and complied in all material respects with all covenants, conditions and agreements required by this Agreement to be performed or complied with by any and all of them (including, without

             limitation, the delivery of all SMCO Shares) prior to or on the Closing Date and Seller shall have delivered to Buyer a certificate, signed by the President or a Vice-President of

             Seller and dated the Closing Date, to the foregoing effect.

                       5.3.  Shand Morahan Plaza.  Seller and any of its
                             -------------------

             affiliates which are parties thereto shall have executed and delivered to Buyer an agreement, in form and substance rea-

             sonably satisfactory to Buyer, with respect to the matters contained in Exhibit B.

                       5.4.  Proceedings.  All corporate and other pro-
                             -----------

             ceedings to be taken by Seller in connection with the trans-

             actions contemplated hereby shall have been completed and

             all such proceedings and all documents incident thereto

             shall be reasonably satisfactory in substance and form to

             Buyer, and Buyer shall have received all such counterpart

             originals or certified or other copies of such documents as

             Buyer may reasonably request.

                       5.5.  Consents, Filings and Approvals.  All con-
                             -------------------------------

             sents and authorizations by third parties and all govern-

             mental consents, filings, approvals, licenses and permits,

             the granting of which are necessary for the consummation of the transactions contemplated hereby or for preventing the termination of any material right, privilege, license or agreement of each of SMCO, ESI, EIC and ICE which is materi-

             al to it (each of the licenses or approvals listed on Sched-

             ules 2.2, 2.3 and 2.5 being deemed to be material) upon the consummation of the transactions contemplated hereby, shall have been obtained or made and shall be in full force and

             effect, including any consents required of applicable insur-

             ance regulatory authorities, and all waiting periods speci-

             fied by law the passing of which are necessary for such

             consummation shall have passed.

                       5.6.  Litigation.  No order of any court or admin-
                             ----------

             istrative agency shall be in effect which restrains or pro-

             hibits the transactions contemplated hereby or which would limit or affect Buyer's ownership or control of SMCO, ESI,

             EIC or ICE, and there shall not have been threatened, nor

             shall there be pending, any action or proceeding by or be-

             fore any court or governmental agency or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or Buyer's par-

             ticipation therein.

                       5.7.  Opinion of Counsel for Seller.  Buyer shall
                             -----------------------------

             have received an opinion from Debevoise & Plimpton dated the

             Closing Date, substantially in the form of Exhibit C hereto,

             and an opinion from Lord, Bissell & Brook dated the Closing

             Date, substantially in the form of Exhibit D hereto, and, in each case, concerning such other matters as Buyer may rea-

             sonably request.

                       5.8.  Share Certificates.  The certificate(s)
                             ------------------

             representing all the SMCO Shares, duly endorsed in blank or with stock powers attached thereto duly signed in blank,

             shall have been tendered to Buyer.

                       5.9.  Transfer Taxes.  Seller shall have paid, or
                             --------------

             caused to be paid, all stock transfer and other taxes re-

             quired to be paid by it in connection with the sale and

             delivery to Buyer of the SMCO Shares.

                       5.10.  Repayment of Indebtedness.  Seller or A&A
                              -------------------------

             shall have paid all dollar amounts owed by them to SMCO due through the Closing Date under the Tax Allocation Agreement,

             all items of indebtedness on Schedule 5.10 and indebtedness of $19.5 million owed by Seller or an affiliate thereof to

             SMCO in respect of certain safe harbor leases (or of

             $10 million if payment of the immediately payable portion of the Purchase Price at the Closing is made pursuant to Sec-

             tion 1.3(b) hereof).

                       5.11.  Agreements with Lenders.  Buyer shall have
                              -----------------------

             obtained agreements in form and substance satisfactory to it with all banks or other commercial lenders with whom ESI has outstanding indebtedness, to the effect that they will not exercise their right to declare any of ESI's indebtedness immediately payable or otherwise accelerate the agreed pay-

             ment terms, by reason of the consummation of the transac-

             tions contemplated by this Agreement.

                       5.12.  Tax Allocation Agreement.  Seller and A&A
                              ------------------------

             shall have executed, and Seller shall have delivered to

             Buyer, the Tax Allocation Agreement.

                       5.13.  Guarantee.  A&A shall have executed and
                              ---------

             delivered to Buyer the A&A Guarantee.


                                      ARTICLE VI
                          CONDITIONS TO SELLER'S OBLIGATIONS

                       Seller's obligations to sell and deliver the

             Shares shall be subject, to the extent not waived, to the

             satisfaction of each of the following conditions at the

             Closing.

                       6.1.  Representations and Warranties.  The repre-
                             ------------------------------

             sentations and warranties of Buyer contained in this Agree-

             ment shall be true and correct in all material respects as of the date when made and, except for changes expressly

             contemplated by this Agreement, on and as of the Closing

             Date as though such representations and warranties had been made on and as of the Closing Date, and Buyer shall have

             delivered to Seller its certificate, signed by the President or a Vice-President of Buyer and dated the Closing Date, to the foregoing effect.

                       6.2.  Performance of this Agreement.  Buyer shall
                             -----------------------------

             have performed and complied in all material respects with

             all covenants, conditions and agreements required by this

             Agreement to be performed or complied with by it prior to or on the Closing Date, and Buyer shall have delivered to Sell-

             er a certificate, signed by the President or a Vice-Presi-

             dent of Buyer and dated the Closing Date, to the foregoing effect.

                       6.3.  Proceedings.  All corporate and other pro-
                             -----------

             ceedings to be taken by Buyer in connection with the trans-

             actions contemplated hereby shall have been completed and

             all such proceedings and all documents incident thereto

             shall be reasonably satisfactory in substance and form to

             Seller and Seller shall have received all such counterpart originals or certified or other copies of such documents as

             Seller may reasonably request.

                       6.4.  Consents, Filings and Approvals.  All con-
                             -------------------------------

             sents and authorizations by third parties and all governmen-

             tal consents, filings, approvals, licenses and permits, the granting of which are necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made and shall be in full force and effect, including any consents required of applicable insurance regulatory author-

             ities, and all waiting periods specified by law the passing of which are necessary for such consummation shall have

             passed.

                       6.5.  Litigation.  No order of any court or admin-
                             ----------

             istrative agency shall be in effect which restrains or pro-

             hibits the transactions contemplated hereby or which would limit or affect Buyer's ownership or control of SMCO, ESI,

             EIC or ICE, and there shall not have been threatened, nor

             shall there be pending, any action or proceeding by or be-

             fore any court or governmental agency or other regulatory or administrative agency or commission challenging or limiting the effect of any of the transactions contemplated by this

             Agreement or Seller's participation therein.

                       6.6.  Opinions of Counsel.  Seller shall have
                             -------------------

             received an opinion from McGuire, Woods, Battle & Boothe,

             dated the Closing Date, substantially in the form of

             Exhibit F, from Burke, Griffin, Chomicz & Wienke, P.C.,

             dated the Closing Date, substantially in the form of Exhibit

             G from Tory, Tory, DesLauriers & Binnington, dated the

             Closing Date, substantially in the form of Exhibit L, and in each case, concerning such other matters as Seller may

             reasonably request.

                       6.7.  Shand Morahan Plaza.  Buyer and any of its
                             -------------------

             Affiliates which are parties thereto shall have executed and delivered to Seller an agreement, in form and substance

             reasonably satisfactory to Seller, with respect to the mat-

             ters contained in Exhibit B.

                       6.8.  Transfer Taxes.  Buyer shall have paid, or
                             --------------

             caused to be paid, all stock transfer and other taxes re-

             quired to be paid by it in connection with the sale and

             delivery to Buyer of the SMCO Shares.

                       6.9.  Pledge Agreement.  Buyer shall have entered
                             ----------------

             into the Pledge Agreement in the form attached hereto as

             Exhibit H and shall have performed and complied in all mate-

             rial respects with all covenants, conditions and agreements required to be performed or complied with by it thereunder

             (including the delivery to Seller of the SMCO Shares pledged thereby) prior to or on the Closing Date.

                       6.10.  Guarantee.  The guarantee or guarantees
                              ---------

             required pursuant to Section 4.14 shall have been executed and delivered by the Buyer Guarantors to Seller.

                       6.11.  Certificates and Undertakings.  Each of
                              -----------------------------

             Joseph Prochaska, Robert Libby, E.L. Calhoun, William Wall,

             Richard Adler, Robert Liston and Robert Linn, as of the date hereof and on the Closing Date, shall have entered into a

             Certificate and Undertaking in the form attached hereto as

             Exhibit K.

                       6.12.  Payments by SMCO.  SMCO shall have paid to
                              ----------------

             Seller or Seller's parent (a) the dollar amounts owed by
                                        -

             SMCO that are set forth in Section 2.23(iii), (b) all
                                                            -

             amounts due through the Closing Date under the Tax Alloca-

             tion Agreement and (c) all amounts of indebtedness set forth
                                 -

             in Schedule 6.12.

                       6.13.  Tax Allocation Agreement.  SMCO shall have
                              ------------------------

             executed and delivered to Seller the Tax Allocation Agree-

             ment.


                                     ARTICLE VII
                                       CLOSING

                       7.1.  Time and Place of Closing.  The closing of
                             -------------------------

             the transactions provided for in this Agreement shall take place at 10:00 a.m. local time within 15 days following the satisfaction of the conditions specified in Sections 5.5 and

             6.4 (provided that all other conditions of Articles V and VI shall have been satisfied), at the offices of Debevoise &

             Plimpton, 875 Third Avenue, New York, New York, or at such other time, date and place as the parties shall agree (the

             "Closing").  The date on which the Closing occurs is called the "Closing Date."

                       7.2.  Deliveries by Seller.  At the Closing, con-
                             --------------------

             currently with the discharge of the other parties' respec-

             tive closing obligations, Seller shall deliver, or with

             respect to the items described in clause (v), arrange for

             delivery, to Buyer the following:

                       (i)  the certificates representing the SMCO

                  Shares, duly endorsed in blank or with stock powers

                  attached thereto, duly signed in blank;

                      (ii)  the opinions of counsel, agreements, docu-

                  ments and certificates required by Article V of this

                  Agreement;

                     (iii)  certificates of SMCO's, ESI's, EIC's and

                  ICE's good standing and authority to transact their

                  respective businesses as described in Sections 2.2, 2.3

                  and 2.5 in the jurisdictions listed on Schedules 2.2,

                  2.3 and 2.5 as of the most recent date obtainable;

                      (iv)  evidence satisfactory to Buyer of compliance

                  with Section 5.10; and

                       (v)  all minute books, seals and stock records of

                  SMCO, ESI, EIC and ICE.

                       7.3.  Deliveries by Buyer.  At the Closing, con-
                             -------------------

             currently with the discharge of the other parties' respec-

             tive closing obligations, Buyer shall deliver to Seller the following:

                       (i)  the Purchase Price (except for the portion

                  thereof comprising the Deferred Purchase Price);

                      (ii)  the opinions of counsel, agreements, docu-

                  ments and certificates required by Article VI of this

                  Agreement; and

                     (iii)  certificates of Buyer's good standing and

                  authority to transact its business in those jurisdic-

                  tions where Buyer is qualified to do business as of the

                  most recent date obtainable.


                                     ARTICLE VIII
                                   INDEMNIFICATION

                       8.1.  By Seller.  Seller shall indemnify and hold
                             ---------

             harmless Buyer, its Affiliates (including Fairfax and

             Markel) and their officers and directors and, after the

             Closing Date, SMCO and its Subsidiaries and (except with

             respect to any matter set forth in Section 8.1(a)) the offi-

             cers and directors (including former officers and directors)

             of SMCO and its Subsidiaries (collectively with Buyer and

             its Affiliates and their officers and directors, the "Buyer

             Affiliates") against:

                       (a)  any damages, losses, liabilities, fees, costs

                  or expenses (including reasonable fees and expenses of

                  outside counsel, but excluding the time of employees of

                  Buyer and its Affiliates) sustained or suffered by any of the Buyer Affiliates and arising from a breach of

                  (i) this Agreement occurring on or before the Closing
                   -

                  Date, (ii) Section 4.7, 4.8, 4.10, 4.11, 4.12 or 4.13
                         --

                  of this Agreement or (iii) any representation or war-
                                        ---

                  ranty of Seller contained in Section 2.1 through 2.8

                  inclusive, 2.36 or 2.37 of this Agreement or the Sched-

                  ules pertaining to such Sections;

                       (b)  any damages, losses, liabilities, fees,

                  costs, or expenses (including reasonable fees and ex-

                  penses of outside counsel and payments to the rehabili-

                  tator or liquidator of The Mutual Fire, Marine and

                  Inland Insurance Company ("Mutual Fire"), but excluding

                  the time of employees of Buyer and its Affiliates)

                  sustained or suffered by any of the Buyer Affiliates

                  (to the extent not reserved for on the balance sheets

                  of SMCO, ESI, EIC or ICE as of June 30, 1987 referred

                  to in Section 2.12) arising out of or related to any

                  transactions or arrangements, including without limita-

                  tion any insurance policies in which Mutual Fire was

                  the insurer or reinsurer and any matters relating to

                  Mutual Fire listed on any Schedule attached hereto,

                  occurring or existing prior to the Closing Date between

                  any of SMCO, ESI, EIC or ICE and Mutual Fire, provided
                                                                --------

                  that such transactions and arrangements shall not in-clude (i) claims made in the ordinary course of busi-
                         -

                  ness under insurance policies in which Mutual Fire was

                  the insured and EIC or ICE was the insurer and (ii) the
                                                                  --

                  amount of Uncollectible Reinsurance (as defined in

                  Section 11.1) that is included in the Adjustment Amount

                  pursuant to Section 11.2(b);

                       (c)  any damages, losses, liabilities, fees, costs

                  or expenses (including reasonable fees and expenses of

                  outside counsel, but excluding the time of employees of

                  Buyer and its Affiliates) sustained or suffered by any

                  of the Buyer Affiliates (to the extent not reserved for

                  on the balance sheets of SMCO, ESI, EIC or ICE as of

                  June 30, 1987 referred to in Section 2.12) arising out

                  of or relating to (i) the actual or alleged occurrence
                                     -

                  or existence prior to the Closing Date of any breach by

                  SMCO, ESI, EIC or ICE of any agreements entered into on

                  or before the Closing Date between SMCO, ESI, EIC or

                  ICE and General Accident Insurance Company or affili-

                  ates thereof (collectively, "General Accident") (except

                  for insurance policies entered into in the ordinary

                  course of business in which General Accident is the

                  insured and EIC or ICE is the insurer) or any willful

                  or negligent act or omission or any misrepresentation

                  on the part of SMCO, ESI, EIC or ICE in respect of any of such agreements prior to the Closing Date or (ii)
                                                                   --

                  the actual or alleged occurrence prior to the Closing

                  Date of any error or omission in connection with the

                  professional services provided by SMCO, ESI, EIC or

                  ICE.

                       8.2.  By Buyer.  Buyer shall indemnify and hold
                             --------

             harmless A&A and its Subsidiaries (including Seller) and

             their officers and directors against any damages, losses,

             liabilities, fees, costs and expenses (including reasonable fees and expenses of outside counsel, but excluding the time of employees of A&A and its Subsidiaries) sustained or suf-

             fered by A&A or any of such Subsidiaries or their officers and directors and arising from a breach of this Agreement

             (prior to, on or after the Closing Date) or any other agree-

             ment or any representation or warranty of Buyer contained in or made pursuant to this Agreement or any Exhibit or Sched-

             ule attached hereto.

                       8.3.  Third Party Claims.  The obligations and
                             ------------------

             liabilities of the parties under this Article VIII with

             respect to claims resulting from the assertion of liability by third parties (including governmental penalties, fines

             and assessments) and with respect to any requests, demands,

             proposals or actions by any rehabilitator or liquidator of

             Mutual Fire shall be subject to the following terms and

             conditions:

                       (a)  The indemnified person shall give prompt

                  written notice to the indemnifying person of any claim

                  or assertion of liability by a third party or any re-

                  quest, demand, proposal, or action by any rehabilitator

                  or liquidator of Mutual Fire which might give rise to a

                  claim by the indemnified person against the indemnify-

                  ing person based on the indemnity agreements contained

                  in Section 8.1 or 8.2.  Such notice shall comply with

                  the provisions of Section 13.1.

                       (b)  (i)  Except as provided in clause (ii) of

                  this paragraph (b) and paragraph (c) of this Sec-

                  tion 8.3, in the event any action, suit, proceeding or

                  claim (a "Legal Action") is brought or made against an

                  indemnified person with respect to which the indemnify-

                  ing person may have liability under an indemnity agree-

                  ment contained in Section 8.1 or 8.2, the indemnifying

                  person shall have the right (but not the obligation) to

                  defend, and to negotiate concerning the resolution or

                  settlement of, the Legal Action (in the name of the

                  indemnified person if necessary or appropriate).  If

                  the indemnifying person does elect to defend or nego-

                  tiate such Legal Action, the indemnified person shall have the right to be represented by counsel and accoun-

                  tants, at its own expense, and shall be kept fully

                  informed as to such Legal Action at all stages thereof

                  whether or not it is represented by its own counsel.

                  Subject to clause (ii) of this paragraph (b) and para-

                  graph (c) of this Section 8.3, until the indemnifying

                  person shall have elected to defend or negotiate a

                  Legal Action, or if the indemnified person shall have

                  reasonably concluded that there are likely to be de-

                  fenses available to the indemnified person that are

                  different from or in addition to those available to the

                  indemnifying person (in which case, to the extent of

                  such differing defenses, the indemnifying person shall

                  not be entitled to assume the defense of such Legal

                  Action but shall have the right to be represented by

                  counsel and accountants, at its own expense, and shall

                  be kept fully informed as to such Legal Action at all

                  stages thereof, whether or not it is represented by its

                  own counsel), the indemnified person shall expeditious-

                  ly, on behalf of Buyer and Seller, undertake the de-

                  fense and negotiation of such Legal Action and, until

                  such time or in such event, all reasonable fees and

                  expenses of outside counsel and other expenses (but

                  excluding the time of the employees of the indemnified person and its affiliates) reasonably incurred by the indemnified person shall be borne by the indemnifying

                  person.  The parties hereto agree to render to each

                  other such assistance as they may reasonably require of

                  each other in order to facilitate the proper and ade-

                  quate defense or negotiation of the resolution or set-

                  tlement of any such Legal Action.

                      (ii)  In the event that any rehabilitator or liqui-

                  dator of Mutual Fire makes any request, demand or pro-

                  posal or takes any action the effect of which might be

                  to give rise to an indemnity obligation of Seller,

                  Seller shall have the right to negotiate with such

                  rehabilitator or liquidator with respect thereto, and

                  Buyer shall not, without the prior consent of Seller,

                  conduct any negotiations with any such rehabilitator or

                  liquidator with respect thereto, to the extent that

                  such requests, demands, proposals or actions do give

                  rise to such an indemnity obligation, provided that
                                                        --------

                  Seller shall keep Buyer fully informed of the course of

                  such negotiations and that Buyer shall have the right,

                  at its own expense, to attend such negotiations.

                       (c)  Neither the indemnifying person nor the in-

                  demnified person shall make any settlement or commuta-

                  tion of any claim or agree to any request or demand of, or enter into any agreement or arrangement with, any

                  Person (as defined in Section 10.16), including any

                  rehabilitator or liquidator of Mutual Fire, if the

                  result thereof might give rise to an amount subject to

                  indemnification hereunder, without the written consent

                  of the other person, which consent shall not be unrea-

                  sonably withheld or delayed.  Without limiting the

                  generality of the foregoing, it shall not be deemed

                  unreasonable to withhold consent to a settlement in-

                  volving injunctive or other equitable relief against

                  the indemnified person or its assets, employees or

                  business.

                       (d)  (i)  Buyer will, and will cause the other

                  Buyer Affiliates to, use reasonable diligence in at-

                  tempting to obtain payment of any claim under any poli-

                  cy of insurance referred to in Section 8.4(d)(iv) and,

                  upon payment by Seller of any amount with respect to

                  any claim actually or allegedly covered by such insur-

                  ance, will assign such claim to Seller.

                      (ii)  Seller will use reasonable diligence in at-

                  tempting to obtain payment of any claim under any poli-

                  cy of insurance referred to in Section 8.4(d)(iii).

                       (e)  Buyer will cause SMCO, ESI, EIC and ICE to

                  use reasonable diligence in performing contractual obligations with respect to collecting receivables owed to General Accident or Mutual Fire and in otherwise

                  performing all of their obligations (if any) set forth

                  in the agreements referred to in Section 8.1(c)(i) and

                  all obligations with respect to Mutual Fire.

                       8.4.  Payments.  (a)  Any losses, liabilities or
                             --------

             expenses for which the indemnifying party is responsible

             under Section 8.1, 8.2 or 8.3 shall be paid directly by the indemnifying party.  If any such losses, liabilities or

             expenses are sustained, suffered or paid by the indemnified party, the indemnifying party shall reimburse the indemni-

             fied party for the amount thereof within 20 days after no-

             tice of such loss, liability or claim for reimbursement is delivered to the indemnifying party.  Any reimbursement

             payments not paid within such 20-day period shall bear

             interest at a rate equal to the assumed interest rate in

             effect at the time with respect to the Contingent Amount.

                       (b)  Seller shall incur no liability under Sec-

             tion 8.1(a) with respect to the breach of any representation or warranty contained in Sections 2.1 through 2.8, inclu-

             sive, and Section 2.36 of this Agreement, and Buyer shall

             incur no liability under Section 8.2 with respect to the

             breach of any representation or warranty contained in

             Article III of this Agreement, unless and until the aggregate amount of the damages, losses, liabilities, fees,

             costs and expenses sustained or suffered by the Buyer

             Affiliates or by A&A, its Subsidiaries and their officers

             and directors, as the case may be, with respect to all

             breaches of such representations and warranties, exceeds

             $500,000, whereupon such liability, including liability for the portion not exceeding $500,000, shall accrue.

                       (c)  (i)  Notwithstanding any other provision of

             this Agreement, the aggregate amount for which Seller shall be liable pursuant to Section 8.1(a) shall not exceed the

             Purchase Price, and such amount shall be payable (A) in cash
                                                               -

             to Buyer as provided in Section 8.4(a) only to the extent of the portion of the Purchase Price paid by Buyer in cash at the Closing and (B) with respect to any remaining portion of
                              -

             such amount, at the Payment Date, but only as a reduction in the Deferred Purchase Price then payable.  Any amount set

             off pursuant to clause (B) shall be increased by an amount equivalent to interest, at the rate applicable to the Con-

             tingent Amount from (and including) the date on which Buyer incurred the damage, loss, liability, fee, cost or expense with respect to which such amount arose to (but excluding)

             the Payment Date.

                      (ii)  Notwithstanding the provisions of Sec-

             tions 4.11 and 8.1(a) hereof, the obligation of Seller to indemnify Buyer pursuant to Section 4.11, or in connection with any breach of the representation set forth in Sec-

             tion 2.37, of this Agreement shall not exceed, in the aggre-

             gate, $8.5 million.

                       (d)  Notwithstanding any other provision of this

             Agreement, Seller shall not be liable under this Article

             VIII (or, except for clause (i) below, under Article XI of this Agreement) for an amount (i) to the extent such amount
                                            -

             is reflected in the Adjustment Amount on the Determination

             Date, (ii) to the extent, if any, that any damage, loss or
                    --

             liability giving rise to such amount results from a failure on the part of any Buyer Affiliate to exercise good faith in not jeopardizing or prejudicing the interests of Seller,

             (iii) subject to Seller's compliance with the provisions of
              ---

             Section 8.3(d)(ii), to the extent that Seller is rightfully denied coverage with respect to any matter giving rise to

             such amount under any policy of insurance maintained by

             Seller or an affiliate thereof, if such denial is the result of Buyer's failure to notify Seller of the claim with re-

             spect to such matter promptly after receiving notice thereof or Buyer's taking any other action which has the effect of causing the rightful denial of such coverage, (iv) to the
                                                            --

             extent a Buyer Affiliate receives any proceeds from any

             policy of insurance maintained by it covering the damage, loss or liability with respect to such amount and (v) with
                                                                -

             respect to which (and to the extent that) Seller is obligat-

             ed to indemnify an officer or director (this clause (v)

             applying only to the obligation, if any, to an officer or

             director) of any Buyer Affiliate, to the extent that such

             amount results from any action or failure to act by such

             officer or director unless such action or failure to act is in good faith and with a reasonable belief that his conduct was in, or not opposed to, the interests of the company of which such person is an officer or director.

                       8.5.  No Contribution.  After the Closing Date, if
                             ---------------

             Seller shall have any liability to any Buyer Affiliate under any provision of this Agreement, Seller shall have no right of contribution from, or any other right of recovery from or remedy against, SMCO, ESI, EIC or ICE or (except, in the

             case of individuals delivering certificates and undertakings pursuant to Section 6.11 hereof with respect to matters

             covered by such certificates and undertakings) their offi-

             cers or directors, whether at law or in equity.


                                      ARTICLE IX
                          TERMINATION, AMENDMENT AND WAIVER

                       9.1.  Termination.  This Agreement may be termi-
                             -----------

             nated at any time prior to the Closing Date:

                       (i)  by mutual consent of the Boards of Directors

                  of Buyer and Seller;

                      (ii)  by Buyer, if any representation or warranty

                  of Seller, or by Seller, if any representation or war-

                  ranty of Buyer, contained herein shall have been incor-

                  rect or breached in any material respect and shall not

                  have been cured or otherwise resolved to the reasonable

                  satisfaction of the other on or before the Closing

                  Date, or by either Buyer or Seller if any material

                  condition to the consummation of the transactions con-

                  templated hereby which must be fulfilled to its satis-

                  faction has become impossible to be fulfilled; or

                     (iii)  by Buyer or Seller if the Closing has not

                  occurred by 11:59 p.m. E.S.T. on January 30, 1988.

                       9.2.  Effect of Termination.  In the event of the
                             ---------------------

             termination of this Agreement as provided in Section 9.1

             above, this Agreement shall become wholly void and shall

             have no further force and effect; and there shall be no

             liability on the part of Buyer or Seller except if such

             termination is caused by a willful breach or failure on the part of Buyer or Seller.  In the event of the termination of this Agreement, each party shall return all papers and docu-

             ments, including all copies, obtained from the other party,

             and will maintain in confidence all nonpublic information received by it from the other party (other than information or documents that are properly obtained or obtainable from a source other than such other party or are readily ascertain-

             able from public or published sources).

                       9.3.  Amendment.  This Agreement and the exhibits
                             ---------

             and schedules hereto may be amended by the parties hereto at any time; provided that any amendment must be by an instru-
                       --------

             ment or instruments in writing signed and delivered on be-

             half of each of the parties hereto.

                       9.4.  Extension; Waiver.  At any time prior to the
                             -----------------

             Closing Date, any party hereto which is entitled to the

             benefits hereof may (i) extend the time for the performance
                                  -

             of any of the obligations or other acts of any of the other parties hereto, (ii) in whole or in part, waive any inaccu-
                              --

             racy in the representations and warranties of any of the

             other parties hereto contained herein or in any schedule

             hereto or in any document delivered pursuant hereto, and

             (iii) in whole or in part, waive compliance with any of the
              ---

             agreements of any of the other parties hereto or conditions contained herein.  Any agreement on the part of any party

             hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed and delivered on

             behalf of such party.

                                      ARTICLE X
                           BUSINESS AND FINANCIAL COVENANTS

                       Buyer covenants that, from the Closing Date of

             this Agreement, and so long as Seller is owed any amount

             under Section 1.4 of this Agreement (and as to the inspec-

             tion of tax records as provided in Section 10.15, until all federal and state statutes of limitations, including any

             extension thereof, have expired with respect to tax periods prior to or including the Closing Date) it will observe the covenants set forth in this Article X, provided that Buyer
                                                    --------

             shall not be deemed to have failed to comply with, and no

             Event of Default shall exist as to, any such covenant to the extent, if any, that SMCO, ESI, EIC or ICE shall not be in compliance therewith on the Closing Date.  Seller will con-

             sider in good faith in a timely fashion any request by Buyer to waive any covenant or breach thereof contained in this

             Article X and will provide such waiver if and to the extent

             Seller determines in good faith that the effect of such

             waiver of compliance would not materially diminish the like-

             lihood of Buyer (or, if either (i) the Buyer Guarantors
                                             -

             shall have provided the Kansa Buyer Guarantee and the Con-

             solidated Net Worth of Buyer shall have fallen below $10

             million or (ii) the Buyer Guarantors shall have delivered
                         --

             the Overall Buyer Guarantee (the events specified in the

             foregoing clauses (i) and (ii) being hereinafter referred to as a "Guarantee Effectiveness Event"), the Buyer Guarantors)

             being able to perform its (or their) obligations under this

             Agreement below such likelihood at the date of this Agree-

             ment.  Seller will maintain, and will cause its agents and representatives to maintain, in confidence all non-public

             information received by it pursuant to this Article X (other than any information or document that is properly obtained or obtainable by Seller from a source other than Buyer or is readily ascertainable from public or published information).

                       10.1.  Debt.  Buyer will not, and will not permit
                              ----

             any of its Subsidiaries to, directly or indirectly, create,

             incur, assume, guarantee, or otherwise become or remain

             directly or indirectly liable with respect to, any Debt,

             except that:

                       (a)  Buyer and its Subsidiaries may remain liable

                  with respect to their respective Debt outstanding on

                  the Closing Date, and any extensions, renewals or re-

                  fundings of any thereof;

                       (b)  Buyer may become and remain liable with re-

                  spect to the Debt owed to Seller pursuant to this

                  Agreement and to Kansa and Coleman pursuant to the ESI

                  Share Purchase Agreements;

                       (c)  any Wholly-Owned Subsidiary of Buyer may

                  become and remain liable with respect to Debt of such

                  Subsidiary owing to Buyer or another Wholly-Owned Sub-

                  sidiary;

                       (d)  Buyer and its Subsidiaries may become and

                  remain liable with respect to Debt in addition to that

                  otherwise permitted by the foregoing provisions of this

                  Section 10.1, provided that, immediately after Buyer or
                                --------

                  any such Subsidiary becomes liable for such Debt,

                  (i) to the best knowledge and belief of Buyer, as cer-
                   -

                  tified by an Officers' Certificate delivered to Seller,

                  no condition or event shall exist which constitutes an

                  Event of Default (as defined in Section 12.1) or a

                  Potential Event of Default and (ii) Consolidated Net
                                                  --

                  Worth shall at least equal 25% of the aggregate Debt of

                  Buyer and its Subsidiaries; and

                       (e)  Buyer's Subsidiaries engaged in the insurance

                  business may make arrangements for the issuance of

                  letters of credit in the normal course of their busi-

                  ness.

                       10.2.  Restricted Payments.  Buyer will not, and
                              -------------------

             will not permit any of its Subsidiaries to, directly or

             indirectly declare, pay or make any Restricted Payment,

             except for a Restricted Payment payable to Buyer or a

             Wholly-Owned Subsidiary of Buyer, unless, immediately after giving effect to such proposed action:

                       (a)  to the best knowledge and belief of Buyer, as

                  certified by an Officers' Certificate delivered to

                  Seller, no condition or event shall exist which consti-

                  tutes an Event of Default or a Potential Event of De-

                  fault; and

                       (b)  the aggregate amount of all sums included in

                  all Restricted Payments directly or indirectly de-

                  clared, paid or made by Buyer during the period after

                  June 30, 1987, to and including the date of such pro-

                  posed action, shall not exceed 50% of the Consolidated

                  Net Income of Buyer for such period in excess of

                  $5 million.

             Buyer will not, and will not permit any Subsidiary to, di-

             rectly or indirectly declare, pay or make any Restricted

             Payment except in cash.

                       10.3.  Liens, etc.  Buyer will not, and will not
                              ----------

             permit any of its Subsidiaries to, directly or indirectly,

             create, incur, assume or permit to exist any material Lien on or with respect to any material property or asset (in-

             cluding any document or instrument in respect of goods or

             accounts receivable) of Buyer or any of its Subsidiaries,

             whether now owned or held or hereafter acquired, or any

             material income or profits therefrom, except:

                       (a)  Liens for taxes, assessments or other govern-

                  mental charges the payment of which is not at the time

                  required by Section 10.9;

                       (b)  statutory Liens of landlords and Liens of

                  carriers, warehousemen, mechanics and materialmen in-

                  curred in the ordinary course of business for sums not

                  yet due or the payment of which is not at the time

                  required by Section 10.9;

                       (c)  Liens incurred or deposits made in the ordi-

                  nary course of business in connection with obtaining or

                  maintaining licenses, and workers' compensation, unem-

                  ployment insurance and other types of social security,

                  or to secure (or to obtain letters of credit or surety,

                  appeal or performance bonds which secure) the perfor-

                  mance of bids, tenders, statutory obligations, leases,

                  purchase, construction or sales contracts and other

                  similar obligations and payment of the deferred pur-

                  chase price of property purchased in the ordinary

                  course of business;

                       (d)  any attachment or judgment Lien, unless the

                  judgment it secures shall not, within 60 days after the

                  entry thereof, have been discharged or execution

                  thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                       (e)  leases or subleases granted to others, ease-

                  ments, rights-of-way, restrictions and other similar

                  charges or encumbrances, in each case incidental to,

                  and not materially interfering with, the ordinary con-

                  duct of the business of Buyer or any of its Subsidiar-

                  ies;

                       (f)  Liens on property or assets of any Wholly-

                  Owned Subsidiary securing Debt of such Subsidiary owing

                  to Buyer or a Wholly-Owned Subsidiary of Buyer;

                       (g)  Liens existing as of the Closing Date, Liens

                  in favor of Harris Trust & Savings Bank to secure Debt

                  existing at the Closing Date and successor Liens asso-

                  ciated with extensions, renewals or refundings of Debt

                  as permitted under Section 10.1(a);

                       (h)  any Lien securing the obligations of Buyer to

                  Seller under this Agreement or (to the extent of any

                  pledge of ESI Shares sold by Kansa or Coleman) to Kansa

                  and Coleman under the ESI Share Purchase Agreements;

                  and

                       (i)  Liens securing Debt permitted under Sec-

                  tion 10.1(d), subject to the following sentence.

             If Buyer or any of its Subsidiaries shall create, incur,

             assume or suffer to exist any Lien on any of its or their

             properties, whether now owned or hereafter acquired, in

             violation of the provisions of this Section 10.3 or that is permitted under Section 10.3(i), it will make or cause to be made effective provision whereby the obligations of Buyer

             hereunder will be secured equally and ratably with any and all other Debt or obligations thereby secured.

                       10.4.  Leases; Leasebacks.  Buyer will not, and
                              ------------------

             will not permit any of its Subsidiaries to, directly or

             indirectly, become or remain liable as lessee or as guaran-

             tor or other surety with respect to any leases except those existing on the Closing Date and those entered into there-

             after in the ordinary course of business.

                       10.5.  Transactions with Affiliates.  Buyer will
                              ----------------------------

             not, and will not permit any of its Subsidiaries to, direct-

             ly or indirectly, engage in any transaction, including with-

             out limitation the purchase, sale or exchange of assets or the rendering of any service, with any Affiliate of Buyer,

             except in the ordinary course of and pursuant to the reason-

             able requirements of Buyer's or such Subsidiary's business and upon fair and reasonable terms that are no less favor-

             able to Buyer or such Subsidiary, as the case may be, than those which are generally obtainable in an arm's-length transaction at the time from Persons which are not such an

             Affiliate, provided that the foregoing restrictions shall
                        --------

             not apply to (a) any transaction between Buyer and a Wholly-
                           -

             Owned Subsidiary of Buyer or between one Wholly-Owned Sub-

             sidiary of Buyer and another Wholly-Owned Subsidiary of

             Buyer, (b) any transaction that, together with all other
                     -

             transactions entered into pursuant to this clause (b) of

             this proviso is not material to Buyer and its Subsidiaries taken as a whole or (c) any investment consulting agreement
                                  -

             between Buyer or any of its Subsidiaries and Hamblin Watsa or any brokerage, underwriting management or claims manage-

             ment agreement between Buyer or any of its Subsidiaries and

             Markel or any of its Subsidiaries, so long as any such

             agreement is on terms (including compensation) substantially at least as favorable as those generally entered into by

             Hamblin Watsa or by Markel or its Subsidiaries, as the case may be, with unaffiliated third parties for comparable ser-

             vices.

                       10.6.  Subsidiary Stock and Indebtedness.  Buyer
                              ---------------------------------

             will not:

                       (a)  directly or indirectly sell, assign, pledge

                  or otherwise dispose of any Debt of or any shares of

                  stock of (or warrants, rights or options to acquire

                  stock of) any of its Subsidiaries, except as security for Buyer's obligations under this Agreement or the ESI

                  Purchase Agreements with Kansa and Coleman or to a

                  Wholly-Owned Subsidiary of Buyer and except as direc-

                  tors' qualifying shares if required by applicable law;

                       (b)  permit any of its Subsidiaries directly or

                  indirectly to sell, assign, pledge or otherwise dispose

                  of any Debt of Buyer or any other Subsidiary of Buyer,

                  or any shares of stock of (or warrants, rights or op-

                  tions to acquire stock of) any other Subsidiary of

                  Buyer, except to Buyer or a Wholly-Owned Subsidiary of

                  Buyer or as directors' qualifying shares if required by

                  applicable law and except for the pledge of shares of

                  common stock of ESI or its Subsidiaries permitted under

                  Section 10.3(g); or

                       (c)  permit any of its Subsidiaries, directly or

                  indirectly, to issue or sell any shares of its stock

                  (or warrants, rights or options to acquire its stock)

                  except to Buyer or a Wholly-Owned Subsidiary of Buyer

                  or as directors' qualifying shares if required by ap-

                  plicable law;

             provided that Buyer or any of its Subsidiaries may sell
             --------

             shares of stock of (or, warrants, rights or options to ac-

             quire stock of) any Subsidiary of Buyer, and any Subsidiary of Buyer may issue or sell shares of its stock (or warrants, rights or options to acquire its stock), not otherwise per-

             mitted under this Section 10.6, so long as, at the time of such issuance or sale:

                       (i)  the price of each of the shares so issued or

                  sold (or the exercise price for any shares to be issued

                  or sold upon exercise of any warrants, rights or op-

                  tions to acquire such shares) is not less than the book

                  value per share of stock of such Subsidiary at the time

                  of such issue or sale;

                      (ii)  after such issue or sale, such Subsidiary

                  would continue at all times to be a Subsidiary of Buy-

                  er, regardless of any exercise of any warrants, rights

                  or options so issued or sold; and

                     (iii)  immediately prior to such issue or sale, the

                  Buyer would have been permitted pursuant to Sec-

                  tion 10.1(d) to issue at least $1.00 of Debt.

                       10.7.  Consolidation, Merger, Sale of Assets, etc.
                              ------------------------------------------

             Buyer will not, and will not permit any Subsidiary to, di-

             rectly or indirectly,

                       (a)  consolidate with or merge into any other

                  Person or permit any other Person to consolidate with

                  or merge into it;

                       (b)  sell, transfer, lease, abandon or otherwise

                  dispose of all or substantially all its property,

                  assets and undertakings; or

                       (c)  sell, transfer, lease, abandon or otherwise

                  dispose of any of its material property, assets and

                  undertakings (except in the ordinary course of business

                  or in connection with any action permitted under Sec-

                  tion 10.8);

             provided that any Subsidiary of Buyer may consolidate with
             --------

             or merge into Buyer or a Wholly-Owned Subsidiary of Buyer if

             Buyer or such Wholly-Owned Subsidiary, as the case may be,

             shall be the surviving corporation and if, immediately after giving effect to such transaction, to the best knowledge and belief of Buyer, as certified by an Officers' Certificate

             delivered to Seller, no condition or event shall exist which constitutes an Event of Default or a Potential Event of

             Default.

                       10.8.  Corporate Existence, etc.; Business.  Ex-
                              -----------------------------------

             cept as permitted by the provisions of Section 10.7, Buyer will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises deemed

             material to its business and those of each of its Subsidi-

             aries.  Buyer will not, and will not permit any of its Sub-

             sidiaries to, engage in any material business other than the businesses conducted by Buyer and its Subsidiaries on the

             Closing Date of this Agreement and other businesses or ac-

             tivities substantially similar or reasonably related there-

             to; and Buyer will not discontinue any material line of

             business or undertake a material new line of business, and shall not permit any Subsidiary to discontinue any material line of business or undertake any material new line of busi-

             ness, except that Buyer or a Subsidiary of Buyer may discon-

             tinue a line of insurance business or undertake a new line of insurance business if, in the good-faith judgment of

             management of Buyer or such Subsidiary, such discontinuance or undertaking is in the best of interests of Buyer or such

             Subsidiary, as the case may be.

                       10.9.  Payment of Taxes and Claims.  Buyer will,
                              ---------------------------

             and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed

             upon it or any of its material properties or assets or in

             respect of any of its material franchises, business, income or profits before any penalty or interest accrues thereon,

             and all material claims (including, without limitation,

             claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its material properties or assets, provided that no such charge or claim need be paid
                     --------
             if being contested in good faith by appropriate proceedings,

             diligently conducted, and if such reserve or other appropri-

             ate provision, if any, as shall be required by generally

             accepted accounting principles shall have been made there-

             for.

                       10.10.  Investments.  Buyer will not, and will not
                               -----------

             permit any of its Subsidiaries to, make any material Invest-

             ment in any Person or property, whether directly or indi-

             rectly made, and whether by purchase or other acquisition of shares or other securities, by loan, advance, extension of credit or capital contribution, or otherwise, other than:

                       (a)  accounts receivable arising in the ordinary

                  course of business;

                       (b) any such investment in property (other than

                  shares or other securities of any person) used in the

                  ordinary course of business;

                       (c)  any such investment by Buyer in any of its

                  Subsidiaries existing on the Closing Date;

                       (d)  any investment made in the ordinary course of

                  business by any Subsidiary of Buyer which, at the time

                  of making such investment, Buyer reasonably and in good

                  faith believed would not violate any applicable legal

                  investment laws; and

                       (e)  any investment by Buyer or a wholly-owned

                  Subsidiary of Buyer in a wholly-owned Subsidiary of

                  Buyer.

                       10.11.  Net Worth.  Buyer will not at any time
                               ---------

             permit its Consolidated Net Worth to be less than $10 mil-

             lion.

                       10.12.  Compliance with ERISA.  Buyer will not,
                               ---------------------

             and will not permit any of its Subsidiaries to,

                       (a)  engage in any transaction in connection with

                  which Buyer or any of its Subsidiaries could be subject

                  to either a civil penalty assessed pursuant to Sec-

                  tion 502(i) of ERISA or a tax imposed by Section 4975

                  of the Code, terminate any Plan (other than a Multiem-

                  ployer Plan) in a manner, or take any other action with

                  respect to any such Plan, which could result in any

                  liability of Buyer or any of its Subsidiaries to the

                  Pension Benefit Guaranty Corporation, fail to make full

                  payment when due of all amounts which, under the

                  provisions of any Plan, Buyer or any of its

                  Subsidiaries is required to pay as contributions

                  thereto, or permit to exist any accumulated funding

                  deficiency, whether or not waived, with respect to any

                  Plan (other than a Multiemployer Plan), if, in any such

                  case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a material

                  adverse effect on Buyer and its Subsidiaries as a

                  whole;

                       (b)  permit the present value of all vested ac-

                  crued benefits under all Plans maintained at such time

                  by Buyer and any of its Subsidiaries (other than Multi-

                  employer Plans) guaranteed under Title IV of ERISA to

                  exceed the current value of the assets of such Plans

                  allocable to such vested accrued benefits by more than

                  $1 million plus the amount, if any, by which the
                             ----

                  present value of all accrued benefits under all Pension

                  Plans listed on Schedule 2.27 on the Closing Date

                  exceeds the current value of the assets of such Plans

                  at the Closing Date; or

                       (c)  withdraw from any Multiemployer Plan if such

                  withdrawal would result in a withdrawal liability under

                  Title IV of ERISA in excess of $1 million.

             Buyer agrees (i) once in each calendar year, beginning in
                           -

             the year following its initial participation in a Multiem-

             ployer Plan, to request a current statement of withdrawal

             liability from each Multiemployer Plan and (ii) promptly
                                                         --

             upon receipt, to transmit to Seller a copy of any such

             statement obtained from a Multiemployer Plan within 25 days after Buyer receives the same. As used in this Sec-

             tion 10.12, the term "accumulated funding deficiency" has

             the meaning specified in Section 302 of ERISA and Section

             412 of the Code, the terms "accrued benefit" and "current

             value" have the meanings specified in Section 3 of ERISA.

                       10.13.  Insurance.  Buyer will use all reasonable
                               ---------

             efforts to maintain or cause to be maintained, with insurers believed in good faith by it to be financially sound and

             reputable, insurance with respect to its material properties and business and the material properties and business of its

             Subsidiaries, including without limitation, errors and omis-

             sions and directors' and officers' liability insurance,

             against loss or damage of the kinds customarily insured

             against by corporations of established reputation engaged in the same or similar business and similarly situated and in such amounts as Buyer determines in good faith to be ade-

             quate in light of the circumstances and experience of Buyer and its Subsidiaries.

                       10.14.  Accounting, Financial Statements and Other
                               ------------------------------------------

             Information.  Buyer will maintain and cause each of its
             -----------

             Subsidiaries to maintain, a system of accounting established and administered in accordance with generally accepted ac-

             counting principles and, to the extent required, accounting practices prescribed by all regulatory authorities in all jurisdictions where violation thereof would have a material adverse effect on Buyer and its Subsidiaries taken as a

             whole, and will set aside on its books, and will cause each of its Subsidiaries to set aside on its books, all such

             proper reserves as shall be required by such principles and practices.  Buyer will deliver (in duplicate) to Seller:

                       (a)  within 40 days after the end of each of the

                  first three quarterly fiscal periods in each fiscal

                  year of Buyer, consolidated balance sheets of Buyer and

                  its Subsidiaries as at the end of such period and the

                  related consolidated statements of income, of Buyer and

                  its Subsidiaries for such period and (in the case of

                  the second and third quarterly periods) for the period

                  from the beginning of the current fiscal year to the

                  end of such quarterly period, setting forth in each

                  case in comparative form the consolidated figures for

                  the corresponding periods of the previous fiscal year,

                  all in reasonable detail and certified as complete and

                  correct by a principal financial officer of Buyer,

                  provided that the comparative statements shall not be
                  --------

                  required in the initial year following the Closing

                  unless reasonably available;

                       (b)  within 60 days after the end of each fiscal

                  year of Buyer, consolidated and consolidating balance sheets of Buyer and its Subsidiaries as at the end of such year and the related consolidated and, as to

                  statements of income only, consolidating statements of

                  income, stockholders' equity and changes in financial

                  position of Buyer and its Subsidiaries for such fiscal

                  year, setting forth in each case in comparative form

                  the consolidated and consolidating figures for the

                  previous fiscal year, all in reasonable detail, pro-
                                                                  ----

                  vided that the comparative statements shall not be
                  -----

                  required in the initial year following the Closing

                  unless reasonably available; and (i) in the case of
                                                    -

                  such consolidated financial statements, accompanied by

                  a report thereof of Peat, Marwick, Main & Co. or other

                  independent certified public accountants of recognized

                  national standing selected by Buyer, which report shall

                  state that such consolidated financial statements pres-

                  ent fairly the financial position of Buyer and its

                  Subsidiaries as at the dates indicated and the results

                  of their operations and changes in their financial

                  position for the periods indicated in conformity with

                  generally accepted accounting principles applied on a

                  basis consistent with prior years (except as otherwise

                  specified in such report) and that the audit by such

                  accountants in connection with such consolidated finan-cial statements has been made in accordance with gener-

                  ally accepted auditing standards and (ii) in the case
                                                        --

                  of such consolidating financial statements, certified

                  by a principal financial officer of Buyer;

                       (c)  together with each delivery of financial

                  statements of Buyer and its Subsidiaries pursuant to

                  subdivisions (a) and (b) of this Section 10.14, an

                  Officers' Certificate stating that the signers have

                  reviewed the terms of this Agreement and have made, or

                  caused to be made under their supervision, a review in

                  reasonable detail of the transactions and condition of

                  Buyer and its Subsidiaries during the accounting period

                  covered by such financial statements and that such

                  review has not disclosed the existence during or at the

                  end of such accounting period, and that the signers do

                  not have knowledge of the existence as at the date of

                  the Officers' Certificate, of any condition or event

                  which constitutes an Event of Default or Potential

                  Event of Default, or, if any such condition or event

                  existed or exists, specifying the nature and period of

                  existence thereof and what action Buyer has taken or is

                  taking or proposes to take with respect thereto;

                       (d)  together with each delivery of consolidated

                  financial statements of Buyer and its Subsidiaries pursuant to subdivision (b) of this Section 10.14, a written statement by the independent public accountants

                  giving the report thereon stating (i) that their audit
                                                     -

                  examination has included a review of the terms of this

                  Agreement as it relates to the financial covenants and

                  accounting matters and (ii) whether, in the course of
                                          --

                  their audit examination, they obtained knowledge (and

                  whether, as of the date of such written statement, they

                  have knowledge) of the existence of any condition or

                  event which constitutes an Event of Default or Poten-

                  tial Event of Default, and, if so, specifying the na-

                  ture and period of existence thereof;

                       (e)  promptly upon receipt thereof, copies of all

                  reports submitted to Buyer by independent public ac-

                  countants in connection with each annual, interim or

                  special audit of the books of Buyer or any Subsidiary

                  made by such accountants, including, without limita-

                  tion, the comment letter, if any, submitted by such

                  accountants to management in connection with their

                  annual audit;

                       (f)  promptly upon their becoming available, cop-

                  ies of all financial statements, reports and notices as

                  to material matters and proxy statements filed or sub-

                  mitted by Buyer or any of its Subsidiaries to any regu-latory authority having jurisdiction over Buyer or any such Subsidiary, of all regular and periodic reports

                  and all registration statements and prospectuses filed

                  by Buyer or any Subsidiary with any securities exchange

                  or with the Securities and Exchange Commission or any

                  governmental authority succeeding to any of its func-

                  tions, or to any such regulatory authority, and of all

                  press releases and other statements made available

                  generally by Buyer or any Subsidiary to the public

                  concerning material developments in the business of

                  Buyer or its Subsidiaries;

                       (g)  immediately upon any principal officer of

                  Buyer or any other officer of Buyer or any of its Sub-

                  sidiaries involved in its financial administration

                  obtaining knowledge of any condition or event which he

                  understands constitutes an Event of Default or Poten-

                  tial Event of Default, or that the holder of any Debt

                  has given any notice or taken any other action with

                  respect to a claimed default with respect thereto, an

                  Officers' Certificate describing the same and the peri-

                  od of existence thereof and what action Buyer has

                  taken, is taking and proposes to take with respect

                  thereto or that might reasonably be expected to have a

                  material adverse effect on the business, affairs, con-dition (financial or otherwise), properties or assets of Buyer and its Subsidiaries, taken as a whole;

                       (h)  75 days after the end of each year, a report

                  of a firm of independent consulting actuaries of recog-

                  nized national standing selected by Buyer and reason-

                  ably acceptable to Seller on the required loss reserves

                  of each Subsidiary which is an insurance carrier, re-

                  porting on the matters required to be estimated pur-

                  suant to Section 11.3 of this Agreement and additional-

                  ly stating such independent consulting actuaries' esti-

                  mate of the total reserves arising from business booked

                  by such Subsidiaries as of the end of such year, pre-

                  pared on the basis of assumptions methodology consis-

                  tent with those reflected in financial statements of

                  ESI at and for the periods ending December 31, 1986, or

                  on the basis of such different assumptions or methodol-

                  ogy as the actuaries determine to be appropriate, which

                  shall be specified in their report;

                       (i)  promptly after any principal officer of Buyer

                  learns thereof, any condition or event materially ad-

                  versely affecting the amount of the Deferred Purchase

                  Price; and

                       (j)  with reasonable promptness, such other infor-

                  mation and data with respect to Buyer or any of its

                  Subsidiaries as from time to time may be reasonably

                  requested.

                       10.15.  Inspection.  Buyer will permit any autho-
                               ----------

             rized representatives designated by Seller to visit and

             inspect any of the properties of Buyer or any of its Subsid-

             iaries, including its and their books of account and tax

             records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants,

             all at such reasonable times and as often as may be reason-

             ably requested.  Seller shall, and shall cause any other

             person to whom Seller has given access to information dis-

             closed pursuant to this Section 10.15, to keep confidential any information or documents obtained pursuant to this Sec-

             tion 10.15, unless such information or documents are readily ascertainable from public or published information.

                       10.16.  Definitions.  As used herein the following
                               -----------

             terms have the following respective meanings:

                       Affiliate:  any Person directly or indirectly
                       ---------

             Controlling or Controlled by or under common Control with

             Buyer.

                       Code:  the Internal Revenue Code of 1986, as
                       ----

             amended from time to time.

                       Consolidated Net Income:  with reference to any
                       -----------------------

             period, the net income (or deficit) of Buyer and its Subsid-

             iaries for such period (taken as a cumulative whole), in-

             cluding any aggregate net realized gain (net of any unreal-

             ized net loss arising after June 30, 1987, determined as of the end of the fiscal quarter terminating on or immediately preceding the date on which Consolidated Net Income is to be determined) during such period arising from the sale, ex-

             change or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible,

             all inventory sold in conjunction with the disposition of

             fixed assets, and all securities), after deducting all

             operating expenses, provisions for all taxes and reserves

             (including reserves for deferred income taxes) and all other proper deductions, and after application of tax loss and

             investment tax credit carryforwards all determined in

             accordance with generally accepted accounting principles on a consolidated basis applied on a consistent basis after

             eliminating all intercompany transactions and after

             deducting portions of income properly attributable to

             minority interests, if any, in the stock and surplus of its

             Subsidiaries, provided that there shall be excluded (a) the
                           --------                               -

             income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Buyer (or, in the case of SMCO,

             ESI, EIC and ICE, prior to July 1, 1987) or is merged into or consolidated with Buyer or a Subsidiary of Buyer, (b) the
                                                                   -

             income (or deficit) of any Person (other than a Subsidiary of Buyer) in which Buyer or any Subsidiary of Buyer has an ownership interest, except to the extent that any such

             income has been actually received by Buyer or such

             Subsidiary in the form of dividends or similar

             distributions, (c) the undistributed earnings of any
                             -

             Subsidiary of Buyer to the extent that the declaration or

             payment of dividends or similar distributions by such Sub-

             sidiary is not at the time permitted by the terms of its

             charter or any agreement, instrument, judgment, decree,

             order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any restoration to income of any
                                  -

             contingency reserve, except to the extent that provision for such reserve was made out of income accrued after June 30,

             1987, (e) any write-up of any asset (except to the extent it
                    -

             was written down after June 30, 1987), (f) any net gain from
                                                     -

             the collection of the proceeds of life insurance policies,

             (g) any gain arising from the acquisition of any securities
              -

             or Debt of Buyer or any of its Subsidiaries, and (h) any net
                                                               -

             income or gain (but not any net loss) during such period

             from any change in accounting, from the discontinuance of any operations or the disposition thereof, from any extra-

             ordinary events or from any prior period adjustments.

                       Consolidated Net Worth:  with respect to any Per-
                       ----------------------

             son, the sum of the capital stock (but excluding treasury

             stock and capital stock subscribed and unissued), paid-in

             capital, and surplus (including retained earnings, earned

             surplus, capital surplus and the balance of the current

             profit and loss account not transferred to surplus) accounts of such Person and its Subsidiaries appearing on a consoli-

             dated balance sheet of such Person and its Subsidiaries

             prepared in accordance with generally accepted accounting

             principles as of the date of determination, after eliminat-

             ing all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, all as reflected in the most recent available quarterly financial statements of such Person;

             provided that, in the case of any determination of the joint
             --------

             Consolidated Net Worth of Fairfax and Markel, there shall be deducted from such joint Consolidated Net Worth any portion thereof attributable to acquisitions after the date of this

             Agreement by Fairfax of equity interests in Markel, or by

             Markel of equity interests in Fairfax.

                       Control:  (including, with correlative meanings,
                       -------

             the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the posses-

             sion, directly or indirectly, of the power to direct or

             cause the direction of the management and policies of such

             Person, whether through the ownership of voting securities or by contract or otherwise.

                       Debt:  as applied to any Person (without duplica-
                       ----

             tion):

                       (a)  any indebtedness for borrowed money which

                  such Person has directly or indirectly created, in-

                  curred or assumed; and

                       (b)  any indebtedness for borrowed money secured

                  by any Lien in respect of property owned by such Per-

                  son, whether or not such Person has assumed or become

                  liable for the payment of such indebtedness; and

                       (c)  any indebtedness for borrowed money with

                  respect to which such Person has become directly or

                  indirectly liable and which represents or has been

                  incurred to finance the purchase price (or a portion

                  thereof) of any property or services or business

                  acquired by such Person, whether by purchase,

                  consolidation, merger or otherwise; and

                       (d)  any indebtedness of any other Person of the

                  character referred to in subdivision (a), (b), or (c)

                  of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guarantee.

                       ERISA:  the Employee Retirement Income Security
                       -----

             Act of 1974, as amended from time to time.

                       Guarantee:  as applied to any Person, any direct
                       ---------

             or indirect liability, contingent or otherwise, of such

             Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation,

             any such obligation directly or indirectly guaranteed, en-

             dorsed (otherwise than for collection or deposit in the

             ordinary course of business) or discounted or sold with

             recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, with-

             out limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise)

             to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the pay-

             ment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obliga-

             tion, or to make payment for any products, materials or

             supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged,

             or that any agreements relating thereto will be complied

             with, or that the holders of such obligation will be pro-

             tected against loss in respect thereof.  The amount of any

             Guarantee shall be equal to the amount of the obligation

             guaranteed (or such lesser amount as to which the maximum

             exposure of the guarantor shall have been specifically lim-

             ited).

                       Hamblin Watsa:  Hamblin Watsa Investment Counsel
                       -------------

             Ltd.

                       Lien:  as to any Person, any mortgage, lien,
                       ----

             pledge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person with respect to, any

             property or asset owned or held by such Person, or the sign-

             ing or filing of a financing statement which names such

             Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

                       Multiemployer Plan:  any Plan which is a "multiem-
                       ------------------

             ployer plan" (as such term is defined in section 4001(a)(3)

             of ERISA).

                       Officers' Certificate:  a certificate executed on
                       ---------------------

             behalf of Buyer by its President or one of its Vice Presi-

             dents and its Chief Financial Officer.

                       Person:  a corporation, an association, a partner-
                       ------

             ship, an organization, a business, an individual, a govern-

             ment or political subdivision thereof or a governmental

             agency.

                       Plan:  an "employee pension benefit plan" (as
                       ----

             defined in section 3 of ERISA) which is or has been estab-

             lished or maintained or to which contributions are or have been made, by Buyer or any trade or business, whether or not incorporated, which, together with Buyer, is under common

             control, as defined in section 414(b) or (c) of the Code.

                       Potential Event of Default:  any condition or
                       --------------------------

             event which, with notice or lapse of time or both, would

             become an Event of Default.

                       Restricted Payment:  (a) any dividend or other
                       ------------------    -

             distribution, direct or indirect, on account of any shares of any class of stock of Buyer or a Subsidiary of Buyer now or hereafter outstanding, except a dividend payable solely in shares of stock of Buyer; and (b) any redemption, retire-
                                               -

             ment, purchase or other acquisition, direct or indirect, of any shares of any class of stock of Buyer or a Subsidiary of

             Buyer now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of Buyer.

                       Subsidiary:  with respect to any Person, a corpo-
                       ----------

             ration, association or other business entity in which such

             Person or one or more Subsidiaries or such Person and one or more Subsidiaries owns sufficient Voting Stock to enable it or them (as a group) ordinarily, in the absence of contin-

             gencies, to elect a majority of the directors (or persons

             performing similar functions) of such business entity.

                       Voting Stock:  stock of any class or classes (or
                       ------------

             equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily,

             in the absence of contingencies, entitled to vote for the

             election of the directors (or persons performing similar

             functions) of such business entity, even though the right so to vote has been suspended by the happening of such a con-

             tingency.

                       Wholly-Owned:  as applied to any Subsidiary, a
                       ------------

             Subsidiary all the outstanding shares (other than directors'

             qualifying shares, if required by law) of every class of

             stock of which are at the time owned by Buyer or by one or more Wholly-Owned Subsidiaries or by Buyer and one or more

             Wholly-Owned Subsidiaries.

                                      ARTICLE XI
                              PURCHASE PRICE ADJUSTMENTS

                       11.1.  Certain Definitions.  As used in this
                              -------------------

             Agreement, the following terms have the following meanings:

                       Adjustment Amount:  as defined in Section 11.2.
                       -----------------

                       Buyer's Accountants:  as defined in Section 11.3.
                       -------------------

                       Buyer's Actuaries:  as defined in Section 11.3.
                       -----------------

                       Determination Date:  the earliest of (a) Decem-
                       ------------------                    -

             ber 31, 1991, (b) the last day of the fiscal quarter of ESI
                            -

             most recently ended prior to the date on which the Deferred

             Purchase Price becomes due and payable following accelera-

             tion pursuant to Section 12.1, and (c) the last day of the
                                                 -

             fiscal quarter of ESI most recently ended prior to the date on which Buyer delivers notice of prepayment to Seller pur-

             suant to Section 1.4(d).

                       Indemnification Amount:  the aggregate amount,
                       ----------------------

             calculated in accordance with Section 11.5 and subject to

             the limitation specified in Section 11.5, of all damages,

             losses, liabilities, fees, costs and expenses (including

             reasonable fees and expenses of counsel) sustained or suf-

             fered by any of the Buyer Affiliates (except for the indi-

             viduals delivering certificates and undertakings pursuant to

             Section 6.11) and arising from a breach after the Closing

             Date of any agreement of Seller (except for a breach of the provisions of Section 4.7, 4.8, 4.10, 4.11, 4.12 or 4.13 or

             Article VIII of this Agreement) or a breach of any represen-

             tation or warranty of Seller (except for the representations and warranties set forth in Sections 2.1 through 2.8 inclu-

             sive, 2.36 and 2.37 and the Schedules attached hereto with respect to such Sections) contained in or made pursuant to this Agreement or any Exhibit or Schedule attached hereto.

                       Reserves for Losses and Loss Adjustment Expenses:
                       ------------------------------------------------

             an amount equal to the provision, determined in accordance with generally accepted accounting principles (applied on a basis consistent with that used at December 31, 1986), in

             respect of the consolidated financial position of ESI and

             its Subsidiaries, for (a) case reserve estimates for report-
                                    -

             ed losses, plus (b) incurred but not reported claims and
                        ----  -

             loss adjustment expenses, less (c) cash amounts that relate
                                       ----  -

             to salvage and subrogation recoveries, and in the case of

             clauses (a), (b) and (c), net of applicable reinsurance

             recoverables.

                       Reserves for Uncollectible Reinsurance:  an amount
                       --------------------------------------

             equal to the provision, determined in accordance with gener-

             ally accepted accounting principles (applied on a basis

             consistent with that used at December 31, 1986), in respect of the consolidated financial position of ESI and its Sub-

             sidiaries for Uncollectible Reinsurance.

                       Seller's Accountants:  as defined in Section 11.3.
                       --------------------

                       Seller's Actuaries:  as defined in Section 11.3.
                       ------------------

                       Uncollectible Reinsurance:  reinsurance recover-
                       -------------------------

             ables owed to ESI and its Subsidiaries by reinsurers, that have been determined to be uncollectible (including any

             amount charged as an expense in connection with commutation,

             in accordance with generally accepted accounting principles

             (applied on a basis consistent with that used at Decem-

             ber 31, 1986)).

                       11.2.  Adjustment Amount.  As used in this Agree-
                              -----------------

             ment, the "Adjustment Amount" shall mean an amount equal to:

                       (a)  52%, if the Kansa Buyer Guarantee shall have

                  been delivered at the Closing, and 70%, if the Kansa

                  Buyer Guarantee shall not have been delivered at the

                  Closing, of an amount equal to 90% of the first $10

                  million and 100% of the remainder, of any difference

                  (positive or negative) which results when $160,823,000

                  is subtracted from the sum of:

                            (i)  Reserves for Losses and Loss Adjustment

                       Expenses at the Determination Date, and

                           (ii)  the aggregate amount of all losses and

                       loss adjustment expenses paid by ESI and its Sub-

                       sidiaries from January 1, 1987, to the Determina-

                       tion Date in each case, with respect only to

                       losses occurring on or before December 31, 1986, under contracts of insurance or reinsurance entered into by ESI and its Subsidiaries;

             plus
             ----

                       (b)  52%, if the Kansa Buyer Guarantee shall have

                  been delivered at the Closing, and 70%, if the Kansa

                  Buyer Guarantee shall not have been delivered at the

                  Closing, of an amount equal to 90% of the first $10

                  million, and 100% of the remainder, of any difference

                  (positive or negative) which results when $8 million is

                  subtracted from the following amount:

                            (i)  Reserves for Uncollectible Reinsurance

                       at the Determination Date;

                  plus
                  ----

                           (ii)  the aggregate amount of Uncollectible

                       Reinsurance on paid claims written off, net of any

                       recoveries with respect thereto, from January 1,

                       1987 to the Determination Date;

                  minus
                  -----

                          (iii)  the amount by which (x) the sum of such
                                                      -

                       Uncollectible Reinsurance owed by Mutual Fire that

                       is written off and such Reserves for Uncollectible

                       Reinsurance with respect to Mutual Fire exceeds

                       (y) $4.5 million;
                        -

                  minus
                  -----

                           (iv)  recoveries from January 1, 1987 to the

                       Determination Date with respect to reinsurance

                       recoverables written off by ESI and its Subsidi-

                       aries prior to January 1, 1987,

             in each case, in respect of reinsurance agreements in effect before January 1, 1987, with respect to insurance policies

             (including optional extension periods) in effect before

             January 1, 1987, under which a claim arises out of events

             occurring prior to January 1, 1987;

             plus
             ----

                       (c)  the Indemnification Amount at the Determina-

                  tion Date;

             minus
             -----

                       (d)  one-third of the amount of the net Federal,

                  state or local tax savings that are realized in respect

                  of tax periods prior to and including the Determination

                  Date by Buyer, SMCO, ESI, EIC or ICE, determined as set

                  out below, as a result of any items reflected in

                  amounts determined pursuant to paragraphs (a), (b) and

                  (c) of this Section 11.2.  If the Adjustment Amount is

                  a negative number, it shall be deemed to be equal to

                  zero.  No amount shall be included in the Adjustment

                  Amount to the extent that Seller is obligated to indem-

                  nify Buyer with respect to such amount pursuant to

                  Section 8.1 prior to the Determination Date.  The de-

                  termination of the tax savings realized shall be deter-

                  mined each year by consolidating or combining the cur-

                  rent year taxable income (loss) of Buyer, SMCO, ESI,

                  EIC and ICE (taking into account carryforwards and, to

                  the extent arising no later than the tax period that

                  includes the Determination Date, carrybacks) and ex-

                  cluding the income (loss) of any other company.

                       11.3.  Estimates and Finality of the Adjustment
                              ----------------------------------------

             Amount; Disputes.  (a)  Buyer, at its expense, shall deliver
             ----------------

             to Seller within 30 days following each quarter of each

             fiscal year a non-binding estimate of the Adjustment Amount,

             which shall assume that the last day of the quarter with

             respect to which such report is being delivered is the De-

             termination Date.  Each such estimate shall be accompanied by a reasonably detailed statement by Buyer of the basis

             therefor.

                       (b)  As soon after the Determination Date as is

             practicable, Buyer, at its expense, shall deliver to Seller its determination of the Adjustment Amount, accompanied by a reasonably detailed statement of the basis therefor (to the extent of actuarial matters involved therein) by nationally recognized actuaries regularly used by Buyer in making actu-

             arial determinations with respect to its own financial statements (the "Buyer's Actuaries") and (to the extent of accounting matters involved therein) by nationally recog-

             nized independent accountants regularly used by Buyer with respect to its own financial statements (the "Buyer's Audi-

             tors") stating that such determination has been made pur-

             suant to this Agreement.  Such determination shall be final and binding upon the parties unless, within 20 days after

             receipt thereof, Seller notifies Buyer that it disagrees

             with the amount or the matters reflected therein, in which case it shall, at its own expense, cause its own nationally recognized actuaries (the "Seller's Actuaries"), if the

             disagreement concerns an actuarial matter, or its own na-

             tionally recognized independent accountants (the "Seller's

             Auditors"), if the disagreement concerns an accounting mat-

             ter, to perform an additional determination and shall deli-

             ver such determination to Buyer within 45 days after the

             delivery of its notice concerning such disagreement.  If

             Seller's disagreement concerns any matter other than an

             actuarial or accounting matter, Seller shall notify Buyer

             within 20 days after receipt of Buyer's determination and

             shall submit such disagreement to arbitration pursuant to

             Section 13.9.  With respect to any disagreement concerning an actuarial or accounting matter, if the Seller's Actuaries and/or the Seller's Auditors and the Buyer's Actuaries and/or the Buyer's Auditors cannot agree on a single deter-

             mination of the Adjustment Amount within 20 days after de-

             livery to Buyer of the determination of the Seller's Actu-

             aries and/or the Seller's Auditors, then the Seller's Actu-

             aries and/or the Seller's Auditors and the Buyer's Actuaries and/or the Buyer's Auditors shall, within 10 days there-

             after, mutually select an independent third actuary and/or auditor, whose determination of the Adjustment Amount, which shall not be more than the determination of the Buyer's

             Actuaries and the Buyer's Auditors nor less than the deter-

             mination of the Seller's Actuaries and the Seller's Auditors and which shall be made within 60 days after its or their

             selection and shall be delivered to Buyer and Seller, shall be final and binding.

                       (c)  The determination of the Adjustment Amount

             shall be deemed to be final upon the earliest to occur of

             (i) Buyer's receipt of Seller's written concurrence with the
              -

             determination made by Buyer, (ii) Seller's failure to notify
                                           --

             Buyer of its objection to Buyer's determination within

             20 days after Seller's receipt thereof, (iii) with respect
                                                      ---

             to disagreements concerning actuarial or accounting matters,

             (A) Seller's failure to deliver the Seller's Actuaries'
              -

             and/or the Seller's Auditors' determination to Buyer within

             45 days after delivery to Buyer of the notice referred to in clause (ii) above, (B) the receipt by Buyer and Seller of
                                 -

             the written agreement by the Buyer's Actuaries and/or the

             Buyer's Auditors and the Seller's Actuaries and/or the Sell-

             er's Auditors on a single determination, or (C) the receipt
                                                          -

             by Buyer and Seller of the determination made by the inde-

             pendent third actuaries and/or auditors selected by the

             Buyer's Actuaries and/or the Buyer's Auditors and the Sell-

             er's Actuaries and/or the Seller's Auditors and (iv) with
                                                              --

             respect to disagreements concerning other matters, the re-

             ceipt by Buyer and Seller of the determination of the arbi-

             trators selected pursuant to Section 13.9.  If any objection or dispute exists at any time with respect only to a portion of the Adjustment Amount, the portion of the Adjustment

             Amount not objected to or disputed shall be deemed to be

             final on receipt of notice by Buyer from Seller, or by Sell-

             er from Buyer, that such portion is not objected to or in

             dispute.

                       11.4.  Assignment of Uncollectible Reinsurance.
                              ---------------------------------------

             On the date on which any reinsurance recoverable that would be reflected in the Adjustment Amount is written off by ESI or any of its Subsidiaries, Buyer shall assign, or cause ESI or its Subsidiaries to assign, to Seller such reinsurance

             recoverable.  Buyer shall cause ESI and its Subsidiaries to write off such reinsurance recoverables in accordance with generally accepted accounting principles (applied on a basis consistent with that used at December 31, 1986).  On or

             prior to the Closing Date, Seller may cause ESI or its Sub-

             sidiaries to assign to Seller all reinsurance recoverables relating to reinsurance in effect prior to January 1, 1987 that were written off the books and records of such compa-

             nies prior to January 1, 1987, and Seller will make avail-

             able to Buyer records or lists identifying the reinsurance recoverables so assigned.  Seller may thereafter collect the amount of any such recoverables in its own name and for its own account, provided that, to the extent that it can rea-
                          --------

             sonably do so, Seller will avoid unnecessary damage to the relationship between ESI and its Subsidiaries and the person owing such recoverable.

                       11.5.  Indemnification Amount, etc.  (a)  With
                              ---------------------------

             respect to any warranty or representation of Seller con-

             tained in or made pursuant to this Agreement or any Exhibit or Schedule attached hereto which contains a reference to

             materiality (other than the representations set forth in

             Sections 2.1 through 2.8), the breach of which may give rise to an amount included in the Indemnification Amount, any

             damages, losses, liabilities, fees, costs or expenses sus-

             tained or suffered by any of the Buyer Affiliates shall be deemed material and (subject to the next following sentence) included in the Indemnification Amount only if the amount thereof sustained or incurred with respect to such warranty or representation exceeds $50,000, but if such amount ex-

             ceeds $50,000, such entire amount (including the portion not exceeding $50,000) shall be included in the Indemnification

             Amount.  No such damages, losses, liabilities, fees, costs and expenses shall be included in the Indemnification Amount unless the aggregate amount thereof with respect to all such representations and warranties (less any amount excluded

             pursuant to the final sentence of this Section 11.5(a))

             exceeds $100,000, whereupon such entire amount (including

             the portion thereof not exceeding $100,000) shall be includ-

             ed in the Indemnification Amount.  The Indemnification

             Amount shall not include any amount included in the calcula-

             tion of the Adjustment Amount pursuant to paragraph (a) or

             (b) of Section 11.2.

                       (b)  The obligations and liabilities of the par-

             ties under this Article XI with respect to claims resulting from the assertion of liability by third parties that might give rise to an amount included in the Adjustment Amount

             shall be subject to the provisions of Sections 8.3, 8.4(d)

             (except for clause (i) thereof) and 8.5 hereof, as if such claims would give rise to an indemnification obligation

             pursuant to any provision of Article VIII hereof.

                       (c)  Buyer shall have no right, recourse or claim

             whatsoever against Seller with respect to

                       (i)  any representation or warranty contained in

                  this Agreement (except for those set forth in Sections

                  2.1 through 2.8 inclusive, 2.36 and 2.37 of this Agree-

                  ment and the Schedules attached hereto with respect

                  thereto),

                      (ii)  any obligation created by this Agreement or

                  arising out of the transactions contemplated hereby,

                  the breach of which would give rise to an amount in-

                  cluded in the Indemnification Amount,

                     (iii)  inadequacies of any Reserves for Losses and

                  Loss Adjustment Expenses or Reserves for Uncollectible

                  Reinsurance, or

                      (iv)  the inability of any Buyer Affiliate to ob-

                  tain payment of any Uncollectible Reinsurance, except

                  as set forth in this Article XI and in Section 1.4

                  hereof, provided that nothing in this Section 11.5(c)
                          --------

                  shall in any way adversely affect Buyer's rights under

                  Article VIII.

                       11.6.  No Commutation of Uncollectible Reinsur-
                              ----------------------------------------

             ance, etc.  Buyer shall not permit ESI or its Subsidiaries
             ---------

             to commute, reduce, settle or discount any reinsurance re-

             coverable that is or might be reflected in the Adjustment

             Amount without the prior written consent of Seller, which

             consent will not be unreasonably withheld or delayed.  Buyer will, and will cause ESI and its Subsidiaries to, proceed

             with reasonable diligence to attempt to collect such rein-

             surance recoverables.  All payments by any debtor in respect of any reinsurance recoverable shall, in the absence of any requirement to the contrary, be allocated for purposes of

             this Article XI to the oldest outstanding recoverable of the payor that would be reflected in the Adjustment Amount.

                       11.7.  Right of Inspection.  Seller shall be enti-
                              -------------------

             tled, through its employees and representatives, to inspect and examine such of the books, records, tax records and

             financial statements of Buyer, SMCO, ESI, EIC and ICE and

             working files of the Buyer's Actuaries and the Buyer's Audi-

             tors as may be relevant to a determination of the adjust-

             ments required by this Article XI.  Any such inspection and examination shall be conducted at reasonable times and under reasonable circumstances in such a manner as will avoid any unreasonable disruption of the businesses of such corpora-

             tions, and Buyer shall and shall cause SMCO, ESI, EIC and

             ICE to cooperate fully with such inspection and examination.

             Seller shall, and shall cause any other person to whom Sell-

             er has given access to information disclosed pursuant to

             this Section 11.7, to keep confidential any information or documents obtained pursuant to this Section 11.7, unless such information or documents are readily ascertainable from public or published information.


                                     ARTICLE XII
                                  EVENTS OF DEFAULT

                       12.1.  Events of Default; Acceleration.  If any of
                              -------------------------------

             the following conditions or events ("Events of Default")

             shall occur and be continuing:

                       (a)  if Buyer shall default in the payment of any

                  amount owed under Section 1.4 of this Agreement when

                  the same becomes due and payable, whether on the date

                  when normally due, as set forth herein, or at a date

                  fixed for prepayment; or

                       (b)  if Buyer shall materially default in the

                  performance of or compliance with any material covenant

                  contained in Article X of this Agreement or, if a Guar-

                  antee Effectiveness Event shall have occurred, a Buyer

                  Guarantor shall materially default in the performance

                  of or compliance with Section 10(a) or (b) of the Kansa

                  Buyer Guarantee or Overall Buyer Guarantee, and such

                  default shall not have been remedied within 45 days

                  after written notice thereof shall have been received

                  by Buyer from Seller; or

                       (c)  if any material representation or warranty

                  made in writing by or on behalf of Buyer in this Agree-

                  ment or the Pledge Agreement, together with the docu-

                  ments, certificates and other writings furnished or to

                  be furnished by Buyer to Seller pursuant to this Agree-

                  ment or by or on behalf of a Buyer Guarantor in the

                  Non-Contingent Buyer Guarantee, or, if a Guarantee

                  Effectiveness Event shall have occurred, any represen-

                  tation or warranty contained in the Kansa Buyer Guaran-

                  tee or Overall Buyer Guarantee, shall prove to have

                  been false or incorrect in any material respect on the

                  date as of which made; or

                       (d)  if Buyer or any of its Subsidiaries or, if a

                  Guarantee Effectiveness Event shall have occurred, a

                  Buyer Guarantor, shall default (as principal or guaran-

                  tor or other surety) in the payment (at maturity, at

                  any time designated for prepayment or otherwise) of any

                  principal of or premium or interest on any Debt which

                  is outstanding in an aggregate amount of at least

                  $1 million ($2 million in the case of a Buyer Guaran-

                  tor) in the aggregate (other than the obligations of

                  Buyer under this Agreement) and such amount is not paid

                  or the payment of such amount is not waived, within any

                  grace period applicable thereto or, if longer, within ten days after the occurrence of such default, or if any event shall occur or condition shall exist in re-

                  spect of any such Debt which is outstanding in a prin-

                  cipal amount of at least $1 million ($2 million in the

                  case of a Buyer Guarantor) in the aggregate or under

                  any evidence of any such Debt or of any mortgage, in-

                  denture or other agreement relating thereto the effect

                  of which is to accelerate the payment of such Debt so

                  as to cause it to become due before its stated maturity

                  or before its regularly scheduled dates of payment, and

                  such acceleration shall not have been waived or re-

                  scinded by the holder of such Debt prior to delivery of

                  a notice by Seller to Buyer pursuant to clause (y) of

                  this Section 12.1; or

                       (e)  if Buyer or any of its Subsidiaries or, if a

                  Guarantee Effectiveness Event shall have occurred, a

                  Buyer Guarantor, shall (i) be generally not paying its
                                          -

                  debts as they become due, (ii) file, or consent by
                                             --

                  answer or otherwise to the filing against it of, a

                  petition for relief or reorganization or arrangement or

                  any other petition in bankruptcy, for liquidation or to

                  take advantage of any bankruptcy or insolvency law of

                  any jurisdiction, (iii) make an assignment for the
                                     ---

                  benefit of its creditors, (iv) consent to the appoint-
                                             --
                  ment of a custodian, receiver, trustee or other officer

                  with similar powers with respect to it or with respect

                  to any substantial part of its property, (v) be adjudi-
                                                            -

                  cated insolvent or (vi) take corporate action for the
                                      --

                  purpose of any of the foregoing; or

                       (f)  if a court or governmental authority of com-

                  petent jurisdiction shall enter an order appointing,

                  without consent by Buyer or any of its Subsidiaries or,

                  if a Guarantee Effectiveness Event shall have occurred,

                  without consent by a Buyer Guarantor, a custodian,

                  receiver, trustee or other officer with similar powers

                  with respect to it or with respect to any substantial

                  part of the property of Buyer and its Subsidiaries

                  taken as a whole or of such Buyer Guarantor, or if an

                  order for relief shall be entered in any case or pro-

                  ceeding for liquidation or reorganization or otherwise

                  to take advantage of any bankruptcy or insolvency law

                  of any jurisdiction, or ordering the dissolution, wind-

                  ing-up or liquidation of Buyer or any of its Subsidi-

                  aries or, if a Guarantee Effectiveness Event shall have

                  occurred, a Buyer Guarantor, if any petition for any

                  such relief shall be filed against Buyer or a Subsid-

                  iary of Buyer or, if a Guarantee Effectiveness Event shall have occurred, a Buyer Guarantor, and such peti-

                  tion shall not be dismissed within 90 days; or

                       (g)  if a final judgment or judgments shall be

                  rendered against Buyer or any of its Subsidiaries or,

                  if a Guarantee Effectiveness Event shall have occurred,

                  a Buyer Guarantor, for the payment of money in excess

                  of $1 million ($2 million in the case of a Buyer

                  Guarantor) in the aggregate and any one of such

                  judgments shall not be discharged or execution thereon

                  stayed pending appeal, within 60 days after entry

                  thereof, or, in the event of such a stay, such judgment

                  shall not be discharged within 60 days after such stay

                  expires; or

                       (h)  if a Guarantee Effectiveness Event shall have

                  occurred, at any time after delivery of the Kansa Buyer

                  Guarantee when the Consolidated Net Worth of Buyer is

                  less than $10 million or after the delivery of the

                  Overall Buyer Guarantee, neither Buyer Guarantor has,

                  or both together do not have, a Consolidated Net Worth

                  in excess of $50 million then, (x) upon the occurrence
                                                  -

                  of any Event of Default described in subdivision (e) or

                  (f) of this Section 12.1 the entire unpaid amount owed

                  to Seller pursuant to Section 1.4 hereof shall automat-

                  ically become due and payable or (y) upon the occur-
                                                    -
                  rence of any other Event of Default, Seller may at any

                  time (unless all defaults shall theretofore have been

                  remedied) at its option, by written notice or notices

                  to Buyer, declare the entire unpaid amount owed to

                  Seller pursuant to Section 1.4 hereof to be due and

                  payable, whereupon the same shall forthwith mature and

                  become due and payable.

                       12.2.  Remedies on Default, etc.  In case any one
                              ------------------------

             or more Events of Default or Potential Events of Default

             shall occur and be continuing, unless (in the case of a

             Potential Event of Default) Buyer is diligently and in good faith attempting to remedy such Potential Event of Default,

             Seller may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceed-

             ing, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the

             exercise of any power granted hereby or thereby or by law or otherwise.  In any case to which the preceding sentence is applicable, Buyer will pay to Seller such further amount as shall be sufficient to cover its costs and expenses, includ-

             ing without limitation, reasonable attorneys' fees, expenses and disbursements and costs and expenses of collection,

             incurred in connection therewith. No course of dealing and no delay on the part of Seller in exercising any right,

             power or remedy shall operate as a waiver thereof or other-

             wise prejudice such holder's rights, powers or remedies.  No right, power or remedy conferred by this Agreement upon

             Seller shall be exclusive of any other right, power or reme-

             dy referred to herein or now or hereafter available at law,

             in equity, by statute or otherwise.

                       12.3.  Cure of Defaults.  (a)  If the Buyer Guar-
                              ----------------

             antors shall have delivered to Seller an Overall Buyer Guar-

             antee, any breach of the covenants contained in Sec-

             tions 10.4, 10.9, 10.10, 10.11, 10.12 and, to the extent

             that the covenants in Section 10.14 require action by per-

             sons other than Buyer and its Subsidiaries, 10.14, and any breach of any covenant which does not result from action or intentional inaction by Buyer or any Subsidiary, that is

             then in existence or thereafter may occur shall, unless the obligations of Buyer under Section 1.4 hereof shall have

             been accelerated pursuant to Section 12.1 hereof prior to

             delivery to Seller of an Overall Buyer Guarantee, be deemed to have been cured.  To the extent that a Buyer Guarantor

             has a Consolidated Net Worth in excess of $50 million, any event with respect to the other Buyer Guarantor that other-

             wise would constitute an Event of Default under Sec-

             tion 12.1(d) or (g) shall be deemed to have been cured.

                       (b)  If Buyer shall have delivered the Financial

             Guarantee to Seller prior to the acceleration, pursuant to

             Section 12.1, of the obligations of Buyer under Section 1.4 hereof, any Event of Default or Potential Event of Default that is in existence at the time of such delivery or that

             thereafter may occur (other than failure to pay the Deferred

             Purchase Price on the fifth anniversary of the Closing Date)

             shall be deemed for all purposes to have been cured.


                                     ARTICLE XIII
                                  GENERAL PROVISIONS

                       13.1.  Notices.  All notices and other communica-
                              -------

             tions hereunder shall be in writing and shall be deemed

             given if delivered personally or transmitted by telex, tele-

             copy (if receipt is confirmed) or mailed by registered or

             certified mail (return receipt requested) to the persons at the following addresses (or at such other address for a

             party as shall be specified by like notice):


                       (a)  If to Buyer:

                            Fairfax Financial Holdings Limited
                            Suite 800
                            95 Wellington Street West
                            Toronto, Ontario, Canada M5J 2N7
                            Attention:  Prem Watsa

                            Markel Corporation
                            5310 Markel Road
                            Richmond, Virginia 23230
                            Attention:  Steven A. Markel
                       with copies to:

                            Tory, Tory, DesLauriers &  Binnington
                            Suite 3200
                            IBM Tower
                            Toronto Dominion Center
                            Toronto, Ontario M5K 1N2
                            Attention:  Eric P. Salsberg

                            McGuire, Woods, Battl & Boothe
                            One James Center
                            Richmond, Virginia 23219
                            Attention:  Leslie A. Grandis

                       (b)  If to Seller:

                            Alexander & Alexander Inc.
                            300 East Joppa Road
                            Baltimore, Maryland 21204
                            Attention:  Controller

                       with a copy to:

                            Alexander & Alexander Inc.
                            1211 Avenue of the Americas
                            New York, New York 10036
                            Attention:  General Counsel

             A notice shall be deemed to be delivered (a) in the case of
                                                       -

             personal delivery, on the date of delivery, (b) in the case
                                                          -

             of telex or telecopy, on the date of confirmation of receipt and (c) in the case of registered or certified mail, on the
                  -

             date shown on the receipt.

                       13.2.  Fees and Expenses.  Each of the parties
                              -----------------

             hereto shall pay its own expenses incurred in connection

             with the preparation, negotiation, execution, delivery and consummation of this Agreement.

                       13.3.  Public Announcements.  Buyer and Seller
                              --------------------

             shall consult with each other before issuing any press re-

             lease with respect to this Agreement or the transactions

             contemplated hereby.

                       13.4.  Interpretation.  The headings contained in
                              --------------

             this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

             Terms such as "herein", "hereof" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires.  Terms used in the plural include the singular,

             and vice versa, unless the context otherwise requires.

                       13.5.  Counterparts.  This Agreement may be
                              ------------

             executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall

             constitute one and the same instrument.

                       13.6.  Miscellaneous.  This Agreement (i) consti-
                              -------------                   -

             tutes the entire agreement and supersedes all other prior

             agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject

             matter hereof; (ii) except as expressly stated herein, is
                             --

             not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof; (iii) shall not be assigned by
                                            ---
             operation of law or otherwise; and (iv) shall be governed in
                                                 --

             all respects, including validity, interpretation and effect by the laws of the State of New York.

                       13.7.  Survival.  No investigation by the parties
                              --------

             made heretofore or hereafter shall affect the representa-

             tions and warranties of the parties contained herein.  The representations and warranties of Seller shall survive such investigation and the Closing (a) in the case of the repre-
                                            -

             sentations and warranties contained in Sections 2.1 through

             2.8 inclusive and 2.36, until the Payment Date, (b) in the
                                                              -

             case of representations and warranties with respect to Taxes paid or payable by SMCO, ESI, EIC and ICE and liabilities in respect thereof, for the period during which an assessment or reassessment may be made in respect thereof, (c) in the
                                                              -

             case of the representation and warranty contained in Sec-

             tion 2.37, until April 30, 2000, and (d) in the case of all
                                                   -

             other representations and warranties, for a period of two

             years following the Closing and, in each case, if notice of a breach thereof shall have been received by Seller from

             Buyer during the applicable survival period, until such

             alleged breach has been resolved or settled.  Each represen-

             tation and warranty of Buyer shall survive such investiga-

             tion and the Closing until the Deferred Purchase Price shall have been paid in full, and, if notice of a breach of a representation or warranty shall have been received by Buyer from Seller prior to payment in full of the Deferred Pur-

             chase Price, such representation and warranty shall survive until such alleged breach has been resolved or settled.

                       13.8.  Knowledge.  Any provision in Article II
                              ---------

             referring to the knowledge of Seller also shall be deemed to refer to the knowledge of A&A.  Any provision in Article III referring to the knowledge of Buyer also shall be deemed to refer to the knowledge of each of the Buyer Guarantors.

                       13.9.  Arbitration.  (a)  Any dispute arising in
                              -----------

             respect of the terms hereof or in any manner related hereto

             (except as provided in Section 11.3) shall be settled by

             arbitration in accordance with the rules of the American

             Arbitration Association and judgment upon the award rendered by the arbitrators may be rendered in any court having ju-

             risdiction thereof.

                       (b)  Arbitration hereunder shall be by a single

             arbitrator appointed by agreement between the parties.  If the parties fail to agree to such appointment within 15 days following the delivery by one party to the other of a writ-

             ten notice requesting concurrence in a proposed appointment,

             then either party may notify the other party that it is

             requesting a panel of three arbitrators.  In such event each party shall select one arbitrator within 21 days of receipt of such notice requesting a panel. In default of such se-

             lection by either party, the arbitrator (if any) appointed by the other party shall be the sole arbitrator hereunder.

             If both parties have made a selection, those arbitrators so selected shall agree on the third arbitrator within 30 days following the date on which the last of the two was selected as an arbitrator.  Should the two arbitrators fail within

             this time limit to reach an agreement on the third arbitra-

             tor, the third arbitrator shall be appointed by the Presi-

             dent of the American Arbitration Association in accordance with its rules.  Such third arbitrator shall act as Chair-

             man.

                       (c)  Any arbitration proceeding shall take place

             in New York City and any arbitration award shall be final

             and binding on the parties.

                       (d)  The arbitrators shall designate the party or

             parties to bear the expense of the arbitration and the

             amount to be borne by each.

                       (e)  None of the parties shall cease or suspend or

             otherwise hinder the continuing performance of its respec-

             tive obligations hereunder pending any reference to arbitra-

             tion but shall continue to perform the same fully.

                       13.10.  Deemed Obligations of Buyer.  To the ex-
                               ---------------------------

             tent that this Agreement imposes any obligations on SMCO,

             ESI, EIC or ICE after the Closing Date, such obligations

             shall be deemed to be obligations of Buyer.

                       IN WITNESS WHEREOF, the parties hereto have caused

             this Agreement to be executed by their duly authorized offi-

             cers.

                                        F-M ACQUISITION CORPORATION


                                        By  /s/ S. A. Markel
                                          ----------------------------
                                            Title:  President


                                        ALEXANDER & ALEXANDER INC.


                                        By  /s/ J. B. Lockhart III
                                          ----------------------------
                                            Title:  Vice President and
                                                      Treasurer

                                                                EXHIBIT A



                               TAX ALLOCATION AGREEMENT
                               ------------------------


                       AGREEMENT between ALEXANDER & ALEXANDER SERVICES

             INC., a Maryland corporation having its principal place of business located at 1211 Avenue of the Americas, New York,

             New York, and ALEXANDER & ALEXANDER INC., a Maryland corpo-

             ration having its principal place of business located at 300

             East Joppa Road, Baltimore, Maryland (hereinafter together and individually referred to as the "Parent"), and SHAND,

             MORAHAN & COMPANY, INC., an Illinois corporation having its principal place of business located at Shand Morahan Plaza,

             Evanston, Illinois (hereinafter referred to as the "Subsid-

             iary").

                       WHEREAS, Subsidiary was a member of the Parent's

             affiliated group as defined in section 1504 of the Internal

             Revenue Code of 1986, as amended (the "Code") on January 1,

             1987 and will consolidate with the Parent for purposes of

             filing Federal consolidated income tax returns ("Consolidat-

             ed Return") and is expected to be combined with the Parent for purposes of filing Illinois combined income and replace-

             ment tax returns ("Combined Return") for tax periods begin-

             ning after December 31, 1986 and ending when Subsidiary

             ceases to be a member of the Parent's affiliated group; and

                       WHEREAS, Parent and Subsidiary desire to execute

             this Agreement, effective for all tax returns for taxable

             years beginning after December 31, 1986.

                       NOW, THEREFORE, in order to calculate Subsidiary's

             allocable share of Parent's Federal consolidated income tax liability and Illinois combined income and replacement tax liability for tax periods beginning after December 31, 1986,

             the parties hereto agree as follows:

             SECTION 1.  Definitions and Payment of Federal Consolidated
                         -----------------------------------------------
                         Income Tax Liability and Illinois Combined
                         ------------------------------------------
                         Income and Replacement Tax Liability.
                         ------------------------------------

                  (a)  General Rule.  On the filing of a Consolidated
                       ------------

             Return or a Combined Return by the Parent for any tax period beginning after December 31, 1986, the tax liabilities shall be allocated and borne by the parties hereto in accordance with this Agreement.  This Agreement shall not apply to the extent Subsidiary is not included in a Consolidated Return or a Combined Return of the Parent.

                  (b)  Disbursing Agent.  Upon receipt of the payments
                       ----------------

             provided for in Section 2 and subsection (c) of this Section

             1, Parent, acting as disbursing agent for Subsidiary, shall pay the amount due the Internal Revenue Service or Illinois

             Department of Revenue on account of any Federal consolidated income tax or Illinois combined income and replacement tax for such tax period and shall pay or credit any refunds to

             Subsidiary as required by Section 4.

                  (c)  Determination of Payment and Disbursement.  The
                       -----------------------------------------

             amount of payments and disbursements provided for in this

             Agreement shall be made quarterly on the basis of estimates of taxable income and Tax Credits and shall be adjusted as provided in Section 4(b).  Such quarterly installments shall be on a basis consistent with that adopted by Parent for

             payment of estimated Federal consolidated income tax to the

             Internal Revenue Service and estimated Illinois combined

             income and replacement tax to the Illinois Department of

             Revenue, and all amounts due Parent shall be paid no later than one day prior to the due date of Parent's estimated tax payment.  Parent shall be responsible for any failure to

             remit the Subsidiary's payments on a timely basis.

                  (d)  Definitions.
                       -----------

                       1.   The term "Separate Return Tax Liability"

             means the Subsidiary's aggregate Federal income tax liabili-

             ty (including alternative minimum tax and any tax on the

             deferred intercompany gain recognized with respect to the

             sale of Shand Morahan Plaza in 1985) and Illinois income and replacement tax liability (each after available Tax Credits)

             computed in the manner that Subsidiary would use in filing an Illinois income and replacement tax return reflecting the application of Subsidiary's Apportionment Factor to the unitary group's Illinois taxable income and a separate Fed-

             eral income tax return except that:  (i) all Federal taxable
                                                   -

             income with the exception of net capital gains (as defined in section 1222(11) of the Code) of Subsidiary will be taxed at the highest marginal corporate tax rate, as specified in section 11 of the Code (taking into account section 15 of

             the Code), and (ii) Illinois taxes shall be computed at the
                             --

             Illinois flat income and replacement tax rates (provided a

             Combined Return is filed including Subsidiary) and (iii) any
                                                                 ---

             taxable income, gain, loss or deduction that prior to July

             1, 1987 is generated by or related to the safe harbor leases under which Subsidiary is the tax lessor (the "Safe Harbor

             Leases") shall be omitted.

                       2.   The term "Subsidiary's Apportionment Factor"

             means the average of the ratios, as provided by Illinois tax law, of the Subsidiary's gross receipts within Illinois to the aggregate gross receipts of the unitary group, the Sub-

             sidiary's property within Illinois to the aggregate property of the unitary group and the Subsidiary's payroll within

             Illinois to the aggregate payroll of the unitary group.  Any receipts and property related to the Safe Harbor Leases

             shall be excluded in determining the Subsidiary's Apportion-

             ment Factor for any period prior to July 1, 1987.

                       3.   The term "Tax Credits" means any credit

             against tax liability permitted under the Code or the tax

             statutes of Illinois.


             SECTION 2.  Determination of Liabilities.
                         ----------------------------

                  (a)  General Rule.  The Parent shall compute Subsid-
                       ------------

             iary's Separate Return Tax Liability.  The amount of tax so computed shall be paid by Subsidiary to the Parent, less the amount of any adjustment under Section 4.

                  (b)  In computing Subsidiary's Separate Return Tax

             Liability under subsection (a), any net operating loss car-

             ryover, capital loss carryover, excess charitable contribu-

             tion deduction carryover, or any similar carryover existing at January 1, 1987 (other than a carryover generated by or related to the Safe Harbor Leases and other than Tax Credits and charitable contribution deductions generated by Subsid-

             iary in tax years ending before January 1, 1987) shall, to the extent utilized in Parent's Consolidated Return or Com-

             bined Return, be given effect.

                  (c)  Parent shall determine the Federal consolidated

             and combined Illinois income and replacement tax liabilities and submit all appropriate returns and tax payments in a

             manner determined by the Parent.

             SECTION 3.  Use of Tax Credits.
                         ------------------

                       Subsidiary shall be entitled to the benefit of Tax

             Credits generated by it after December 31, 1986 and during the period Subsidiary is included in a Consolidated Return or a Combined Return with Parent.


             SECTION 4.  Refund or Adjustment of Tax.
                         ---------------------------

                  (a)  Tax Previously Paid.
                       -------------------

                       1.  Cash Refund.  Except as provided in paragraph
                           -----------

             (2), Subsidiary shall be entitled to a refund, computed as provided in paragraph (3), of tax previously paid to the

             Parent (pursuant to the terms of this Agreement or any

             formal or informal tax sharing arrangement existing between

             Parent and Subsidiary for taxable years ending prior to

             January 1, 1987) if in any tax period subject to this Agree-

             ment it sustains a net operating loss, has unused Tax Cred-

             its, or has unused deductions, which may be carried back on a Separate Return Tax Liability basis to a tax period ending prior to January 1, 1987 under applicable provisions of the

             Code or the Illinois tax statutes.

                       2.  Deduction Against Current Tax.  If Subsidiary
                           -----------------------------

             has a current Separate Return Tax Liability payable to the

             Parent, the amount of refund determined under paragraph (1)

             shall be deducted from such tax liability and only the ex-cess of such tax liability over the amount of such deduction shall be paid to the Parent.

                       3.  Basis of Computation of Amount of Refund or
                           -------------------------------------------

             Adjustment.  Subsidiary's Separate Return Tax Liability for
             ----------

             the year to which a net operating loss, Tax Credit or unused deduction is carried back shall be recomputed both with and without such carryback and excluding in computing

             Subsidiary's Separate Return Tax Liability any items gener-

             ated by or related to the Safe Harbor Leases.  The excess of such Separate Return Tax Liability recomputed without such carryback over such Separate Return Liability computed with such carryback will be refunded to Subsidiary.

                  (b)  Adjustment of Separate Return Tax Liability.  The
                       -------------------------------------------

             amounts payable to the Parent or Subsidiary under the provi-

             sions of this Agreement shall be adjusted:

                       (1)  quarterly to reflect the then estimate of

             Subsidiary's Separate Return Tax Liability subject to this

             Agreement for the taxable period involved and all prior

             payments by Subsidiary with respect to such period,

                       (2)  upon the filing of Parent's Consolidated

             Return or Combined Return for the taxable period involved,

                       (3)  upon receipt of a statutory notice of defi-

             ciency or other notice of or consent to audit adjustment

             (favorable or unfavorable) if the Parent determines that such deficiency or adjustment shall be paid or accepted for taxable periods ending after December 31, 1986,

                       (4)  upon final determination of the Federal con-

             solidated and Illinois combined income and replacement tax liabilities of the Parent for such period, and

                       (5)  to include any interest, penalties, or other

             additions to tax related to such amounts.

             Any adjustments required to be made shall be treated on a

             basis consistent with the provisions of this Agreement.


             SECTION 5.  Effective Date.
                         --------------

                       The parties agree that the provisions of this

             Agreement shall be effective for taxable years beginning

             after December 31, 1986 (and for earlier years as provided for example in Section 4(a)) and for each taxable year thereafter in which Subsidiary is included in a Consolidated

             Return or a Combined Return of Parent.


                       IN WITNESS WHEREOF, the parties hereto have caused

             this Agreement to be duly executed and attested all as of

             the      day of December, 1987.
                 ----


                                           ALEXANDER & ALEXANDER
                                           ---------------------
                                             SERVICES INC.
                                             ------------



                                           By
                                              ---------------------------
                                              Title:



                                           ALEXANDER & ALEXANDER INC.
                                           --------------------------



                                           By
                                              ---------------------------
                                              Title:



                                           SHAND, MORAHAN & COMPANY, INC.
                                           -----------------------------



                                           By
                                              ---------------------------
                                              Title:

                                                                EXHIBIT B


                        TERMS OF SHAND MORAHAN PLAZA AGREEMENT


                       Until December 31, 2010, on each date on which
             rental payments are payable by SMCO under its lease of Shand Morahan Plaza, if the difference between (a) the rent
                                                       -
             payable under such lease and (b) the rent that would be
                                           -
             payable if such rent were computed at a rate per annum of $13.00 per square foot (with an escalator of 4% per annum and with such escalator taking effect beginning with the computation with respect to the first rental payment due in
             1989) is positive, Seller will pay or cause to be paid such difference to the bank account of SMCO's lessor, and if such difference is negative, Buyer will pay or cause to be paid the absolute value of such difference to Seller. Buyer will have the option, on each March 1 and September 1, to require the Building's owner to sell, and Seller will have the option, on each March 1 and September 1 beginning September 1, 1995, to require Buyer to buy, the owner's interest in the Building, free and clear of all liens and encumbrances except for the existing mortgage, liens and encumbrances in respect of obligations or actions of SMCO or Buyer, and other liens and encumbrances not materially adversely affecting title to the property and the intended use thereof, at an amount equal to the greater of (i) the then
                                                            -
             outstanding amount of the existing mortgage on the Building and (ii) the depreciated book value of such interest for
                  --
             accounting purposes, determined in accordance with generally accepted accounting principles, on the books of such owner, provided that in connection with the sale or purchase of the
             --------
             owner's interest in the Building, (x) if the sale is
                                                -
             required by Buyer, either (1) A&A and its affiliates must be
                                        -
             released from any guarantees in respect of the lease or the existing financing of the Building, or (2) if the sale is
                                                     -
             required by Buyer on or after January 1, 1996 Fairfax and Market will provide A&A and affiliates with a financial guaranty in form and scope reasonably satisfactory to A&A from a bank or financial institution rated AA or better by Standard & Poor's Corporation (or receiving a comparable rating from a comparable rating agency) and (y) if the
                                                          -
             purchase is required by Seller, either A&A and its affiliates will be released from any such guarantees or Fairfax and Markel will provide A&A with a financial guaranty, reasonably satisfactory to A&A as to the guarantor and the scope and form of the guarantee, with respect to the lease and the existing financing, provided that such
                                               --------
             guarantee, if it is to be provided by a third party, can be obtained at reasonable cost. All subleases of space in the Building by SMCO will be for SMCO's own account. SMCO shall continue to enjoy all existing rights under the lease.

                                                          EXHIBIT E
                                                          [A&A Guarantee]








                         ALEXANDER & ALEXANDER SERVICES INC.

















                                =====================

                                 GUARANTEE AGREEMENT

                                =====================













                             Dated as of October 1, 1987

                                                                EXHIBIT E


                                 GUARANTEE AGREEMENT


                       GUARANTEE AGREEMENT (the "Agreement"), dated as of
             December   , 1987, from ALEXANDER & ALEXANDER SERVICES INC.,
                      --
             a Maryland corporation ("Guarantor"), to and in favor of F-M ACQUISITION CORPORATION, an Illinois corporation ("F-M") and the other BUYER AFFILIATES (as such term is hereinafter defined).


                                   R E C I T A L S:
                                   - - - - - - - -


                       A. Pursuant to a Stock Purchase Agreement, dated as of October 7, 1987 (the "Stock Purchase Agreement") between F-M and Alexander & Alexander Inc., a Maryland corporation ("A&A"), F-M has agreed to buy from A&A all of the outstanding shares of capital stock (the "SMCO Shares") of Shand, Morahan & Company, Inc., and A&A has agreed, among other things, to indemnify F-M and the other Buyer Affiliates (as such term is defined in Section 8.1 of the Stock Purchase Agreement) with respect to certain matters. Capitalized terms used and not otherwise defined herein have the meanings specified in the Stock Purchase Agreement.

                       B. Guarantor will derive direct and substantial benefit from the sale of the SMCO Shares by A&A under the Stock Purchase Agreement.

                       C. F-M is not willing to purchase the SMCO Shares unless Guarantor enters into this Agreement.

                       NOW, THEREFORE, to induce F-M to purchase the SMCO
             Shares from A&A, Guarantor agrees as follows:

                       1.  Guarantee.  Guarantor irrevocably guarantees
                           ---------
             the timely payment and performance in full of the following obligations (the "Obligations"): all amounts owed by A&A to F-M or to any other Buyer Affiliate under the Stock Purchase Agreement and any other agreements executed pursuant or incidental to the Stock Purchase Agreement (collectively the "Stock Purchase Documents") and the performance by A&A of all of its obligations under the Stock Purchase Agreement and the other Stock Purchase Documents.

                       2.  Obligations Hereunder.  This Guarantee shall
                           ---------------------
             be irrevocable and shall continue in full force and effect as the separate and independent undertaking of Guarantor. If, for any reason, the Obligations of A&A to be paid or performed under the Stock Purchase Agreement or any other Stock Purchase Document shall not be paid or performed promptly at the time set forth in the Stock Purchase Agreement or any other Stock Purchase Document for the payment or performance thereof (including any applicable grace or cure periods), Guarantor will immediately make such payment or perform such obligation as provided in the Stock Purchase Agreement or any other Stock Purchase Document, subject to any defenses or rights of setoff or counterclaim which A&A may have or assert but regardless of whether any Buyer Affiliate shall have taken any steps to enforce any rights against A&A or any other person to collect such sums or any part thereof or with respect to any collateral. Payments to any Buyer Affiliate under this Guarantee shall be made in immediately available funds in lawful money of the United States of America and shall be paid immediately on the date on which such payments become due under the Stock Purchase Agreement or any other Stock Purchase Document (including any applicable grace period), at c/o Markel Corporation, 5310 Markel Road, Richmond, Virginia 23230, or such other place in the United States as may be designated by notice to Guarantor. The Obligations of Guarantor under this Guarantee shall remain in full force and effect without regard to, and shall not be released, discharged or terminated by, any circumstance or condition (whether or not Guarantor shall have notice or knowledge thereof), including, without limitation:

                       (a) any amendment or modification of or addition or supplement to the Stock Purchase Agreement or any other Stock Purchase Document;

                       (b) any waiver, compromise, release, consent, extension, indulgence or other action or inaction in respect of the documents referred to in clause (a) above;

                       (c) any failure, omission or delay on the part of any Buyer Affiliate or any successor in interest thereto to enforce, assert or exercise any right, power or remedy conferred on or available to any Buyer Affiliate or any successor in interest thereto;

                       (d) any default by A&A or Guarantor under the documents referred to in clause (a) above;

                       (e) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Guarantee and the documents referred to in clause (a) above;

                       (f) any furnishing or acceptance of additional security, or any release, substitution or exchange of any security for the Obligations;

                       (g) any failure to give notice to Guarantor of the occurrence of a breach or default by A&A under the Stock Purchase Agreement or any other Stock Purchase Document;

                       (h) any assignment or transfer of any assets of A&A to any other person or corporation or other entity, or any disposition by Guarantor or any other stockholder of A&A of any stock or other interest in Buyer;

                       (i) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar proceeding involving or affecting A&A or any discharge of A&A therein;

                       (j) any partial prepayment, or any assignment or transfer, of any portion of the Obligations; or

                       (k)  any other circumstance or occurrence
                  whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantor hereunder or which might otherwise limit recourse against Guarantor.

                       3.  Waivers.  Guarantor unconditionally waives:
                           -------

                       (a)  notice of any of the matters referred to in
                  section 2;

                       (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of any Buyer Affiliate or any successor to any Buyer Affiliate against A&A or Guarantor, including, without limitation, notice of default, presentment and demand for payment and protest for non-payment or dishonor;

                       (c) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege by any Buyer Affiliate under or in respect of the Stock Purchase Agreement or any other Stock Purchase Document;

                       (d) any right to require any Buyer Affiliate or any successor to a Buyer Affiliate to proceed against A&A or any other person, or to proceed against or exhaust any security granted to secure the Obligations, or to pursue any other remedy;

                       (e)  any requirement of diligence; and

                       (f)  any notice of the acceptance of this
                  Guarantee.

                       4.  Right to Proceed Against Guarantor.  Upon any
                           ----------------------------------
             default in the payment or performance of the Obligations by A&A (after any applicable grace or cure period), the obligation of Guarantor to make such payment or perform such obligation hereunder shall be effective immediately without notice. Any Buyer Affiliate, in its sole discretion, shall have the right to proceed first and directly against Guarantor under this Guarantee without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by any Buyer Affiliate.

                       5.  Reinstatement.  The obligations of the
                           -------------
             Guarantor under this Guarantee shall continue to be effective or be automatically reinstated, as the case may be, if any payment made with respect to the Obligations when due according to the terms of the Stock Purchase Agreement or any other Stock Purchase Documents or this Guarantee is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of A&A or Guarantor, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to A&A or Guarantor or any substantial part of the property of either, or otherwise, all as though such payment had not been made.

                       6.  Subordination.  Guarantor hereby absolutely
                           -------------
             subordinates, both in right of payment and in time of payment, any present and any future indebtedness of A&A to Guarantor to the indebtedness of A&A to the Buyer Affiliates and any successors in interest to the Buyer Affiliates.

             Notwithstanding any payment made by Guarantor hereunder, Guarantor shall not be entitled to be subrogated to any rights of the Buyer Affiliates or any successor to the Buyer Affiliates until the payment in full of the principal and interest of the Obligations and the performance of all of A&A's other obligations under the Stock Purchase Agreement and the other Stock Purchase Documents.

                       7.  Enforcement.  (a)  The Buyer Affiliates and
                           -----------
             the successors to the Buyer Affiliates may enforce this Guarantee in their own names or otherwise, either by action at law, suit in equity or other proceeding, and it shall not be necessary to make A&A a party to any such action, suit or proceeding. Guarantor stipulates that the remedies at law in respect of any default or threatened default by Guarantor in the performance of or compliance with any of the terms of this Guarantee are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any of such terms or otherwise.

                       (b) A separate action may be brought against Guarantor whether or not an action is commenced against A&A.

                       (c)  Guarantor will pay all fees (including,
             without limitation, reasonable attorneys' fees), costs and expenses of any nature whatsoever incurred by any Buyer Affiliate or any successor to the Buyer Affiliates in connection with enforcing this Guarantee.

                       8.  Termination.  Except as provided in section 5
                           -----------
             hereof, the obligations of Guarantor under this Guarantee shall terminate upon the payment and performance in full by A&A of all of the Obligations.

                       9.  Representations.  Guarantor represents that
                           ---------------
             (a) it is a corporation duly organized, validly existing and
              -
             in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute and deliver this Agreement, (b) the execution and
                                                  -
             delivery of this Agreement has been duly authorized by its Board of Directors, no other corporate authorization being necessary on its part, (c) this Agreement has been duly
                                     -
             executed and delivered by it and constitutes its valid and binding agreement and (d) the execution and delivery of this
                                    -
             Agreement will not violate any provisions of its Articles of Incorporation or By-laws.

                       10.  Covenants.  Guarantor agrees that it will
                            ---------
             comply with the following covenants:

                       (a)  Guarantor will not directly or indirectly,

                            (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it; or

                           (ii)  sell, transfer, lease, abandon or
                       otherwise dispose of all or substantially all its property, assets and undertakings;

                  provided that Guarantor may consolidate with or merge
                  --------
                  into another corporation, and another corporation may be merged into it, if the surviving corporation, immediately after giving effect to such transaction, shall have a Consolidated Net Worth at least equal to Guarantor's Consolidated Net Worth immediately prior to giving effect to such transaction, and if such surviving corporation shall assume, in a manner and in form and substance reasonably satisfactory to F-M, Guarantor's obligations hereunder.

                       (b)  Guarantor will deliver (in duplicate) to you:

                            (i)  within 45 days after the end of each of
                       the first three quarterly fiscal periods in each of its fiscal years, consolidated balance sheets of Guarantor and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and changes in financial position of Guarantor and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified as complete and correct by a principal financial officer of Guarantor;

                           (ii) within 90 days after the end of each of its fiscal years, consolidated balance sheets of Guarantor and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and changes in financial position of Guarantor and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by it, which report shall state that such consolidated financial statements present fairly the financial position of Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                       11.  Notices.  All notices hereunder shall be
                            -------
             personally delivered or sent by prepaid certified or registered mail, return receipt requested, (i) if to
                                                         -
             Guarantor, to Alexander & Alexander Services Inc., 1211 Avenue of the Americas, New York, New York 10036, to the attention of general counsel, and (ii) if to any Buyer
                                                --
             Affiliate, to Fairfax Financial Holdings Limited, Suite 800, 900 Wellington Street West, Toronto, Ontario, Canada M5J 2N7, to the attention of V. Prem Watsa, and to Markel Corporation, 4551 Cox Road, Richmond, Virginia 23260, to the attention of Steven A. Markel, or at such other address as may be specified by written notice to each other party.

                       12.  Jurisdiction.  Guarantor irrevocably and
                            ------------
             unconditionally (a) submits itself to the non-exclusive
                              -
             jurisdiction of courts of the State of New York and the federal courts of the Southern District of New York with respect to any action, suit or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment in respect thereof, (b) waives
                                                              -
             any objection to the venue of any such action, suit or proceeding in such court and (c) agrees that service upon it
                                           -
             in the manner provided for notice in Section 11 shall constitute valid and effective service with respect to any such action, suit or proceeding.

                       13.  Miscellaneous.  If any term of this Guarantee
                            -------------
             or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Guarantee and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Guarantee shall be binding upon, inure to the benefit of and be enforceable by Guarantor, F-M and the other Buyer Affiliates, and their respective successors and assigns. This Guarantee shall be governed and construed in accordance with the laws of the State of New York.

                       IN WITNESS WHEREOF, Guarantor has caused this
             Guarantee to be duly executed as of the day and year first above written.


                                 ALEXANDER & ALEXANDER SERVICES INC.


                                 By:
                                      --------------------------
                                         James B. Lockhart III
                                         Vice President and Treasurer

                                                         EXHIBIT I
                                                         [Non-Contingent
                                                         Buyer Guarantee]



             =========================================================






                          FAIRFAX FINANCIAL HOLDINGS LIMITED

                                  MARKEL CORPORATION













                                 ====================

                                 GUARANTEE AGREEMENT

                                 ====================












                       Dated as of __________________ __, 1987







             =========================================================

                                                                EXHIBIT I


                                 GUARANTEE AGREEMENT


                       GUARANTEE AGREEMENT (the "Agreement"), dated as of
             December   , 1987, from FAIRFAX FINANCIAL HOLDINGS LIMITED,
                      --
             a Canada corporation, and MARKEL CORPORATION, a Virginia corporation (together, the "Guarantors"), to and in favor of ALEXANDER & ALEXANDER, INC., a Maryland corporation ("A&A").


                                   R E C I T A L S:
                                   - - - - - - - -


                       A. Pursuant to a Stock Purchase Agreement, dated as of October 7, 1987 (the "Stock Purchase Agreement") between A&A and F-M Acquisition Corporation, an Illinois corporation ("Buyer"), A&A has agreed to sell to Buyer all of the outstanding shares of capital stock (the "SMCO Shares") of Shand, Morahan & Company, Inc. Capitalized terms used and not otherwise defined herein have the meanings specified in the Stock Purchase Agreement.

                       B. Guarantors will derive direct and substantial benefit from the purchase of the SMCO Shares by Buyer.

                       C.  The purchase price for the SMCO Shares
             consists of an immediately payable component and two deferred components, the Deferred Purchase Price.

                       D. A&A is not willing to sell the SMCO Shares to Buyer unless the Guarantors enter into this Agreement.

                       NOW, THEREFORE, to induce A&A to sell the SMCO
             Shares to Buyer, Guarantors agree as follows:

                       1.  Guarantee.  Guarantors, jointly and severally,
                           ---------
             irrevocably guarantee the timely payment in full of the following obligations (the "Obligations"): all amounts due and payable by Buyer and Seller pursuant to clauses (ii) and
             (iv) of Section 1.4(a) of the Stock Purchase Agreement.

                       2.  Obligations Hereunder.  This Guarantee shall
                           ---------------------
             be irrevocable and shall continue in full force and effect as the separate and independent undertaking of each Guarantor. If, for any reason, the Obligations of Buyer to be paid under the Stock Purchase Agreement shall not be paid promptly at the time set forth in the Stock Purchase Agreement for the payment thereof (including any applicable grace or cure periods), Guarantors will immediately make such payment to A&A as provided in the Stock Purchase Agreement, subject to any defenses or rights of setoff or counterclaim which Buyer may have or assert but regardless of whether A&A shall have taken any steps to enforce any rights against Buyer or any other Guarantor or any other person to collect such sums or any part thereof or with respect to any collateral. Payments to A&A under this Guarantee shall be made in immediately available funds in lawful money of the United States of America and shall be paid immediately on the date on which such payments become due under the Stock Purchase Agreement (including any applicable grace period), whether at maturity, by declaration or by acceleration, following the occurrence of a default or otherwise, at 1211 Avenue of the Americas, New York, New York. The obligations of Guarantors under this Guarantee shall remain in full force and effect without regard to, and shall not be released, discharged or terminated by, any circumstance or condition (whether or not Guarantors shall have notice or knowledge thereof), including, without limitation:

                       (a) any amendment or modification of or addition or supplement to the Stock Purchase Agreement or any other agreements executed pursuant or incidental to the Stock Purchase Agreement (collectively, the "Stock Purchase Documents");

                       (b) any waiver, compromise, release, consent, extension, indulgence or other action or inaction in respect of the documents referred to in clause (a) above;

                       (c) any failure, omission or delay on the part of A&A or any successor in interest to A&A to enforce, assert or exercise any right, power or remedy conferred on or available to A&A or any successor in interest to A&A;

                       (d) any default by Buyer or Guarantors under the documents referred to in clause (a) above;

                       (e) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Guarantee and the documents referred to in clause (a) above;

                       (f) any furnishing or acceptance of additional security, or any release, substitution or exchange of any security for the Obligations;

                       (g) any failure to give notice to Guarantors (in their capacity as Guarantors) of the occurrence of a Potential Event of Default or Event of Default under the Stock Purchase Agreement or any other Stock
                  Purchase Document;

                       (h) any assignment or transfer of any assets of Buyer to any other person or corporation or other entity, or any disposition by any Guarantor or any of the other stockholders of Buyer of any stock or other interest in Buyer;

                       (i) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar proceeding involving or affecting Buyer or any discharge of Buyer therein;

                       (j) any partial prepayment, or any assignment or transfer, of any portion of the Obligations; or

                       (k)  any other circumstance or occurrence
                  whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantors hereunder or which might otherwise limit recourse against Guarantors.

                       3.  Waivers.  Guarantors unconditionally waive:
                           -------

                       (a)  notice of any of the matters referred to in
                  section 2;

                       (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of A&A or any successor to A&A against Buyer or Guarantors, including, without limitation, notice of default, presentment and demand for payment and protest for non-payment or dishonor;

                       (c) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege by A&A under or in respect of the Stock Purchase Agreement or any other Stock Purchase Document;

                       (d) any right to require A&A or any successor to A&A to proceed against Buyer or any other person, or to proceed against or exhaust any security granted to secure the Obligations, or to pursue any other remedy;

                       (e)  any requirement of diligence; and

                       (f)  any notice of the acceptance of this
                  Guarantee.

                       4.  Right to Proceed Against Guarantors.  Upon any
                           -----------------------------------
             default in the payment of the Obligations by Buyer (after any applicable grace or cure period), the obligation of Guarantor to make such payment hereunder shall be effective immediately without notice. A&A, in its sole discretion, shall have the right to proceed first and directly against Guarantors under this Guarantee without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by A&A.

                       5.  Reinstatement.  The obligations of each
                           -------------
             Guarantor under this Guarantee shall continue to be effective or be automatically reinstated, as the case may be, if any payment made with respect to the Obligations when due or pursuant to acceleration according to the terms of the Stock Purchase Agreement is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Buyer or any other Guarantor, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Buyer or any other Guarantor or any substantial part of the property of either, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against Buyer of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, the Obligations shall be deemed to have been accelerated with the same effect as if accelerated in accordance with the terms of the Stock Purchase Agreement.

                       6.  Subordination.  Guarantors hereby absolutely
                           -------------
             subordinate, both in right of payment and in time of payment, any present and any future indebtedness of Buyer to Guarantors to the indebtedness of Buyer to A&A and any successors in interest to A&A. Notwithstanding any payment made by Guarantors hereunder, Guarantors shall not be entitled to be subrogated to any rights of A&A or any successor to A&A until the payment in full of the principal and interest of the Obligations.

                       7.  Enforcement.  (a)  A&A and the successors to
                           -----------
             A&A may enforce this Guarantee in their own names or otherwise, either by action at law, suit in equity or other proceeding, and it shall not be necessary to make Buyer a party to any such action, suit or proceeding. Guarantors stipulate that the remedies at law in respect of any default or threatened default by Guarantors in the performance of or compliance with any of the terms of this Guarantee are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any of such terms or otherwise.

                       (b) A separate action may be brought against Guarantors whether or not an action is commenced against Buyer.

                       (c) Guarantors will pay all fees (including, without limitation, reasonable attorneys' fees), costs and expenses of any nature whatsoever incurred by A&A or any successor to A&A in connection with enforcing this Guarantee.

                       8.  Termination.  Except as provided in section 5
                           -----------
             hereof, the obligations of Guarantors under this Guarantee shall terminate upon the payment in full to A&A of all of the Obligations.

                       9.  Representations.  Each of Guarantors
                           ---------------
             represents that (a) it is a corporation duly organized,
                              -
             validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute and deliver this Agreement, (b) the
                                                                   -
             execution and delivery of this Agreement has been duly authorized by its Board of Directors, no other corporate authorization being necessary on its part, (c) this
                                                         -
             Agreement has been duly executed and delivered by it and constitutes its valid and binding agreement and (d) the
                                                              -
             execution and delivery of this Agreement will not violate any provisions of its Articles of Incorporation or By-laws.

                       10.  Covenants.  Each Guarantor agrees that it
                            ---------
             will deliver (in duplicate) to you:

                       (i) within 45 days after the end of each of the first three quarterly fiscal periods in each of its fiscal years, consolidated balance sheets of such Guarantor and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and changes in financial position of such Guarantor and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified as complete and correct by a principal financial officer of such Guarantor;

                      (ii) within 90 days after the end of each of its fiscal years, consolidated balance sheets of such Guarantor and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and changes in financial position of such Guarantor and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, accompanied by a report thereon of independent certified public or chartered accountants of recognized national standing selected by it, which report shall state that such consolidated financial statements present fairly the financial position of such Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                       11.  Notices.  All  notices hereunder shall be
                            -------
             personally delivered or sent by prepaid certified or registered mail, return receipt requested, (i) if the
                                                         -
             Guarantors, to Fairfax Financial Holdings Limited, Suite 800, 900 Wellington Street West, Toronto, Ontario, Canada

             M5J 2N3, to the attention of V. Prem Watsa, and to Markel Corporation, 5310 Markel Road, Richmond, Virginia 23230, to the attention of Steven A. Markel, and (ii) if to A&A, at
                                                     --
             its address set forth in paragraph 2 above, to the attention of its general counsel, or at such other address as may be specified by written notice to each other party.

                       12.  Jurisdiction.  Each Guarantor irrevocably and
                            ------------
             unconditionally (a) submits itself to the non-exclusive
                              -
             jurisdiction of courts of the State of New York and the federal courts of the Southern District of New York with respect to any action, suit or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment in respect thereof, (b) waives
                                                              -
             any objection to the venue of any such action, suit or proceeding in such court and (c) agrees that service upon it
                                           -
             in the manner provided for notice in Section 11 shall constitute valid and effective service with respect to any such action, suit or proceeding.

                       13.  Miscellaneous.  If any term of this Guarantee
                            -------------
             or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Guarantee and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Guarantee shall be binding upon, inure to the benefit of and be enforceable by Guarantors, A&A, and their respective successors and assigns. This Guarantee shall be governed and construed in accordance with the laws of the State of New York.

                       IN WITNESS WHEREOF, Guarantors have caused this
             Guarantee to be duly executed as of the day and year first above written.

                                      FAIRFAX FINANCIAL HOLDINGS LIMITED


                                      By:_______________________________
                                      Title:____________________________

                                      MARKEL CORPORATION


                                      By:_______________________________
                                      Title:____________________________

                                                                EXHIBIT J
                                                [Overall Buyer Guarantee]


             =========================================================






                          FAIRFAX FINANCIAL HOLDINGS LIMITED

                                  MARKEL CORPORATION













                                 ====================

                                 GUARANTEE AGREEMENT

                                 ====================












                       Dated as of __________________ __, 1987







             =========================================================

                                                                EXHIBIT J


                                 GUARANTEE AGREEMENT

                       GUARANTEE AGREEMENT (the "Agreement"), dated as of
             ________ __, 1987, from FAIRFAX FINANCIAL HOLDINGS LIMITED, a Canada corporation, and MARKEL CORPORATION, a Virginia corporation (together, "Guarantors"), to and in favor of ALEXANDER & ALEXANDER, INC., a Maryland corporation ("A&A"), Alexander & Alexander Services Inc., a Maryland corporation ("Services"), any direct or indirect Subsidiary (as defined in the Stock Purchase Agreement referred to below) of Services and their officers and directors (collectively, the "A&A Affiliates").

                                   R E C I T A L S:
                                   ---------------

                       A. Pursuant to a Stock Purchase Agreement, dated as of October 7, l987 (the "Stock Purchase Agreement" between A&A and F-M Acquisition Corporation, an Illinois corporation ("Buyer"), A&A has sold to Buyer all of the outstanding shares of capital stock (the "SMCO Shares") of Shand, Morahan & Company, Inc. Capitalized terms used and not otherwise defined herein have the meanings specified in the Stock Purchase Agreement.

                       B. Under the Stock Purchase Agreement, Buyer is required to pay Seller the Deferred Purchase Price.

                       C. Guarantors will derive direct and substantial benefit from guaranteeing the obligations of Buyer under the Stock Purchase Agreement.

                       NOW, THEREFORE, to induce A&A to sell the SMCO
             Shares to Buyer, Guarantors agree as follows:


                       1.  Guarantee.  Guarantors, jointly and severally,
                           ---------
             irrevocably guarantee the timely payment and performance in full of the following obligations (the "Obligations"): all amounts comprising the Deferred Purchase Price, all other amounts owed by Buyer or its Subsidiaries to A&A or any other A&A Affiliate under the Stock Purchase Agreement and any other agreements executed pursuant or incidental to the Stock Purchase Agreement (collectively the "Stock Purchase Documents") and the performance by Buyer of all of its obligations under the Stock Purchase Agreement and the other Stock Purchase Documents.

                       2.  Obligations Hereunder.  This Guarantee shall
                           ---------------------
             be irrevocable and shall continue in full force and effect as the separate and independent undertaking of each Guarantor. If, for any reason, the Obligations to be paid or- performed under the Stock Purchase Agreement or other Stock Purchase Documents shall not be paid or performed promptly at the time set forth in the Stock Purchase Agreement or the other Stock Purchase Documents for the payment or performance thereof (including any applicable grace or cure periods), Guarantors will immediately make such payment to or perform such obligation for A&A as provided in the Stock Purchase Agreement and other Stock Purchase Documents, subject to any defenses or rights of setoff or counterclaim which Buyer or its Subsidiaries may have or assert but regardless of whether A&A or any other A&A Affiliate shall have taken any steps to enforce any rights against Buyer or any other Guarantor or any other person to collect such sums or any part thereof or with respect to any collateral. Payments to A&A or any other A&A Affiliate under this Guarantee shall be made in immediately available funds in lawful money of the United States of America and shall be paid immediately on the date on which such payments become due under the Stock Purchase Agreement or the other Stock Purchase Documents (including any applicable grace period), whether at maturity, by declaration or by acceleration, following the occurrence of a default or otherwise, at 1211 Avenue of the Americas, New York, New York. The obligations of Guarantors under this Guarantee shall remain in full force and effect without regard to, and shall not be released, discharged or terminated by, any circumstance or condition (whether or not Guarantors shall have notice or knowledge thereof), including, without limitation:

                       (a) any amendment or modification of or addition or supplement to the Stock Purchase Agreement or any other Stock Purchase Document;

                       (b) any waiver, compromise, release, consent, extension, indulgence or other action or inaction in respect of the documents referred to in clause (a) above;

                       (c) any failure, omission or delay on the part of A&A or any other A&A Affiliate or any successor in interest thereto to enforce, assert or exercise any right, power or remedy conferred on or available to A&A or any other A&A Affiliate or any successor in interest thereto;

                       (d) any default by Buyer, any Subsidiary of Buyer or Guarantors under the documents referred to in clause
                  (a) above;

                       (e) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Guarantee and the documents referred to in clause (a) above;

                       (f) any furnishing or acceptance of additional Security, or any release, substitution or exchange of any security for the Obligations;

                       (g) any failure to give notice to Guarantors (in their capacity as Guarantors) of the occurrence of a Potential Event of Default or Event of Default under the Stock Purchase Agreement or any breach or default by Buyer or any Subsidiary of Buyer under any other Stock Purchase Document;

                       (h) any assignment or transfer of any assets of Buyer or any Subsidiary of Buyer to any other Person or corporation or other entity, or any disposition by any Guarantor or any of the other stockholders of Buyer of any stock or other interest in Buyer;

                       (i) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar proceeding involving or affecting Buyer or any Subsidiary or Buyer or any discharge of Buyer or any Subsidiary of Buyer therein;

                       (j) any partial prepayment, or any assignment or transfer, of any portion of the Obligations; or

                       (k)  any other circumstance or occurrence
                  whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantors hereunder or which might otherwise limit recourse against Guarantors.

                       3.  Waivers.  Guarantors unconditionally waive:
                           -------

                       (a)  notice of any of the matters referred to
                  section 2;

                       (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of A&A or any other A&A Affiliate or any successor thereto against Buyer or any Subsidiary of Buyer or Guarantors, including, without limitation, notice of default, presentment and demand for payment and protest for non-payment or dishonor;

                       (c) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege by A&A or any other A&A Affiliate under or in respect of the Stock Purchase Agreement or any other Stock Purchase Document;

                       (d) any right to require A&A or any other A&A Affiliate or any successor thereto to proceed against Buyer or any Subsidiary of Buyer or any other person, or to proceed against or exhaust any security granted to secure the Obligations, or to pursue any other remedy;

                       (e)  any requirement of diligence; and

                       (f)  any notice of the acceptance of this
                  Guarantee.

                       4.  Right to Proceed Against Guarantors.  Upon any
                           -----------------------------------
             default in the payment or performance of the Obligations by Buyer (after any applicable grace or cure period), the obligation of Guarantor to make such payment or perform such obligation hereunder shall be effective immediately without notice. A&A or any other A&A Affiliate, in its sole discretion, shall have the right to proceed first and directly against Guarantors under this Guarantee without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by A&A or any other A&A Affiliate.

                       5.  Reinstatement.  The obligations of each
                           -------------
             Guarantor under this Guarantee shall continue to be effective or be automatically reinstated, as the case may be, if any payment made with respect to the Obligations when due or pursuant to acceleration according to the terms of the Stock Purchase Agreement or the other Stock Purchase Documents or this Guarantee is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Buyer, any Subsidiary of Buyer or any other Guarantor, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Buyer, any Subsidiary of Buyer or any other Guarantor or any substantial part of the property of either, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against Buyer of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, the Obligations shall be deemed to have been accelerated with the same effect as if accelerated in accordance with the terms of the Stock Purchase Agreement.

                       6.  Subordination.  Guarantors hereby absolutely
                           -------------
             subordinate, both in right of payment and in time of payment, any present and any future indebtedness of Buyer or any Subsidiary of Buyer to Guarantors to the indebtedness of Buyer and any such Subsidiary to A&A or any other A&A Affiliate and any successors in interest thereto. Notwithstanding any payment made by Guarantors hereunder, Guarantors shall not be entitled to be subrogated to any rights of A&A or any other A&A Affiliate or any successor thereto until the payment in full of the principal and interest of the Obligations and the performance of all of Buyer's and Buyer's Subsidiaries' other obligations under the Stock Purchase Agreement and the other Stock Purchase Documents.

                       7.  Enforcement.  (a)  A&A and the other A&A
                           -----------
             Affiliates and the successors thereto may enforce this Guarantee in their own names or otherwise, either by action at law, suit in equity or other proceeding, and it shall not be necessary to make Buyer or any of its Subsidiaries a party to any such action, suit or proceeding. Guarantors stipulate that the remedies at law in respect of any default or threatened default by Guarantors in the performance of or compliance with any of the terms of this Guarantee are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any of such terms or otherwise.

                       (b) A separate action may be brought against Guarantors whether or not an action is commenced against Buyer or any of its Subsidiaries.

                       (c) Guarantors will pay all fees (including, without limitation, reasonable attorneys' fees), costs and expenses of any nature whatsoever incurred by A&A or any other A&A Affiliate or any successor thereto in connection with enforcing this Guarantee.

                       8.  Termination.  Except as provided in section 5
                           -----------
             hereof, the obligations of Guarantors under this Guarantee shall terminate upon the payment and performance in full to A&A and the other A&A Affiliates of all of the Obligations.

                       9.  Representations.  Each of Guarantors
                           ---------------
             represents that (a) it is a corporation duly organized,
                              -
             validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute and deliver this Agreement, (b) the
                                                                   -
             execution and delivery of this Agreement has been duly authorized by its Board of Directors, no other corporate authorization being necessary on its part, (c) this
                                                         -
             Agreement has been duly executed and delivered by it and constitutes its valid and binding agreement and (d) the
                                                              -
             execution and delivery of this Agreement will not violate any provisions of its Articles of Incorporation or By-laws.

                       10.  Covenants.  Each Guarantor agrees that it
                            ---------
             will comply with the following covenants:

                       (a) Such Guarantor will not, directly or indi-rectly, sell, assign, pledge or otherwise dispose of any shares of stock, now or hereafter acquired, of (or warrants, rights or options to acquire stock of) Buyer, except to one of its Wholly-Owned Subsidiaries or the other Guarantor and except for directors' qualifying shares if required by applicable law.

                       (b)  Such Guarantor will not directly or
                  indirectly,

                            (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it; or

                           (ii)  sell, transfer, lease, abandon or
                       otherwise dispose of all or substantially all its property, assets and undertakings;

             provided that such Guarantor may consolidate with or merge
             --------
             into another corporation, and another corporation may be merged into it, if the surviving corporation, immediately after giving effect to such transaction, shall have a Consolidated Net Worth at least equal to such Guarantor's Consolidated Net Worth immediately prior to giving effect to such transaction, and if such surviving corporation shall assume, in a manner in form and substance reasonably satisfactory to Seller, such Guarantor's obligations hereunder.

                       (c) Such Guarantor will deliver (in duplicate) to you:

                            (i)  within 45 days after the end of each of
                       the first three quarterly fiscal periods in each of its fiscal years, consolidated balance sheets of such Guarantor and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and changes in financial position of such Guarantor and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified as complete and correct by a principal financial officer of such Guarantor;

                           (ii) within 90 days after the end of each of its fiscal years, consolidated balance sheets of such Guarantor and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and changes in financial position of such Guarantor and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, accompanied by a report thereon of independent certified public or chartered accountants of recognized national standing selected by it, which report shall state that such consolidated financial statements present fairly the financial position of such Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                       11.  Notices.  All notices hereunder shall be
                            -------
             personally delivered or sent by prepaid certified or registered mail, return receipt requested, (i) if to
                                                         -
             Guarantors, to Fairfax Financial Holdings Limited, Suite 800, 900 Wellington Street West, Toronto, Ontario, Canada M5J 2N7, to the attention of V. Prem Watsa, and to Markel Corporation, 5310 Markel Road, Richmond, Virginia 23230, to the attention of Steven A. Markel, and (ii) if to A&A or any
                                                     --
             other A&A Affiliate, at its address set forth in paragraph 2 above, to the attention of its general counsel, or at such other address as may be specified by written notice to each other party.

                       12.  Jurisdiction.  Each Guarantor irrevocably and
                            ------------
             unconditionally (a) submits itself to the nonexclusive
                              -
             jurisdiction of courts of the State of New York and the federal courts of the Southern District of New York with respect to any action, suit or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment in respect thereof, (b) waives
                                                              -
             any objection to the venue of any such action, suit or proceeding in such court and (c) agrees that service upon it
                                           -
             in the manner provided for notice in Section II shall constitute valid and effective service with respect to any such action, suit or proceeding.

                       13.  Miscellaneous.  If any term of this Guarantee
                            -------------
             or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Guarantee and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Guarantee shall be binding upon, inure to the benefit of and be enforceable by Guarantors, A&A, the other A&A Affiliates and their respective successors and assigns. This Guarantee shall be governed and construed in accordance with the laws of the State of New York.

                       IN WITNESS WHEREOF, Guarantors have caused this
             Guarantee to be duly executed as of the day and year first above written.


                                           FAIRFAX FINANCIAL HOLDINGS
                                             LIMITED



                                           By: _________________________

                                           Title:_______________________


                                           MARKEL CORPORATION



                                           By:__________________________

                                           Title:_______________________

                                                                EXHIBIT K


                                                          October 7, 1987


             Alexander & Alexander Inc.
             1211 Avenue of the Americas
             New York, New York 10036

             Dear Sirs:

                       I understand that you are agreeing,
             contemporaneously herewith, to sell all of the outstanding stock of Shand, Morahan & Company, Inc. ("SMCO") to
                                                                 ---------
              pursuant to that certain Stock Purchase Agreement (the
             "Agreement"), dated as of October 7, 1987, between
                                                                ----------
             and you, a copy of which is attached hereto. I have carefully reviewed the Agreement in connection with this letter. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.

                       I recognize that you are relying on my statement
             in paragraph 1 below, in addition to information provided to you by others, including, without limitation, independent certified public accountants, attorneys, your employees who have had supervisory responsibility for SMCO and its subsidiaries (including those employees who have served from time to time as members of the Boards of Directors of SMCO, EIC, ESI or ICE) and other agents.

                       1.  To my actual knowledge, information and
             belief, the representations and warranties with respect to SMCO, EIC, ESI and ICE contained in Article 2 of the Agreement and in the Exhibits attached thereto, and the information contained in the Schedules attached thereto with respect to SMCO, EIC, ESI and ICE, did not as of the date of such Agreement contain any untrue statement of a material fact or omit to state a material fact necessary, in light of the circumstances under which they were made, to make the statements and information contained therein not misleading; provided that I express no opinion with respect to the
             --------
             representations, warranties and information described in Annex A to this Agreement. With respect to the reserves shown on the unaudited financial statements of SMCO and its subsidiaries as at June 30, 1987 in respect of business booked prior to December 31, 1986, to my actual knowledge, information and belief there were no events or circumstances known to me at the time such reserves were established which would have then required any material increase in the amount of such reserves; provided that this representation shall
                               --------

             Alexander & Alexander Inc.     -2-        September 30, 1987


             not be deemed to be breached in the event that additional reserves are developed after the date hereof for any prior period or year-end audit adjustments are made in accordance with generally accepted accounting principles and consistent with prior years' practice.

                       2. I will, within the purview of my assigned responsibilities and the directions of the Board of Directors of SMCO, ESI, EIC or ICE, as the case may be, use my best efforts to ensure that SMCO, ESI, EIC and ICE conduct their operations in compliance with Sections 4.1 and
             4.2 of the Agreement, and will cooperate with you in carrying out your obligations under, and in consummating the transactions contemplated by, the Agreement.

                       3. I will, within the purview of my assigned responsibilities and the directions of the Board of Directors of SMCO, ESI, EIC or ICE, as the case may be, use my best efforts to ensure that SMCO, ESI, EIC and ICE conduct their businesses in such a manner so that the representations and warranties contained in Article II of the Agreement shall continue to be true and correct in all material respects on and as of the Closing Date.

                       4. I will promptly inform you of any event, condition or circumstance occurring following the date of this letter until the Closing Date of which I have actual knowledge that will constitute a violation or breach by Seller of the Agreement, that does not comply with Sections
             4.1 and 4.2 of the Agreement, or that would cause the representations and warranties contained in Article II of the Agreement not to be true and correct as of the Closing Date.

                                           Very truly yours,


                                           [Name]

                                        Annex A

I express no opinion with respect to the representations, warranties and information contained in the following paragraphs of Article II of the Stock Purchase Agreement By and Between F-M Acuuisition Corporation and Alexander & Alexander Inc. dated as of October 7, 1987:


1.  2.23 with respect to Federal and State income tax returns of SMCO only.

2.  2.25

3.  2.35

4.  2.37

                                                                EXHIBIT M
                                                   [Alii Buyer Guarantee]


             =========================================================






                          FAIRFAX FINANCIAL HOLDINGS LIMITED

                                  MARKEL CORPORATION













                                 ====================

                                 GUARANTEE AGREEMENT

                                 ====================












                       Dated as of __________________ __, 1987







             =========================================================

                                 GUARANTEE AGREEMENT


                       GUARANTEE AGREEMENT (the "Agreement"), dated as of
             December   , 1987, from FAIRFAX FINANCIAL HOLDINGS LIMITED,
                      --
             a Canada corporation, and MARKEL CORPORATION, a Virginia corporation (together, "Guarantors"), to and in favor of ALEXANDER & ALEXANDER, INC., a Maryland corporation ("A&A"), Alexander & Alexander Services Inc., a Maryland corporation ("Services"), any direct or indirect Subsidiary (as such term is defined in the Stock Purchase Agreement referred to below) of Services and their officers and directors (collectively, the "A&A Affiliates").


                                   R E C I T A L S:
                                   - - - - - - - -


                       A. Pursuant to a Stock Purchase Agreement, dated as of October 7, 1987 (the "Stock Purchase Agreement") between A&A and F-M Acquisition Corporation, an Illinois corporation ("Buyer"), A&A has sold to Buyer all of the outstanding shares of capital stock (the "SMCO Shares") of Shand, Morahan & Company, Inc. Capitalized terms used and not otherwise defined herein have the meanings specified in the Stock Purchase Agreement.

                       B. Under the Stock Purchase Agreement, Buyer is required to pay Seller the Deferred Purchase Price.

                       C. Guarantors will derive direct and substantial benefit from guaranteeing the obligations of Buyer under the Stock Purchase Agreement.

                       NOW, THEREFORE, to induce A&A to sell the SMCO
             Shares to Buyer, Guarantors agree as follows:


                       1.  Guarantee.  Guarantors, jointly and severally,
                           ---------
             irrevocably guarantee the timely payment and performance in full of the following obligations (the "Obligations"): all amounts comprising the Deferred Purchase Price, all other amounts owed by Buyer or its Subsidiaries to A&A or any other A&A Affiliate under the Stock Purchase Agreement and any other agreements executed pursuant or incidental to the Stock Purchase Agreement (collectively the "Stock Purchase Documents") and the performance by Buyer of all of its obligations under the Stock Purchase Agreement and the other

             Stock Purchase Documents, provided that Guarantors'
                                       --------
             obligations hereunder with respect to the Obligations shall exist only if, at the time when enforcement of Guarantors' obligations is sought (or at any time thereafter prior to the date on which the Obligations are paid and performed in full), the Consolidated Net Worth of Buyer is less than $10 million.

                       2.  Obligations Hereunder.  This Guarantee shall
                           ---------------------
             be irrevocable and shall continue in full force and effect as the separate and independent undertaking of each Guarantor. If, for any reason, the Obligations of Buyer to be paid or performed under the Stock Purchase Agreement or the other Stock Purchase Documents shall not be paid or performed promptly at the time set forth in the Stock Purchase Agreement or the other Stock Purchase Documents for the payment or performance thereof (including any applicable grace or cure periods), Guarantors will immediately make such payment to or perform such obligation for A&A or another A&A Affiliate as provided in the Stock Purchase Agreement and the other Stock Purchase Documents, subject to any defenses or rights of setoff or counterclaim which Buyer or its Subsidiaries may have or assert but regardless of whether A&A or any other A&A Affiliate shall have taken any steps to enforce any rights against Buyer or any other Guarantor or any other person to collect such sums or any part thereof or with respect to any collateral. Payments to A&A or any other A&A Affiliate under this Guarantee shall be made in immediately available funds in lawful money of the United States of America and shall be paid immediately on the date on which such payments become due under the Stock Purchase Agreement or the other Stock Purchase Documents (including any applicable grace period), whether at maturity, by declaration or by acceleration, following the occurrence of a default or otherwise, at 1211 Avenue of the Americas, New York, New York. The obligations of Guarantors under this Guarantee shall remain in full force and effect without regard to, and shall not be released, discharged or terminated by, any circumstance or condition (whether or not Guarantors shall have notice or knowledge thereof), including, without limitation:

                       (a) any amendment or modification of or addition or supplement to the Stock Purchase Agreement or any other Stock Purchase Document;

                       (b) any waiver, compromise, release, consent, extension, indulgence or other action or inaction in respect of the documents referred to in clause (a) above;

                       (c) any failure, omission or delay on the part of A&A or any other A&A Affiliate or any successor in interest thereto to enforce, assert or exercise any right, power or remedy conferred on or available to A&A or any other A&A Affiliate or any successor in interest thereto;

                       (d) any default by Buyer, any Subsidiary of Buyer or Guarantors under the documents referred to in clause
                  (a) above;

                       (e) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Guarantee and the documents referred to in clause (a) above;

                       (f) any furnishing or acceptance of additional security, or any release, substitution or exchange of any security for the Obligations;

                       (g) any failure to give notice to Guarantors (in their capacity as Guarantors) of the occurrence of a Potential Event of Default or Event of Default under the Stock Purchase Agreement or any breach or default by Buyer or any Subsidiary of Buyer under any other Stock Purchase Document;

                       (h) any assignment or transfer of any assets of Buyer or any Subsidiary of Buyer to any other person or corporation or other entity, or any disposition by any Guarantor or any of the other stockholders of Buyer of any stock or other interest in Buyer;

                       (i) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar proceeding involving or affecting Buyer or any Subsidiary of Buyer or any discharge of Buyer or any Subsidiary of Buyer therein;

                       (j) any partial prepayment, or any assignment or transfer, of any portion of the Obligations; or

                       (k)  any other circumstance or occurrence
                  whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantors hereunder or which might otherwise limit recourse against Guarantors.

                       3.  Waivers.  Guarantors unconditionally waive:
                           -------

                       (a)  notice of any of the matters referred to in
                  section 2;

                       (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of A&A or any other A&A Affiliate or any successor thereto against Buyer or any Subsidiary of Buyer or Guarantors, including, without limitation, notice of default, presentment and demand for payment and protest for non-payment or dishonor;

                       (c) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege by A&A or any other A&A Affiliate under or in respect of the Stock Purchase Agreement or any other Stock Purchase Document;

                       (d) any right to require A&A or any other A&A Affiliate or any successor thereto to proceed against Buyer or any Subsidiary of Buyer or any other person, or to proceed against or exhaust any security granted to secure the Obligations, or to pursue any other remedy;

                       (e)  any requirement of diligence; and

                       (f)  any notice of the acceptance of this
                  Guarantee.

                       4.  Right to Proceed Against Guarantors.  Upon any
                           -----------------------------------
             default in the payment or performance of the Obligations by Buyer (after any applicable grace or cure period), the obligation of Guarantor to make such payment or perform such obligation hereunder shall be effective immediately without notice. A&A or any other A&A Affiliate, in its sole discretion, shall have the right to proceed first and directly against Guarantors under this Guarantee without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by A&A or any other A&A Affiliate.

                       5.  Reinstatement.  The obligations of each
                           -------------
             Guarantor under this Guarantee shall continue to be effective or be automatically reinstated, as the case may be, if any payment made with respect to the Obligations when due or pursuant to acceleration according to the terms of the Stock Purchase Agreement or other Stock Purchase Documents is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Buyer or any Subsidiary of Buyer or any other Guarantor, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Buyer or any Subsidiary of Buyer or any other Guarantor or any substantial part of the property of either, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against Buyer of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, the Obligations shall be deemed to have been accelerated with the same effect as if accelerated in accordance with the terms of the Stock Purchase Agreement.

                       6.  Subordination.  Guarantors hereby absolutely
                           -------------
             subordinate, both in right of payment and in time of payment, any present and any future indebtedness of Buyer or any Subsidiary of Buyer to Guarantors to the indebtedness of Buyer or any such Subsidiary to A&A or any other A&A Affiliate and any successors in interest thereto. Notwithstanding any payment made by Guarantors hereunder, Guarantors shall not be entitled to be subrogated to any rights of A&A, any other A&A Affiliate or any successor thereto until the payment in full of the principal and interest of the Obligations and the performance of all of Buyer's and Buyer's Subsidiaries' other obligations under the Stock Purchase Agreement and the other Stock Purchase Documents.

                       7.  Enforcement.  (a)  A&A and the other A&A
                           -----------
             Affiliates and the successors thereto may enforce this Guarantee in their own names or otherwise, either by action at law, suit in equity or other proceeding, and it shall not be necessary to make Buyer or any of its Subsidiaries a party to any such action, suit or proceeding. Guarantors stipulate that the remedies at law in respect of any default or threatened default by Guarantors in the performance of or compliance with any of the terms of this Guarantee are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any of such terms or otherwise.

                       (b) A separate action may be brought against Guarantors whether or not an action is commenced against Buyer or any of its Subsidiaries.

                       (c) Guarantors will pay all fees (including, without limitation, reasonable attorneys' fees), costs and expenses of any nature whatsoever incurred by A&A or any other A&A Affiliate or any successor thereto in connection with enforcing this Guarantee.

                       8.  Termination.  Except as provided in section 5
                           -----------
             hereof, the obligations of Guarantors under this Guarantee shall terminate upon the payment and performance in full to A&A and the other A&A Affiliates of all of the Obligations.

                       9.  Representations.  Each of Guarantors
                           ---------------
             represents that (a) it is a corporation duly organized,
                              -
             validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute and deliver this Agreement, (b) the
                                                                   -
             execution and delivery of this Agreement has been duly authorized by its Board of Directors, no other corporate authorization being necessary on its part, (c) this
                                                         -
             Agreement has been duly executed and delivered by it and constitutes its valid and binding agreement and (d) the
                                                              -
             execution and delivery of this Agreement will not violate any provisions of its Articles of Incorporation or By-laws.

                       10.  Covenants.  Each Guarantor agrees that it
                            ---------
             will comply with the following covenants:

                       (a)  Such Guarantor will not, directly or
             indirectly, sell, assign, pledge or otherwise dispose of any shares of stock, now or hereafter acquired, of (or warrants, rights or options to acquire stock of) Buyer, except to one of its Wholly-Owned Subsidiaries or the other Guarantor and except for directors' qualifying shares if required by applicable law.

                       (b)  Such Guarantor will not directly or
             indirectly,

                            (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it; or

                           (ii)  sell, transfer, lease, abandon or
                       otherwise dispose of all or substantially all its property, assets and undertakings;

                  provided that such Guarantor may consolidate with or
                  --------
                  merge into another corporation, and another corporation may be merged into it, if the surviving corporation, immediately after giving effect to such transaction, shall have a Consolidated Net Worth at least equal to such Guarantor's Consolidated Net Worth immediately prior to giving effect to such transaction, and if such surviving corporation shall assume, in a manner in form and substance reasonably satisfactory to Seller, such Guarantor's obligations hereunder.

                       (c) Such Guarantor will deliver (in duplicate) to you:

                            (i)  within 45 days after the end of each of
                       the first three quarterly fiscal periods in each of its fiscal years, consolidated balance sheets of such Guarantor and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and changes in financial position of such Guarantor and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified as complete and correct by a principal financial officer of such Guarantor;

                           (ii) within 90 days after the end of each of its fiscal years, consolidated balance sheets of such Guarantor and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and changes in financial position of such Guarantor and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, accompanied by a report thereon of independent certified public or chartered accountants of recognized national standing selected by it, which report shall state that such consolidated financial statements present fairly the financial position of such Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                       11.  Notices.  All notices hereunder shall be
                            -------
             personally delivered or sent by prepaid certified or registered mail, return receipt requested, (i) if to
                                                         -
             Guarantors, to Fairfax Financial Holdings Limited, Suite 800, 900 Wellington Street West, Toronto, Ontario, Canada M5J 2N7, to the attention of V. Prem Watsa, and to Markel Corporation, 4551 Cox Road, Richmond, Virginia 23260, to the attention of Steven A. Markel, and (ii) if to A&A or any
                                                 --
             other A&A Affiliate, at its address set forth in paragraph 2 above, to the attention of its general counsel, or at such other address as may be specified by written notice to each other party.

                       12.  Jurisdiction.  Each Guarantor irrevocably and
                            ------------
             unconditionally (a) submits itself to the non-exclusive
                              -
             jurisdiction of courts of the State of New York and the federal courts of the Southern District of New York with respect to any action, suit or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment in respect thereof, (b) waives
                                                              -
             any objection to the venue of any such action, suit or proceeding in such court and (c) agrees that service upon it
                                           -
             in the manner provided for notice in Section 11 shall constitute valid and effective service with respect to any such action, suit or proceeding.

                       13.  Miscellaneous.  If any term of this Guarantee
                            -------------
             or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Guarantee and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Guarantee shall be binding upon, inure to the benefit of and be enforceable by Guarantors, A&A, the other A&A Affiliates and their respective successors and assigns. This Guarantee shall be governed and construed in accordance with the laws of the State of New York.

                       IN WITNESS WHEREOF, Guarantors have caused this
             Guarantee to be duly executed as of the day and year first above written.


                                      FAIRFAX FINANCIAL HOLDINGS LIMITED


                                      By:

                                           V. Prem Watsa
                                           Chairman


                                      MARKEL CORPORATION


                                      By:

                                           Steven A. Markel
                                           Executive Vice-President

             SCHEDULE 2.2



             A. Jurisdictions in which SMCO is qualified to do business:

                       Arizona
                       Montana


             B.   Jurisdictions in which SMCO is licensed:

                       Arizona
                       California
                       Montana
                       New Jersey
                       New York
                       Pennsylvania

             SCHEDULE 2.3



             None

             SCHEDULE 2.5


             A. Evanston Insurance Company is licensed as an admitted carrier in the State of Illinois. It is authorized to write the following classes of insurance:

                 Accident and Health; Vehicle; Liability; Workers' Compensation; Burglary and Forgery; Glass; Fidelity and Surety; Miscellaneous; Other Casualty Risks; Contingent Losses; Livestock and Domestic Animals; Legal Expense Insurance; Fire; Elements; War, Riot and Explosion; Marine and Transportation; Vehicle; Property Damage, Sprinkler Leakage and Crop; Other Fire and Marine Risks; Contingent Losses; Legal Expense; Reinsurance.

                 Evanston Insurance Company is an eligible surplus lines carrier in the following jurisdictions:

                            Alabama
                            Alaska
                            Arizona
                            Arkansas
                            California
                            Colorado
                            Connecticut
                            District of Columbia
                            Delaware
                            Florida
                            Georgia
                            Hawaii
                            Idaho
                            Indiana
                            Iowa
                            Kansas
                            Kentucky
                            Louisiana
                            Maine
                            Maryland
                            Massachusetts
                            Michigan
                            Minnesota
                            Mississippi
                            Missouri
                            Montana
                            Nebraska
                            Nevada

                            New Hampshire*
                            New Jersey
                            New Mexico
                            New York
                            North Carolina
                            North Dakota
                            Ohio
                            Oklahoma
                            Oregon
                            Pennsylvania
                            Puerto Rico
                            Rhode Island
                            South Carolina
                            South Dakota
                            Tennessee
                            Texas
                            Utah
                            Vermont
                            Virginia
                            Washington
                            West Virginia
                            Wisconsin
                            Wyoming


             B. Insurance Company of Evanston is licensed as an admitted carrier in forty-one jurisdictions. It is licensed to write the following classes of business:

                 Alabama - Property; Miscellaneous Casualty (including
                 -------
                 Official Surety Bonds).

                 Alaska - Property; Casualty; Surety; Marine, Wet Marine
                 ------
                 and Transportation.

                 Arizona - Disability; Property; Casualty; Surety;
                 -------
                 Vehicle; Marine and Transportation (excluding Workers' Compensation).

                 Arkansas - Property; Casualty; Surety; Marine;
                 --------
                 Disability.

                 Colorado - Accident and Health; Livestock; Plate Glass;
                 --------
                 Steam Boiler and Machinery; Burglary and Theft; Fidelity

             --------------------

             *   See Schedule 2.20
                 and Surety; Motor Vehicle - Full Coverage; Workmen's Compensation; Liability; Professional Malpractice; Legal Expense; Fire and Lightning; Extended Coverage; Hail on Growing Crops; Earthquake; Motor Vehicle - Full
                 Coverage; Aircraft; Inland Marine; Ocean Marine;
                 Commercial Multiple Peril.

                 District of Columbia - Fire; Allied Lines; Farmowners
                 --------------------
                 Multiple Peril; Homeowners Multiple Peril; Commercial Multiple Peril; Ocean Marine; Inland Marine; Medical Malpractice; Earthquake; Workmen's Compensation; Other Liability; Private Passenger Auto Liability; Commercial Auto Liability; Private Passenger Auto Physical Damage; Aircraft (all perils); Fidelity; Surety; Glass; Burglary and Theft; Boiler and Machinery; Credit; Umbrella Liability.

                 Georgia - Property; Marine and Transportation; Casualty
                 -------
                 (including Workers' Compensation); Surety.

                 Hawaii - Casualty.
                 ------

                 Idaho - Property; Marine and Transportation; Casualty -
                 -----
                 Excluding Workmen's Compensation; Surety.

                 Illinois - Accident and Health; Vehicle; Liability;
                 --------
                 Workers' Compensation; Burglary and Forgery; Glass; Fidelity and Surety; Miscellaneous; Other Casualty Risks; Contingent Losses; Livestock and Domestic Animals; Legal Expense Insurance; Fire; Elements; War, Riot and Explosion; Marine and Transportation; Vehicle; Property Damage; Sprinkler, Leakage and Crop; Other Fire and Marine Risks; Contingent Losses; Legal Expense; Reinsurance.

                 Indiana - Accident; Burglary and Theft; Glass; Steam
                 -------
                 Boilers, Elevators and Machinery; Motor Vehicles; Sprinklers; Employers' Liability; Surety; Other
                 Casualty; Property; Crop; Water Damage; Transportation.

                 Iowa - Fire; Extended Coverage; Other Allied Lines;
                 ----
                 Homeowners Multi-peril (including bodily injury); Commercial Multi-peril; Earthquake; Growing Crops; Ocean Marine; Inland Marine; Accident Only (Individual); Accident and Health (Individual); Hospital and Medical Expense (Individual); Group Accident and Health; Non-cancellable Accident; Workers' Compensation; Liability other than auto (bodily injury); Liability other than auto (property damage); Auto Liability (bodily injury); Auto Liability (property damage); Auto Physical Damage; Aircraft Physical Damage; Fidelity; Surety; Glass; Burglary and Theft; Boiler and Machinery.

                 Kansas - Fire; Windstorm and Hail; Extended Coverage;
                 ------
                 Additional Perils on Growing Crops; Hail on Growing Crops; Optional Perils; Sprinkler Leakage; Business Interruption; Earthquakes, Water Damage; Aircraft Hull; Ocean Marine; Inland Marine; Rain; Automobile Physical Damage; Flood; Homeowners Policies; Accident and Health; Automobile Liability; General Liability; Workers' Compensation; Fidelity, Surety and Forgery Bond; Glass; Burglary, Theft and Robbery; Boiler and Machinery; Credit Malpractice Liability; Livestock Mortality; Aircraft Liability; Cargo Liability.

                 Kentucky - Multiple Line Insurance.
                 --------

                 Louisiana - Vehicle; Liability; Workmen's Compensation;
                 ---------
                 Burglar and Forgery; Glass; Fidelity and Surety; Fire and Extended Coverage; Steam Boiler and Sprinkler Leakage; Crop and Livestock; Marine and Transportation (Inland Marine); Miscellaneous.

                 Maryland - Workers' Compensation; Casualty (not
                 --------
                 including Vehicle Liability, Workers' Compensation and Mortgage Guaranty); Health; Marine, Wet Marine and Transportation; Surety; Property and Marine; Vehicle Liability.

                 Massachusetts - Liability other than Auto; Reinsurance
                 -------------
                 Except Life.

                 Michigan - Disability; Property; Marine; Inland
                 --------
                 Navigation and Transportation; Automobile (except bodily injury); Steam Boiler and Flywheel; Liability;
                 Automobile and Workmen's Compensation; Plate Glass; Sprinkler; Credit; Burglary and Theft; Livestock; Malpractice; Surety and Fidelity.

                 Minnesota - Property, Legal Expenses; Surety; Auto
                 ---------
                 Casualty.

                 Mississippi - Fire and Allied Lines; Industrial Fire;
                 -----------
                 Miscellaneous Casualty; Fidelity; Surety; Guaranty; General Liability; Auto Fire and Physical Damage; Auto Liability; Workmen's Compensation; Boiler and Machinery;

                 Livestock; Burglary and Theft; Plate Glass; Inland Marine; Ocean Marine; Aircraft; Homeowners; Farmowners; Accident and Health.

                 Missouri - Aircraft; Automobile Full Coverage; Boiler,
                 --------
                 Burglary and Theft; Employers Liability; Fidelity; Fire and Allied Lines; Collision other than Auto; Liability other than Auto, Bodily Injury; Liability other than Auto; Property Damage; Livestock Full Coverage; Machine; Marine, Inland Marine and Transportation; Non-recording Insurance; Plate Glass; Rain; Surety; Workers' Compensation; Miscellaneous Contractual Liability and Indemnity.

                 Montana - Property; Casualty; Surety; Marine.
                 -------

                 Nebraska - Fire and Marine; Sickness and Accident;
                 --------
                 Fidelity Insurance; Liability Insurance; Plate Glass Insurance; Boiler and Machinery Insurance; Burglary Insurance; Credit Insurance; Automobile; Engine, Elevator Insurance; Miscellaneous Insurance.

                 Nevada - Property; Casualty; Surety; Marine and
                 ------
                 Transportation.

                 New Mexico - General Casualty; Surety; Property; Marine
                 ----------
                 and Transportation; Vehicle.

                 New York - Accident and Health; Fire; Miscellaneous
                 --------
                 Property; Water Damage; Burglary and Theft; Glass; Boiler and Machinery; Elevator; Animal; Collision; Personal Injury Liability; Property Damage Liability; Workers' Compensation and Employers' Liability; Fidelity and Surety; Credit; Motor Vehicle and Aircraft Physical Damage; Marine and Inland Marine; Marine Protection and Indemnity Insurance.

                 New York - Free Trade Zone License (Regulation 63),
                 --------
                 License No. 88-300-36, Expiration Date 8/31/88 - Special
                 Risk.

                 North Carolina - Fire; Miscellaneous Property; Water
                 --------------
                 Damage; Burglary and Theft; Glass; Boiler and Machinery; Elevator; Animal; Collision; Personal Injury; Property Damage; Workmen's Compensation and Employers' Liability; Fidelity and Surety; Credit; Motor Vehicle and Aircraft; Marine.

                 North Dakota - Fire; Ocean Marine; Liability (non-Auto);
                 ------------
                 Aircraft; Burglary and Theft; Crop; Allied Lines; Inland Marine; Auto Liability (BI and PD); Fidelity and Surety; Boiler and Machinery; Mortgage Guaranty; Multiple Peril; Earthquake; Auto Physical Damage; Glass; Credit.

                 Ohio - Property; Liability; Disability; Auto; Machinery;
                 ----
                 Casualty; Miscellaneous; Fidelity and Surety.

                 Oklahoma - Accident and Health; Property; Casualty;
                 --------
                 Marine; Vehicle.

                 Oregon - Property; Casualty (including Workers'
                 ------
                 Compensation); Marine and Transportation; Surety.

                 Pennsylvania - Property; Transportation; Marine;
                 ------------
                 Fidelity; Accident and Health; Glass; Liability; Steam Boilers; Burglary and Theft; Credit; Water; Elevator; Livestock; Motor Vehicle; Machinery; Employers'
                 Liability.

                 South Carolina - Property; Casualty; Surety; Marine.
                 --------------

                 South Dakota - Fire and Allied Lines; Inland and Ocean
                 ------------
                 Marine; Workers' Compensation; Bodily Injury; Property Damage, Physical Damage; Fidelity and Surety Bond; Glass; Burglary and Theft; Boiler and Machinery; Aircraft; Credit (Mortgage Guaranty); Crop Hail; Livestock.

                 Tennessee - Property; Vehicle; Casualty; Surety.
                 ---------

                 Texas - Fire; Allied Coverages; Hail, growing crops
                 -----
                 only; Rain; Inland Marine; Ocean Marine; Aircraft - Liability and Physical Damages; Workers' Compensation and Employers' Liability; Employers' Liability; Automobile - Liability and Physical Damage; Liability other than Automobile; Fidelity and Surety; Glass; Burglary and Theft; Forgery; Boiler and Machinery; Credit; Livestock and Reinsurance.

                 Utah - Disability; Property; Professional Liability
                 ----
                 (including Medical Malpractice); Surety (includes Fidelity); Liability (includes Vehicle, excludes
                 Disability); Marine and Transport; Workers'
                 Compensation; Vehicle Liability.

                 Virginia - Fire; Farmers Multi-peril; Commercial Multi-
                 --------
                 peril; Inland Marine; Liability other than Auto; Auto Physical Damage; Aircraft Physical Damage; Surety; Burglary and Theft; Credit; Water Damage; Miscellaneous Property; Homeowners' Multi-peril; Ocean Marine; Workers' Compensation - Employers' Liability; Auto Liability; Aircraft Liability; Fidelity; Glass; Boiler and Machinery; Animal; Legal Services.

                 Washington - Property; Marine and Transportation;
                 ----------
                 General Casualty; Surety.

                 Wisconsin - Fire, Inland Marine and Other Property;
                 ---------
                 Ocean Marine; Disability; Liability and Incidental Medical Expense (other than Auto); Automobile and Aircraft; Fidelity; Surety; Credit; Workers' Compensation; Legal Expense; Credit Unemployment; Miscellaneous.

                 Wyoming - Multiple Lines.
                 -------

             SCHEDULE 2.9

             A. Additional affiliates, partnerships, and joint ventures in which SMCO, ESI, EIC, or ICE may own any interests other than in the ordinary course of business:

                 1. SMCO is assisting in the formation of Barristers Insurance Company and EPIC.

             B. Interests of Seller in property used by SMCO, ESI, ECI or ICE:

                 Shand Morahan Plaza is owned by TIFCO Properties, Inc., an affiliate of Seller as beneficiary of a land trust at American National Bank, Chicago.

             SCHEDULE 2.10

             A. Agreements containing default provisions which could be triggered by the transactions contemplated by this agreement:

                 1. Term Credit Agreement between ESI and Harris Trust and Savings Bank dated March 27, 1985 as amended December 18, 1985.

                 2. Amended and Restricted Pledge and Security Agreement from ESI to Harris Trust and Savings Bank dated December 18, 1985.

                 3. Guaranty Agreements by SMCO to Harris Trust and Savings Bank dated March 27, 1985 and December 18, 1985.

                 4. Term Credit Agreement dated December 31, 1985 between ESI and SMCO.

             B. Contracts containing termination provisions or other limitations that could be triggered by the transactions contemplated by this agreement:

                 1. Management Agreement among SMCO, ESI, and EIC effective January 1, 1982.

                 2. Management Agreement among SMCO and EIC effective January 1, 1982.

                 3. Management Agreement among SMCO, ESI, and ICE effective January 1, 1982.

                 4. Lloyds Errors and Omissions Contract #8791 effective January 1, 1987 between SMCO and Underwriters at Lloyds.

                 5. Maintenance Agreement between Management Science America, Inc. and SMCO dated August 7, 1981.

                 6. Treaty with American Reinsurance Co., effective January 1, 1987.

                 7. Denver Insurance Company Line Slip effective between SMCO and other line slip participants.

             C. Court or other governmental orders that would be violated by the transactions contemplated by this agreement:

                 None

             SCHEDULE 2.11



             Filings, Consents, Approvals, etc. required by Seller, SMCO, ESI, EIC, or ICE in connection with the transactions contemplated by this Agreement:

                 1. Hart-Scott-Rodino filings may be required on the part of Buyer and/or Seller.

                 2. Lord, Bissell & Brook is conducting research as to state "takeover" statutes, as well as state insurance statutes. Such research may indicate the need or desirability of further consents, approvals, or notices.

             SCHEDULE 2.12


                 None

             SCHEDULE 2.13


             A. The following events or continuing conditions have existed which may have an adverse effect on the business or assets of SMCO, ESI, EIC, or ICE:

                 1. Utica Mutual Insurance Company advised of its intention to terminate its underwriting management agreement with SMCO effective as of December 31, 1987.

                 2. The Mutual Fire, Marine & Inland Insurance Company continues in rehabilitation.

                 3. General Accident Insurance Company indicated that it may have claims against SMCO.

                 4. See also Schedules 2.17 and 2.20 which are incorporated herein by reference.

             B. Quarterly dividends have been paid, from ICE to EIC and from EIC to ESI, according to customary practice.

             C. Capital expenditures or commitments for capital expenditures:

                 1. SMCO is replacing a significant portion of its office equipment, including typewriters and copying machines, involving an expenditure of less than $100,000 to complete transaction.

                 2. SMCO is planning to purchase phone switch currently leased from AT&T in November for approximately $95,000.

             SCHEDULE 2.15



             Undisclosed liabilities of SMCO, ESI, EIC, or ICE:

                 1. Approximately $12 million has been recognized as commission income by SMCO but has been deferred as expense by EIC and amortized over the policy period.

                 2. SMCO is obligated to render future claims handling services valued at approximately $12-15 million to its underwriting management clients and reinsurers.

                 3. Under an agreement dated October 4, 1985, SMCO is obligated to hold Sphere Drake Insurance p.l.c. harmless for any loss arising out of SMCO's acting as a reinsurance broker on layers $8,000,000 excess of $2,000,000 retrocession to Munich Reinsurance Company.

             SCHEDULE 2.17



             A. Threatened claims (no suit filed) against Shand, Morahan & Company, Inc.:

                 1.  International Association of Financial Planners.
                     -----------------------------------------------
                            Evanston Insurance Company has been named in three actions (Burge, Oeberst and Hatch, noted below) involving non-renewal of individual policies with respect to a financial planners insurance program. Other participants in this program may have similar claims.

                 2.  General Accident Insurance Company of America.
                     ---------------------------------------------
                            General Accident has advised it intends to make a claim against SMCO for substantial damages allegedly suffered with respect to certain agreements with SMCO (see also item
                            A.10 below).

                 3.  Lord, Bissell & Brook.
                     ---------------------
                            Threatened claim by insured law firm
                            regarding final expiration date of optional extension period of insurance policy.

                 4.  Brobeck & Phlegler.
                     ------------------
                            Threatened claim involving allegations of insufficient limits of liability.

                 5.  P.T. Umum.
                     ---------
                            A reinsurer alleges SMCO may have
                            intentionally charged inadequate premiums to receive commissions.

                 6.  Rothstein & Associates (EIC).
                     ----------------------------
                            Evanston Insurance Company has a potential claim against SMCO for failure to deny coverage.

                 7.  Hassneh Insurance Company.
                     -------------------------
                            Threatened claim by a reinsurer concerned about escalating defense costs on an insured law firm case.

                 8.  Mutual Fire.
                     -----------
                            Threatened claim involving dispute over
                            proper notice of non-renewal.

                            The following parties have notified SMCO that they may assert claims with respect to the Mutual Fire situation:
                            a.   Sun Coast Hospital
                            b.   Krueger Engineering & Manufacturing
                                 Company
                            c.   Advanced Environmental Technology
                            d.   Cook International Agency
                            e.   Schidler, McBroom & Gates
                            f.   Abramson
                            g.   North Miami General Hospital
                            h.   Egleseder & Levitt.

                 9.  Murphy, Jahn.
                     ------------
                            Potential claim by an excess carrier alleging unspecified breach of fiduciary duties by SMCO.

                 10.  The Travelers v. General Accident.
                      ---------------------------------
                            Potential claim arising from declaratory relief action filed by The Travelers against General Accident. General Accident might cross-claim SMCO if matter proceeds to trial (see also item A.2 above).

                 11.  Linkow.
                      ------
                            Potential claim by an oral surgeon whose claim reserves were inadvertently revealed during a presentation to American Association of Oral and Maxillofacial Surgeons.

             B. Claims (in suit) made against SMCO issuing companies other than EIC, ICE, or Mutual Fire. These represent potential claims against SMCO in its capacity as an underwriting manager.
                          Name               Court/County     Docket #
                          ----               ------------     --------

            1.  Costello v. Northbrook       CA, Shasta       80939
                Excess and Surplus Company

            2.  Bonaldi v. Utica Mutual      NJ, Bergen       L-092354-85
            3.  Schaffer v. Northbrook       CA, Los Angeles  C-576-773
                Excess and Surplus Company

                          Name               Court/County     Docket #
                          ----               ------------     --------

            4.  Lakritz v. General Accident  MI, Oakland      86-323829
                Insurance Company of                            CK
                America

            5.  Meyer, Rohrs v. General      OH, Lucas        85-0583
                Accident Insurance Company
                of America
            6.  Davis & Davis v. General     CA, San Diego    589377
                Accident Insurance Company
                of America

            7.  Hamond & Company v. Utica    NY, Nassau       14186-87
                Mutual
            8.  Sabella v. American Bankers  CA, San          831949
                                               Francisco

            9.  Joseph P. Hennessey v.       MT, Yellowstone  DV87-1186
                General Accident Insurance
                Company

             C. The following is a list of lawsuits naming SMCO or SMCO and EIC as a defendant or defendants.

                 1.  Johnson v. Underwriters at Lloyds, Orion, SMCO et
                     ---------------------------------------------- --
                     al. - Superior Court, Ventura County, California;
                     --
                     Case #83040
                 2.  General Practice Associates v. SMCO - District
                     -----------------------------------
                     Court, Clark County, Nevada; Case #A-228821
                 3.  Lee v. The Travelers, SMCO - Superior Court, Los
                     --------------------------
                     Angeles County, California; Case #C-608-174
                 4.         David Potter Duff v. EIC, SMCO - Circuit
                            ------------------------------
                            Court, Cook County, Illinois; Case #86L23758
                 5.  Farm Bureau Town & Country v. SMCO - Circuit Court,
                     ----------------------------------
                     Cole County, Missouri; Case #CVl86-845CC
                 6.  Auerbach v. GAIC, SMCO - Circuit Court, Dade County,
                     ----------------------
                     Florida; Case #86-52834
                 7.  Duke Transportation v. SMCO - U.S. District Court,
                     ---------------------------
                     Middle District of Louisiana; Case #86-186, Section
                     "B"
                 8.  City of Harlingen v. EIC, SMCO - District Court,
                     ------------------------------
                     Dallas County, Texas; Case #86-11483
                 9.  Swanke, Hayden, Connell v. GAIC, SMCO - U.S.
                     -------------------------------------
                     District Court, Southern District, New York; Case
                     #87CIV3332

                 10. Phanlobh Vichaikul v. SMCO - Circuit Court, Marion
                     --------------------------
                     County, West Virginia; Case #87C303
                 11. LaVine v. EIC, SMCO - Superior Court, Los Angeles
                     -------------------
                     County; Case #C-652-302
                 12. American Motorists Insurance Company v. GAIC, SMCO -
                     --------------------------------------------- ----
                     Court of Common Please, Philadelphia County,
                     Pennsylvania; Case #4796
                 13. Fidelity Bank & Trust Co. v. SMCO, Mutual Fire, et
                     ----------------------------------------------- --
                     al. - 22nd District Court, St. Tammy Parish,
                     --
                     Louisiana; Case #86-11418
                 14. Encino Savings & Loan v. Mutual Fire, SMCO U.S.
                     ------------------------------------------
                     District Court, Central District of California; Case #CV86-6l55DT
                 15. Evander v. SMCO, et al. - Circuit Court, Baltimore
                     ----------------------
                     City, Maryland; Case #87051030/CL61785
                 16. Harrington v. Commonwealth Insurance Company, v.
                     ------------------------------------------------
                     SMCO, Mutual Fire - Superior Court, Essex County,
                     -----------------
                     Massachusetts; Case #83-546
                 17. American Savings & Loan v. SMCO - U.S. District
                     -------------------------------
                     Court, Central District of California; Case #CV86-
                     8024PAR
                 18. Houston Engineering v. NESCo, SMCO - District Court,
                     ----------------------------------
                     Case County, North Dakota; Case #79-835
                 19. Ensearch v. SMCO, EIC - District Court, Dallas
                     ---------------------
                     County, Texas; Case 85-9011
                 20. Pioneer Bank & Trust v. SMCO, EIC - Circuit Court,
                     ---------------------------------
                     Cook County, Illinois; Case #85CH09964 and Case
                     #85CHl0506
                 21. Transamerica v. SMCO, GAIC - Court of Common Pleas,
                     --------------------------
                     Allegheny County, Pennsylvania; Case #GD86-5254
                 22. Strout Realty v. SMCO, Mutual Fire - District Court,
                     ----------------------------------
                     Mesa County, Colorado; Case #87-CV-358
                 23. American Medical International Incorporated, et al
                     --------------------------------------------------
                     v. EIC, SMCO, and A&A - Superior Ct., Orange County,
                     ---------------------
                     CA; Case #53-11-72
                 24. Diamond Claims and Investigation Services v. SMCO
                     -------------------------------------------------
                     and EIC, Circuit Ct., Mulnomar County, Oregon; Case
                     --------
                     #A8708-04938
                 25. Federal Insurance Co. v. SMCO and EIC, Circuit Ct.,
                     -------------------------------------
                     Cook County, Ill. Case #7CH08984

             D. The following is a list of lawsuits naming the EIC (does not include items listed in "C" above).

                 1.   Diplarakos, First Home Realtors v. EIC, GAIC U.S.
                      --------------------------------------------
                      District Court, Central District of California; Case #856450 WDK

                 2.   Esco Elevators v. EIC, Weir et al. - District
                      ---------------------------------
                      Court, Tarrant County, Texas; Case #141-99515-86
                 3.   Sigco Research v. EIC - U.S. District Court, North
                      ---------------------
                      Dakota, Southeastern Division; Case #A3-86-114
                 4.   Warren Oil v. EIC - Superior Court, Providence
                      -----------------
                      County, Rhode Island; Case #87-290
                 5.   Nevada National Bank v. EIC et al. - lst District
                      ---------------------------------
                      Court, Carson City, Nevada; Case #87-00l07A
                 6.   Wilshire Group v. EIC - Superior Court, Los Angeles
                      ---------------------
                      County, California; Case #WEC-109-549
                 7.   Bob Speer v. EIC - U.S. District Court, Western
                      ----------------
                      District of Oklahoma; Case #CIV-87-6l2B
              *   8.  Christopher Hatch et al. v. EIC - Superior Court,
                      -------------------------------
                      Suffolk County, Massachusetts, Case #81289
              *   9.  Burge v. EIC - Superior Court, Sacramento County,
                      ------------
                      California; Case #336090
              *  10.  Oeberst v. EIC - Superior Court, Sacramento County,
                      --------------
                      California; Case #336090
                 11.  Chemical Sales Co. v. EIC - District Court, Denver
                      -------------------------
                      County, Colorado; Case #PD02173
                 12.  Harold F. LeClair Co. v. EIC et al. - Superior
                      ----------------------------------
                      Court, Middlesex County, Massachusetts; Case #87-
                      2421
                 13.  Erma Johnson v. EIC - Circuit Court, Floyd County,
                      -------------------
                      Kentucky; Case #85-CI-587
                 14.  Wayne County National Bank v. EIC - Court of Common
                      ---------------------------------
                      Pleas, Wayne County, Ohio; Case #87-CI107
                 15.  Martin et al. v. EIC - Circuit Court, Ray County,
                      --------------------
                      Missouri; Case #CV387-l46CC
             **  16.  Vance Abstract Company v. EIC - U.S. District
                      -----------------------------
                      Court, Eastern District of Arkansas; Case #LR-C-84-
                      42
                 17.  PPG Industries v. EIC - U.S. District Court,
                      ---------------------
                      Western District of Pennsylvania; Case #85-1387
                 18.  Furguson v. EIC - Circuit court, Broward County,
                      ---------------
                      Florida; Case #85-03584
                 19.  (Intentionally Deleted)


             --------------------

             * Involves International Association of Financial Planners
               as noted in Section A.


             ** Item, 16 Vance Abstract Company v. EIC was recently
                         -----------------------------
                settled although the settlement documents have not yet been signed.

                 20.  Integrity v. EIC - Superior Court, Bergen County,
                      ----------------
                      New Jersey; Case #L-10931-86E
                 21.  Opatut v. EIC - Superior Court, Atkinson County,
                      -------------
                      Georgia; Case #85-C-7
                 22.  McGraw Edison v. EIC - U.S. District Court, Western
                      --------------------
                      District of Michigan; Case #K86-48
                 23.  Travelers Corporation v. Denver Johnson v. EIC 27th
                      ----------------------------------------------
                      District Court, St. Landry Parish; Louisiana; Case #87-0021-C
                 24.  Argonaut Insurance Company v. EIC - Superior Court,
                      ---------------------------------
                      Pima County, Arizona; Case #244520
                 25.  IT Corporation v. EIC - Superior Court, Los Angeles
                      ---------------------
                      County, California; Case #C578125
                 26.  Aerojet General Corporation v. EIC - Superior
                      ----------------------------------
                      Court, San Mateo County, California; Case #262425
                 27.  St. Joseph's Regional Medical Center, Inc. v. EIC -
                      -------------------------------------------------
                      4th Judicial District, Ada County, Idaho; Case
                      #89415
                 28.  Emmett & Chandler v. EIC - Superior Court, Los
                      ------------------------
                      Angeles County, California; Case #C610601
                 29.  Devan Pardue & Riverside v. EIC - 2lst Judicial
                      -------------------------------
                      District, Livingston Parish, Louisiana; Case
                      #50200, Div. E
                 30.  Haas et al. v. V.W. Childress, EIC - Superior
                      ----------------------------------
                      Court, King County, Washington; Case #86-2-21823-8
                 31.  Karen Ballard v. EIC - 2lst Judicial District, St.
                      --------------------
                      Helena Parish, Louisiana; Case #11739, Div. A
                 32.  Terry Turner v. EIC - District Court, Osage County,
                      -------------------
                      Oklahoma, Case #C-86-553
                 33.  Allstate Insurance Co. v. EIC, Aetna - 4th Circuit
                      ------------------------------------
                      Court; Duvall County, Florida; Case #86-16712-CA
                 34.  Johnson Grant & Co. et al. v. EIC - U.S. District
                      ---------------------------------
                      Court, District of Nebraska; Case #CV87-L-87
                 35.  Mount Holly Retirement v. EIC - Superior Court,
                      -----------------------------
                      Burlington County, New Jersey; Case #W-003078-86
                 36.  Arkwright-Boston v. EIC - Court of Common Pleas,
                      -----------------------
                      Cuyahoga County, Ohio; Case #71819
                 37.  Carl Johns v. EIC - District Court, Gregg County,
                      -----------------
                      Texas; Case #83-3150-B
                 38.  Cravens, Dargan & Co. v. EIC - U.S. District Court,
                      ----------------------------
                      Middle District of Louisiana; Case #85-539
                 39.  Central Illinois Public Service Company v. EIC, 7th
                      ----------------------------------------------
                      Judicial Circuit, Morgan County, Illinois; Case
                      #87639
                 40.  Northrup Corporation v. EIC, Superior Court, Los
                      ---------------------------
                      Angeles County, California; Case #C566129

             E. The following is a list of lawsuits naming the Insurance Company of Evanston.

                 1.   Transamerica Insurance Co. v. ICE - Circuit Court,
                      ---------------------------------
                      Cook County, Illinois; Case #86CHl2193
                 2.   Clark Compton v. W. Knecht & R. Gheen (garnishment)
                      -------------------------------------
                      - Circuit Court, Lane County, Oregon; Case #16-86-
                      03420

             F.  Government Agency Review

                 1. The Illinois Insurance Department received a complaint from an insured, Consolidated Construction Safety Fund of Illinois. The policy provided aggregate Excess Workers' Compensation Reinsurance through General Accident Insurance Company of America. The Illinois Insurance Department has requested that SMCO contact the Insured to work out an amicable resolution of the matter.

                 2. The Illinois Insurance Department is in the process of completing its regular triennial examination of Evanston Insurance Company and Insurance Company of Evanston for 1983-1985.

                 3. Illinois is conducting a tax audit of EIC, ESI and ICE through 1985.

                 4. See also Schedule 2.20 incorporated herein by reference.

             G. See Schedule 2.23 which is incorporated herein by reference.

             SCHEDULE 2.18

             A.  Real Property owned by SMCO:

                 1. A triangular lot adjacent to Shand Morahan Plaza described as follows:

                     That part of Lots 1, 2, 3, 4, 5 and 6 (taken as a single tract) in Block 3 of E.A. Pratt's Addition to Evanston, being a Subdivision of that part of the Southwest quarter of the Northwest quarter of
                     Section 18, Township 41 North, Range 14, East of the Third Principal Meridian, lying East of Ridge Road and West of the Chicago and Northwestern Railroad, in the City of Evanston, Cook County, Illinois, described as follows: Beginning at a point on the West line of said Lot 6 and the East line of Oak Avenue, 171.50 ft. North of the Southwest corner of Lot 7 in said Block 3; thence East parallel to the North line of Church Street, 148.0 ft.; thence North parallel to the East line of Oak Avenue, 13.0 ft.; then East parallel to the North line of Church Street, 57.51 ft. to the East line of said Lot 6, being also the Westerly line of the right of way of the Chicago and Northwestern Railway Company; thence Northwesterly along the Easterly line of said Lots 1, 2, 3, 4, 5 and 6, 362.62 ft. to the Northwest corner of said Lot 1; thence West 8.26 ft. to the Northwest corner of said Lot 1; thence South on the East line of Oak Avenue, 317.22 ft. to the place of beginning.

                 2. A parking lot adjacent to Shand Morahan Plaza described as follows:

                     Lots 1 and 2 (except the Westerly 11 feet), Lot 3 (except the Westerly 11 feet of the Northerly 12 feet), 4, 5 and the North 2 feet of Lot 6 and all of Lots 16, 17, 18, 19 and 20 and 21 (except that part of Lot 21 which lies North and East of a straight line drawn from the Southeast corner of said Lot 21 to a point on the North line of and 50 feet West of the Northeast corner of said Lot 21), the vacated North and South Public Alley lying between said Lots 1 to 6 inclusive and Lots 16 to 21 inclusive; that part of the vacated South 8 feet of Clark Street which lies East of the West line of said Lots 1 to 6 inclusive extended in a Northeasterly direction and

                     West of the said line drawn from the Southeast corner of said Lot 21 to a point on the North line of and 50 feet West of the Northeast corner of said Lot 21 extended in a Northwesterly direction; also Lots A, B, C and D (except the West 25 feet of Lot
                     D) in Grover and Currey's Subdivision of Lots 6, 7 and 8 (except the North 2 feet of Lot 6 thereof); all of the aforesaid property being located in Block 2 in E.A. Pratt's Addition to Evanston, a subdivision of part of the Southwest 1/4 of the Northwest 1/4 of Section 18, Township 41 North, Range 14 East of the Third Principal Meridian, lying East of Ridge Road and West of Milwaukee Division of the Chicago and Northwestern Railway, in Cook County, Illinois.

                 Properties 1 and 2 above are both owned beneficially by SMCO. Title is held by American National Bank and Trust Company under trust agreement #56801 dated February 1, 1983.

             B.  Real Property owned by ESI, EIC, or ICE:

                 None

             C.  Encumbrances on any Real Property owned by SMCO:

                 1. Grant of Easement dated September 19, 1956 and recorded October 11, 1956 as Document No. 16723918 granted to the City of Evanston for sidewalk.

                 2. License granted August 1, 1985 allowing encroachment by Shand Morahan Plaza patio onto triangular lot.

                 3. Easement Agreement, dated March 1, 1983 and amended August 1, 1985, granting a parking easement to property described in Sections A1 and A2 above.

             D. Assets Deposited as security by EIC and ICE pursuant to state regulations as of December 31, 1986:

                          STATE              EIC              ICE
                          -----              ---              ---
              1.    Arkansas             $  150,000        $  100,000
              2.    Delaware                --                 35,000
              3.    Illinois              8,575,000         5,400,000
              4.    Kentucky                175,000              --
              5.    Louisiana               150,000            70,000
              6.    Massachusetts           500,000           100,000

              7.    Michigan                100,000              --
              8.    New Hampshire         1,500,000              --
              9.    New Jersey              150,000              --
             10.    New Mexico              150,000           100,000
             11.    North Carolina             --             100,000
             12.    Oklahoma                100,000              --
             13.    Oregon                     --             230,000
             14.    Virginia                   --             100,000

             SCHEDULE 2.20

             The New Hampshire Insurance Department has notified Evanston Insurance Company that it has been removed from the authorized surplus lines company list effective October 1, 1987. The Department advised on October 1, 1987 that EIC will be removed from this list until the Department has an opportunity to review the financial statements of the new investors in SMCO.

             SCHEDULE 2.21

             A. Leases of personal property by SMCO, having annual payments in excess of $25,000:

                 1. Master lease for computer equipment from NBI, Inc. dated March 29, 1985;

                 2 Master lease for computer equipment from Comdisco, Inc. dated August 6, 1981.

                 3. Master lease for computer equipment from ITT Courier Terminal Systems, Inc. dated March 1, 1983.

                 4.  Lease of phone switch from AT&T.

                 5. Lease of software from E.D.S. Corp. and software maintenance agreement dated as of January 23, 1985 and extended to January 31, 1988.

             B. Leases of personal property by ESI, EIC, or ICE having annual payments in excess of $25,000:

                 None.

             SCHEDULE 2.23

             A.  Exceptions to clause (i) of Section 2.23:

                 SMCO's 1986 Illinois state income tax return has not yet been filed. The return is extended until October 15, 1987. The Illinois Combined Income and Replacement tax return for ESI, EIC and ICE, was not filed by the extended due date of September 15, 1987 but was filed on September 30, 1987. No penalties or interest should be assessed since the return shows a current loss.

             B.  Exceptions to clause (iii) of Section 2.23:

                 SMCO owes to A&A $174,518 in respect to the IRS audit of 1980 through 1982 Federal Income Tax returns and SMCO owes to A&A $24,952 in respect to the IRS audit of 1977 through 1979 Federal income tax returns. SMCO owes to A&A $13,123 with respect to state income taxes, net of a Federal tax benefit, resulting from the IRS audit of 1979 through 1982 Federal Income Tax returns. The amounts due to A&A with respect to State income taxes are based on IRS audit adjustments from preliminary audit reports. These adjustments have not yet been reported to the State tax authorities.

                 SMCO owes to A&A a balance of $1,681,955 in respect to the 1986 Federal Income Tax return filed by A&A on September 15, 1987. SMCO owes to A&A $44,527 in respect to the Illinois Combined Income and Replacement tax return that will be filed by A&A on or before October 15, 1987 (this amount is net of a Federal income tax benefit).

             C.  Exceptions to clause (iv) of Section 2.23:

                 The 1979 through 1984 Federal Income Tax returns of the consolidated group of which SMCO is included, are either currently under audit or, the parent has received notification that they will be audited. No state tax returns of SMCO are currently under audit. The Illinois state tax authorities have reviewed the Combined Income and Replacement tax return for ESI, EIC and ICE, for the years ended December 31, 1984 and 1985 and have verbally stated that no adjustment is needed.

             D.  Exceptions to clause (v) of Section 2.23:

                 SMCO's federal income tax returns are closed for tax years ending on or prior to December 31, 1978. SMCO's Illinois income tax returns are closed for tax years ending on or before December 31, 1983 and the SMCO's Minnesota income tax returns are closed for years ending on or before December 31, 1981. ESI's Federal returns are closed for tax years ending on or before December 31, 1984. The Illinois Combined Income and Replacement tax returns for ESI, EIC and ICE for tax years ending on or before December 31, 1983 are closed.

             SCHEDULE 2.24

             EEOC charges have been filed by:

                 1.  Melvin Smith (alleging race and age discrimination)

                 2.  Maudette Watley
                     Antigone Cooper
                     Juanita Welch
                     Claudine Jordan
                     Lilieth McLachlin
                     (alleging race discrimination)

   SCHEDULE 2.25

   A. A&A Insurance Policies Covering SMCO, ESI, EIC, and ICE up until the time of SMCO's sale:

    Company                        Type                 Amount of Coverage
    -------                        ----                 ------------------

     1.   Hartford                 Workers              Statutory WC
                                   Compensation &       100,000 EL accident
                                   Employers            500,000 OD aggregate
                                   Liability

     2.   Hartford                 Comprehensive        1,000,000 CSL occurrence
                                   General and          & aggregate where
                                   Automobile           applicable
                                   Liability
     3.   Seaboard Surety          Advertisers'                      1,000,000
                                                                             per
                                   Liability                     advertisement
                                                               50,000forpunitive

     4.   Federal                  Aircraft Non-         20,000,000CSLoccurrence
                                   Ownership
                                   Liability
     5.
    (a)   Hartford                 Umbrella Liability       5,000,000xsprimaries
                                                                        (above)

    (b)   Pacific Empl             Umbrella Liability       5,000,000xs5,000,000

    (c)   St. Paul Surplus         Umbrella Liability         5MMp/o 10MMxs 10MM
    (d)   North River              Umbrella Liability         5MMp/o 10MMxs 10MM

    (e)   Aetna C&S                Umbrella Liability        10MMp/o 40MMxs 20MM
    (f)   Fireman's Fund           Umbrella Liability        10MMp/o 40MMxs 20MM

    (g)   AIU                      Umbrella Liability         5MMp/o 40MMxs 20MM

    (h)   INA                      Umbrella Liability         5MMp/o 40MMxs 20MM
    (i)   Home                     Umbrella Liability         5MMp/o 40MMxs 20MM

    (j)   New England              Umbrella Liability         5MMp/o 40MMxs 20MM
    (k)   Federal                  Umbrella Liability        10MMp/o 25MMxs 60MM

    (l)   Transamerica             Umbrella Liability        10MMp/o 25MMxs 60MM

    (m)   Lexington                Umbrella Liability         5MMp/o 25MMxs 60MM
    (n)   Fireman's Fund           Umbrella Liability     15,000,000xs85,000,000

    6.
    (a)   Lloyd's & Cos.           Fiduciary               5,000,000xs 10,000ded
                                   Liability

    (b)   Federal                  Fiduciary               25,000,000xs5,000,000
                                   Liability

    7.    National Union           Lawyers                 5,000,000xs 5,000ded.
                                   Professional
                                   Liability
                                   (moonlighting
                                   only)
    8.
    (a)   Trust Property and       Professional E&O     SMCO to be reimbursedfor
          Casualty                                      covered indemnity and
                                                        expenses which exceed
                                                        40,000 each claim until
                                                        SMCO has paid out100,000
                                                        from 12-1-86 to 12-1-87.
                                                        SMCO is reimbursed for
                                                        100% of such costs
                                                        thereafter.  (This
                                                        applies to SMCO, ESI,EIC
                                                        and ICE).

    (b)   Lloyds & Cos.            Professional E&O      25%of 10,000,000xs TP&C
    (c)   Trust P&C                Professional E&O     75% of 10,000,000 xsTP&C
                                                        (TP&C = 5,000,000 each
                                                        claim of which 40MM xs
                                                        1MM is limited to 40MM
                                                        aggregate)

    (d)   Lloyds & Cos.            Professional E&O       11.25MMp/o 15MMxs 10MM

    (e)   Amer. Cas./Reading       Professional E&O         .50MMp/o 15MMxs 10MM
    (f)   Amer. Motorists          Professional E&O         .50MMp/o 15MMxs 10MM

    (g)   Continental Ins.         Professional E&O         .50MMp/o 15MMxs 10MM
    (h)   Hartford                 Professional E&O         .50MMp/o 15MMxs 10MM

    (i)   National Union           Professional E&O         .50MMp/o 15MMxs 10MM

    (j)   National Cas             Professional E&O         .35MMp/o 15MMxs 10MM
    (k)   Centennial               Professional E&O         .25MMp/o 15MMxs 10MM

    (l)   Fireman's Fund           Professional E&O         .25MMp/o 15MMxs 10MM
    (m)   Hartford                 Professional E&O         .50MMp/o 15MMxs 10MM

    (n)   The Home                 Professional E&O         .15MMp/o 15MMxs 10MM

    (o)   Lloyd's Cos.             Professional E&O       12.40MMp/o 15MMxs 25MM

    (p)   Amer. Motorists          Professional E&O         .50MMp/o 15MMxs 25MM
    (q)   National Union           Professional E&O         .50MMp/o 15MMxs 25MM

    (r)   Travelers                Professional E&O         .50MMp/o 15MMxs 25MM
    (s)   The Home                 Professional E&O         .35MMp/o 15MMxs 25MM

    (t)   Hartford                 Professional E&O         .25MMp/o 15MMxs 25MM

    (u)   INA                      Professional E&O         .25MMp/o 15MMxs 25MM
    (v)   North River              Professional E&O         .25MMp/o 15MMxs 25MM

    (w)   Aetna C&S                Professional E&O         1.25MMp/o 5MMxs 40MM
    (x)   Fireman's Fund           Professional E&O          .75MMp/o 5MMxs 40MM

    (y)   INA                      Professional E&O          .75MMp/o 5MMxs 40MM

    (z)   Federal                  Professional E&O          .60MMp/o 5MMxs 40MM
    (aa)  Travelers                Professional E&O          .50MMp/o 5MMxs 40MM

    (bb)  Amer. Zurich             Professional E&O          .50MMp/o 5MMxs 40MM
    (cc)  Hartford                 Professional E&O          .25MMp/o 5MMxs 40MM

    (dd)  Utica Mnt.               Professional E&O          .25MMp/o 5MMxs 40MM

    (ee)  The Home                 Professional E&O          .15MMp/o 5MMxs 40MM
    9.
    (a)   National Union           Directors &                      15,000,000*
                                                                              xs
                                   Officers                         deductible:

                                                         CORPORATE REIMBURSEMENT
                                                         -----------------------
                                                                  2,500,000/Loss
                                                                               -
                                                                     regulatory

                                                              750,000/Loss-other

                                                           INDIVIDUAL COVERAGE
                                                           -------------------
                                                                10,000/director
                                                                              or
                                                                       officer

                                                             100,000aggregateper
                                                                         loss
    (b)   Harbor                   Directors &             5,000,000xs15,000,000
                                   Officers

    (c)   North River              Directors &             1,000,000xs20,000,000
                                   Officers

    (d)   Federal                  Directors &             4,000,000xs21,000,000
                                   Officers

    (e)   Great Amer.              Directors &            10,000,000xs25,000,000
                                   Officers
    (f)   INAPRO                   Directors &             2,000,000xs40,000,000
                                   Officers

    (g)   Home                     Directors &             2,000,000xs42,000,000
                                   Officers
    (h)   National Union           Directors &             5,000,000xs35,000,000
                                   Officers

          *5% coinsurance applies to the first 1,000,000 of loss.

    10.   CNA                      Commercial           (subject to a 1,000
                                   ----------
                                   Property:            deductible)
                                   --------
                                   real & personal

                                   in transit            35,000,000eachoccurence
                                   extra expense         1,000,000eachoccurrence

                                   extra expense         2,000,000eachoccurrence

    11.   Travelers                Boiler & Machinery   25,000,000 each accident
                                                        (subject to a 1,000
                                                        deductible)
    12.
    (a)   Federal                  Comprehensive        10,000,000 per loss
                                   -------------
                                   Crime:               (subject to a 2.5MMded.)
                                   -----
                                   Blanket Coverage
                                   for employee
                                   dishonesty,
                                   property on
                                   premises and in
                                   transit, forgery,
                                   etc.

    (b)   National Union           Comprehensive          10,000,000xs10,000,000
                                   -------------
                                   Crime:
                                   -----
                                   Blanket Coverage
                                   for employee
                                   dishonesty,
                                   property on
                                   premises and in
                                   transit, forgery,
                                   etc.

    (c)   INA                      Comprehensive           5,000,000xs20,000,000
                                   -------------
                                   Crime:
                                   -----
                                   Blanket Coverage
                                   for employee
                                   dishonesty,
                                   property on
                                   premises and in
                                   transit, forgery,
                                   etc.

    (d)   National Union           Comprehensive           5,000,000xs25,000,000
                                   -------------
                                   Crime:
                                   -----
                                   Blanket Coverage
                                   for employee
                                   dishonesty,
                                   property on
                                   premises and in
                                   transit, forgery,
                                   etc.
    (e)   Reliance                 Comprehensive           7,500,000xs30,000,000
                                   -------------
                                   Crime:
                                   -----
                                   Blanket Coverage
                                   for employee
                                   dishonesty,
                                   property on
                                   premises and in
                                   transit, forgery,
                                   etc.

    13.
    (a)   Federal                  Special                    15,000,000perevent
                                   Contingency
    (b)   American Ins. Group      Special                20,000,000xs15,000,000
                                   Contingency

    (c)   Lloyd's                  Special                15,000,000xs35,000,000
                                   Contingency

    14.   Federal                  First Class Mail               250eachpackage
                                                             1,100,000peraddress
                                                                per day

    15.   Federal                  Registered Mail      2,500,000each package

                                                         2,500,000per addressper
                                                                    day

    16.   CNA                      Travel Accident      Class I Employee 350,000
                                                        max.
                                                        ClassII Employee 100,000
                                                        max.
    SPECIAL SELF-INSURED FUNDING ARRANGEMENTS OF A&A
    ------------------------------------------------

    17.   Automobile Physical      ACV Comprehensive less 250 deductible
          Damage Plan:             ACV Collision less 250 deductible
    18.   Crime Deductible Fund    : Formula for disbursements has not yet been
                                   finalized

    19.   EEO Liability Fund       : Formula for disbursements has not yet been
                                   finalized

    B.  Independent SMCO Insurance Policies:
    1.    Lawyers Title Insurance  Title Insurance      23,288,276 Leasehold
          Co.                                           Owners'
                                                        45,878,929 Mortgagee

    2.    First State              Insurance Cos. E&O   1,000,000 xs 1,000,000
                                                        decl. (underlying to
                                                        Lloyd's Prof. E&O)
    3.    General Insurance Co.    Directors &          1,000,000 xs Nat Union
          of America               Officers             (below)
                                                        or xs deductible:
                                                        CORPORATE REIMBURSEMENT
                                                        -----------------------
                                                        50,000 for loss
                                                        INDIVIDUAL COVERAGE
                                                        -------------------
                                                        5,000 per director/
                                                        officer
                                                        20,000aggregate per loss

             The following claim summary lists open case files for actual and potential E&O claims against SMCO, ESI, EIC, or ICE.

             All of these claims and potential claims have been reported to A&A for protection under its professional indemnity program.

             Additionally, all EIC cases with a DCM - date claim made - of 12-4-86 or later have been reported to First State Insurance Company.

             At the present time, none of these claims exceed the deductible amounts under any available E&O insurance policy.

             In addition, approximately two or three unpaid workers compensation claims are outstanding. These claims are fully insured by the Hartford.

                                                              Claim or
                                                              --------
                  DCM                                         Potential
                  ---                                         ---------

                                                             EIC    SM
                                                             ---    --

                           12/1/83 to 12-1-84
                           ------------------
                  3-22-84  Johnson                            --     C

                           12-1-84 to 12-1-85
                           ------------------
                  8-05-85  G.P.A.                             --     C

                  9-25-85  Int'l Finc Planners                P      P

                 11-13-85  Costello                           --     C
                           12-1-85 to 12-1-86
                           ------------------

                  1-13-86  Burge Financial                    C      P
                  1-22-86  Diplarakos                         P      P

                  3-21-86  Lord Bissell & Brook               P      P

                  4-10-86  Mutual Fire (MF)                   --     P
                  5-09-86  Harrington                         --     C

                  7-23-86  Savitri Jain, M.D.                 C      P
                  8-04-86  Sun Coast Hospital (MF)            --     P

                  8-06-86  Lee v. The Travelers               --     C

                  8-14-86  Advanced Environ (MF)              --     P
                  8-14-86  N. Miami Gen Hosp (MF)             --     P

                  8-19-86  Evander                            --     P
                  8-20-86  Krueger Engin (MF)                 --     C

                  9-04-86  Fidelity Bank (MF)                 --     C

                  9-30-86  Encino S&L (MF)                    --     C
                 10-01-86  Bonaldi Agency                     --     C

                 10-09-86  Esco Elevator                      C      P
                 10-28-86  David Potter Duff                  C      C

                 11-06-86  Schaffer                           --     P

                 11-10-86  American S&L (MF)                  --     C
                 11-14-86  Cook Int'l (Campb) (MF)            --     P

                 11-14-86  Shidler, McBroom (MF)              --     P

                 11-14-86  Abrahamson (MF)                    --     P

                 11-14-86  Strout Realty (MF)                 --     P
                 11-24-86  Brobeck & Phlegler                 P      P

                 11-26-86  Mutual Fire                        P      P
                           12-1-86 to 12-1-87
                           ------------------

                 12-02-86  Farm Bureau T&C                    P      C

                 12-02-86  Murphy-Jahn                        P      P
                  1-05-87  Duke Transportation                P      C

                  1-07-87  P.T. Umum                          --     P
                  1-14-87  Sigco Research                     C      P

                  1-16-87  Auerbach                           --     C

                  1-20-87  Lakritz                            --     P
                  1-26-87  City of Harlingen                  C      C

                  2-02-87  Wiltshire Group                    C      P
                  2-05-87  Meyer, Rohrs                       --     P

                  2-10-87  Warren Oil Co.                     C      P

                  3-02-87  Bob Speer                          C      P
                  3-14-87  Christopher Hatch                  C      P

                  3-16-87  Nevada National Bank               C      C
                  3-25-87  Rothstein (EIC)                    --     P

                  4-14-87  Chemical Sales Co.                 C      P

                  4-21-87  Hassneh Ins. Co.                   P      P
                  4-22-87  Eglseder & Levitt (MF)             --     P

                  6-01-87  Phanlobh Vichaikul                 P      C
                  6-05-87  Harold F. Leclair Co.              C      P

                  6-08-87  Swanke, Hayden                     --     C

                  6-09-87  Erma Johnson                       C      P
                  6-24-87  Wayne Co. Nat. Bank                C      P

                  7-20-87  Martin et al.                      C      P

                  7-29-87  LaVine                             C      C

                  8-03-87  Hammond & Company                  --     P

                  8-06-87  American Motorists                 --     C
                  8-24-87  Davis & Davis                      --     P

                  8-27-87  Diamond Claims                     C      C
                   9-9-87  The Travellers (GA)                --     P

                  7-24-87  Linkow                             --     P

                  9-14-87  American Medical International     C      C
                   9-9-87  Federal Ins. Co.                   C      C

             SCHEDULE 2.26

             A. SMCO Employment Agreements that might provide a stated
                or implied term of employment:

                1.  Consulting Agreement with Joseph E. Morahan, Jr.
                2.  Employee Handbook.
                3.  Personnel Manual.

             B. SMCO Employment Agreements providing compensation other than salary (other than welfare, health or pension plans listed on Schedule 2.27):

                1.  Officer Reimbursement Policy.

                2.  Short Term Bonus Plan and Covenant not to Compete.

                3.  Long Term Bonus Plan.

                4.  Excess Benefit Bonus Plan.

                5.  Severance Pay Policy.

                6.  Executive Committee Golf Club Membership Policy.

                7.  Deferred Compensation Agreement with Joseph J.
                    Prochaska, Jr.

                8.  Deferred Compensation Agreement with E.L. Calhoun.

                9.  Special Disability Income Protection Plan.

                10. Retiree Life and Health Program.

                11. Employee Handbook.

                12. Personnel Manual.

                13. Bonus plans for Donald Brayer and Robert Liston.

                14. Company policy on Automobiles for Executive
                    Committee Members.

                15. Deferred Compensation Agreement with M.W. Beam.

             C. ESI, EIC or ICE Employment Agreements providing a stated
                term of employment or compensation other than salary.

                None.

             D. Agreements between Seller or Seller's affiliates and
                subsidiaries and SMCO, ESI, EIC, or ICE not disclosed elsewhere:

                1. Agreement between A&A and SMCO providing for reimbursement by A&A to SMCO of deferred amounts payable to J.E. Morahan, Jr. in 1988.

                2.  Incentive Stock Option Plan

                3. Two insurance policies issued by EIC in favor of A&A and all owned entities providing brokers and agents errors and omissions coverage for the period from 12:01 AM to 11:59 PM December 31, 1980.

                4. Hemisphere Marine & General Assurance (Bermuda) Ltd. aggregate excess of loss reinsurance covering EIC effective December 31, 1982.

                5. Two facultative reinsurance agreements between Hemisphere Marine & General Assurance (Bermuda) Ltd. as reinsurer and EIC as reinsured from 12:01 AM to 11:59 PM December 31, 1980.

             SCHEDULE 2.27

             A.  Employee Benefit Programs subject to ERISA:

                Profit Sharing Plan
                Money Purchase Pension Plan
                Defined Benefit Pension Plan
                Health and Dental Plan
                Flexible Benefit Plan (including component plans)

             SCHEDULE 2.30



             A. Insurance regulatory registrations, filings, or
                submissions not made available to Buyer:

                None

             B. Registrations, filings, or submissions not in compliance with applicable law:

                See Schedule 2.20, incorporated herein by reference.

             SCHEDULE   2.31

             A.  1987 Treaty Reinsurers of EIC or ICE:

                  A.M.P. Fire & General Insurance Company, Limited American Hardware Mutual Insurance Co.
                  Austin Mutual Insurance Co.
                  Auto-Owners Insurance Co.
                  Baltica-Skandinavia Reinsurance Co. of America, Inc. Celfor Insurance Company
                  Chiyoda Fire & Marine Insurance Company, Limited Colonial Mutual General Insurance Company Limited Columbia Mutual Insurance Company
                  The Copenhagen Reinsurance Co. of America
                  Dai Tokyo Fire & Marine Insurance Company Limited
                  Dai Tokyo U.K.
                  Dorinco Reinsurance Co.
                  Dowa Fire & Marine Insurance Company Limited
                  Druggists Mutual Insurance Co.
                  Eisen & Stahl Ruckversicherungs A.G.
                  Evanston Insurance Company
                  Excess Insurance Company
                  Farm Bureau Mutual Insurance Co. of Michigan
                  Farmers Home Mutual Insurance Co.
                  Folksam International Insurance Co., Ltd.
                  Fuji Fire & Marine Insurance Company Limited
                  John Hancock Reinsurance Management/Hanseco
                   Insurance Co.
                  Hannover Ruckversicherungs A.G.
                  Homestead Insurance Company
                  Insurance Company of Evanston
                  Insurance Corporation of Hannover
                  Israel Reinsurance Company Limited
                  Alii Reinsurance Company Limited
                  Kyoei Mutual Fire & Marine Insurance Company
                  Paul J. McGee Associates/RLS Insurance Co.
                  Michigan Mutual Insurance Co.
                  Midwest Family Mutual Insurance Co.
                  Nichido Fire & Marine Insurance Company Limited North Star Mutual Insurance Co.
                  Royale Belge
                  Russell Reinsurance Service/Employers Mutual
                   Casualty Accounts A&B
                  Signet Reinsurance Company
                  Sphere Drake Insurance Co.
                  Stockholm Reinsurance Company, Ltd.
                  Travelers Indemnity Co.
                  Underwriters at Lloyds

                  United Fire & Casualty Company
                  United States Fidelity and Guaranty Company
                  Utah Home Fire Insurance Company
                  West Bend Mutual Insurance Company
                  Western National Mutual Insurance Company

             B.  Management and Underwriting Agreements to which SMCO,
                ESI, EIC or ICE is a party:

              1.  American Bankers Ins. Co. of Florida - SMCO.
                  Management Agreement, effective April 1, 1977 through December 31, 1982.

              2.  General Accident Insurance Co. of America - SMCO.
                  ------------------------------------------------
                  Underwriting Management Agreement, effective November 1, 1980 through June 30, 1986.

              3.  General Accident Insurance Co. of America - SMCO.
                  ------------------------------------------------
                  Reinsurance Management Agreement, effective October 20, 1980 through December 31, 1986.

              4.  General Accident Insurance Co. of Puerto Rico Limited
                  -----------------------------------------------------
                  - SMCO.  Underwriting Management Agreement, effective
                  ------
                  January 1, 1983 through December 31, 1985.

              5.  EIC - ESI - SMCO.  Tripartite Underwriting Management
                  ----------------
                  Agreement, effective January 1, 1982.

              6.  ESI - SMCO.  Underwriting Management Agreement, dated
                  ----------
                  September 27, 1982.

              7.  ICE - ESI - SMCO.  Tripartite Underwriting Management
                  ----------------
                  Agreement, effective January 1, 1982 as amended.

              8.  Underwriters at Lloyd's, London - SMCO.  Lawyers
                  --------------------------------------
                  Errors and Omissions Contract # 8791 effective January
                  1, 1987.

              9.  Northbrook Excess & Surplus Insurance Co. - SMCO.
                  ------------------------------------------------
                  Underwriting Management Agreement, effective through December 31, 1981.

              10. Utica Mutual Insurance Co. - Professional Insurance
                  ---------------------------------------------------
                  Agents Association - SMCO.  Underwriting Management
                  -------------------------
                  Agreement, effective March 15, 1971 through December 31, 1987. Utica has given notice of termination effective as of December 31, 1987.

              11. Mutual Fire, Marine & Inland Insurance Co. - SMCO.
                  -------------------------------------------------
                  Underwriting Management Agreement effective June 30, 1977 through December 31, 1984.

              12. Barristers Insurance Co. - Risk Retention Group -
                  -------------------------------------------------
                  SMCO.  Underwriting Consultation and Claims Service
                  ----
                  Agreement, not yet finalized.

              13. Managing Partners Council - SMCO.  Service Agreement,
                  --------------------------------
                  presently in effect.

              14. EIC - Corrie Bauckham Batts Strickland Ltd.
                  ------------------------------------------
                  Management Agreement, effective April 1, 1985.

              15. Environmental Protection Insurance Co. - Risk
                  ---------------------------------------------
                  Retention Group - SMCO.  Management Agreement, not yet
                  ----------------------
                  finalized.

              16. Denver Insurance Company - SMCO.  Line slip effective
                  -------------------------------
                  between SMCO and other participants.

              17. General Accident Insurance Co. of America - SMCO.
                  ------------------------------------------------
                  Service Agreement for insurance policies effective
                  July 1, 1986.

              18. Northbrook Excess & Surplus Insurance Co. - SMCO.
                  ------------------------------------------------
                  Service Agreement for lawyers insurance policies effective January 1, 1982.

              19. Northbrook Excess & Surplus Insurance Co. - SMCO.
                  ------------------------------------------------
                  Service Agreement for architects and engineers insuance policies effective January 1, 1982.

              20. First State Insurance Company - SMCO.  Underwriting
                  ------------------------------------
                  Management Agreement for hospital umbrella policies including malpractice from January 1, 1977 to December 31, 1982.

             E. Management and Underwriting Agreements having
                termination provisions affected by the transactions of this agreement:

              1. See Schedule 2.10, which is incorporated herein by reference.

              2.  Denver Insurance Co. Line Slip.

             F.  Reinsurers exhibiting account deficiencies:

              1. Approximately 100 reinsurers had account deficiencies (excess of loss reserves over funds held in trust or L.O.C.s) with SMCO and EIC as of August 31, 1987 ranging from $0 to approximately $2,800,000. The following reinsurers had deficiencies greater than $500,000:

                  A.A. Mutual              Mutual Fire
                  Abeille Paix             P.T. Umum
                  Gerling Global           River Plate
                  Malayan                  Terra Nova

             SCHEDULE 2.32

             A. Material contracts between EIC and ICE and brokers authorizing such brokers to issue insurance policies on their behalf:

                 1. Management Agreement between EIC and Corrie Bauckham Batts Strickland Ltd. ("CBBS") dated April 1, 1985. (Terminable by either party on 6-months' notice).

                     The following agents have been signed as producers for EIC by CBBS under the above management agreement:

                     ADCO General Corporation       Denver, Colorado
                     All Risks, Ltd.                Towson, Maryland
                     Arkansas General Agency        Fort Smith, Arkansas
                     Bolton & Company               Louisville, Kentucky
                     Casualty Underwriters, Inc.    St. Paul, Minnesota
                     Cochrane Griffin               Bellevue, Washington
                       & Co., Inc.
                     EBCO Commercial Lines          Memphis, Tennessee
                     Underwriters
                     Erickson-Larsen, Inc.          Brooklyn Park, MN
                     Franklin Excess &              Columbus, Ohio
                     Surplus Agency, Inc.
                     Burns & Wilcox, Ltd.           Southfield, Michigan
                     I-West Insurance Managers      San Diego, California
                     K.W. Underwriters              Metairie, Louisiana
                     Med James, Inc.                Shawnee Mission, KS
                     Montgomery General             Ardmore, Pennsylvania
                     Agency, Inc.
                     Preferred General Agency       Anchorage, Alaska
                       of Alaska, Inc.
                     R.J. Saex Insurance            Holyoke, MA
                     Agency, Inc.
                     Westward Insurance             Phoenix, Arizona
                     Specialties Co., Inc.

                     (The Producer agreements signed by the above producers are terminable by either party upon 30-days' notice.)
                 2.  Agreement between SMCO and I-West Insurance
                     Managers, Inc., effective July 23, 1987.
                     (Terminable upon 60-days' notice.)
                 3. Agreement between SMCO and Skanco International, Ltd. effective July 14, 1987. (Terminable upon 60-days' notice.)

                 4.  Theodore Liftman one year exclusive contract.

             SCHEDULE 2.33

             A. Registered trademarks or service marks owned by SMCO, ESI, EIC, or ICE:

                 1.  ALTIS - registered in Illinois.
                 2.  SLIM

             B.  Third party software material to SMCO, ESI, EIC, or ICE:

                 1.  "PCMF" Software by E.D.S. Corporation.
                     (Maintenance Agreement expires January 31, 1987)

                 2.  Office management software by Management Science
                     America, Inc.

                 3.  NBI software by N.B.I., Inc.

             C. In-House material software systems developed and owned by SMCO:

                 1.  PRAIS
                 2.  Invoicing
                 3.  Broker
                 4.  Reinsurance Assumed
                 5.  LEAP
                 6.  RGS
                 7.  On-Line Risk Experience
                 8.  Types of Business

             SCHEDULE 2.37

             Total federal taxable income under SMCO Safe Harbor Lease agreements with ITT and U.S. Air:

                                                        Federal
             Year                                    Taxable Income
             ----                                   -----------------

             1987*                                      $  222,902
             1988                                       $  474,505
             1989                                       $  782,218
             1990                                       $1,116,813
             1991                                       $2,109,242
             1992                                       $2,557,689
             1993                                       $3,102,543
             1994                                       $3,764,776
             1995                                       $4,456,156
             1996                                       $5,139,851
             1997                                       $4,054,377
             1998                                       $4,943,512
             1999                                       $5,956,273
             2000                                       $2,223,897
             2001                                       $1,259,601
             2002                                       $  726,335
             2003                                       $  300,958
             2004                                       $  360,618
             2005                                       $  432,105
             2006                                       $  517,763
             2007                                       $  620,402
             2008                                       $  743,387
             2009                                       $  890,751
             2010                                       $1,067,329
             2011                                       $1,161,554
                                                        ----------

                                         Total          $48,985,557
             ___________________

             * Federal taxable income for the period July 1, 1987 to December 31, 1987.

             SCHEDULE 3.4

             Filings, Consents, Approvals, etc. required by Buyer or any Affiliate of Buyer to consummate transaction:

                1. A "Form A" must be filed by Buyer with the insurance regulatory agencies of the following states:

                      Illinois

                2. Lord, Bissell & Brook is conducting research as to state "takeover" statutes, as well as state insurance statutes. Such research may indicate the need or desirability of further consents, approvals, or notices.

                3. The New Hamphsire Insurance Department has indicated that it will not reinstate EIC's surplus lines authorization before it has had an opportunity to review the financial statements of Buyer and Affiliates.

                4. Hart-Scott-Rodino filings may be required on the part of Buyer and/or Seller.

             SCHEDULE 3.9

             Legal and beneficial owners of the common stock of Buyer:

                     Owner            Number of Shares
                     -----            ----------------

                     Fairfax             100

                     Markel              100

             SCHEDULE 4.8

             Lines of insurance with respect to Seller's covenant not to compete:

                Architects and Engineers Professional Liability

                Hospital Professional Liability

                Insurance Agents and Brokers Errors and Omissions
                Liability

                Insurance Companies Errors and Omissions and Directors and Officers Liability

                Lawyers Professional Liability

                Medical Malpractice Professional Liability

                Mutual Fund and Investment Advisors Errors and Omissions and Directors and Officers Liability

                Products Liability

                Environmental Impact and Liability

                Errors and Omissions Coverages for any of the following:

                     Advertisers
                     Associations
                     Claims Adjusters
                     Communication Consultants
                     Electronic Data Processors
                     Executive Search Firms
                     Franchisors
                     Management Consultants
                     Manufacturers' Product Engineering or Design
                     Marketing Agencies/Consultants Printers
                     Property Managers
                     Tax Preparers
                     Testing Labs
                     Translators
                     Travel Agents
                     Trustees
                     Unauthorized Computer Access

             SCHEDULE 5.10

             Amounts payable by A&A to SMCO, other than payments for the Safe Harbor Leases listed on Schedule 2.37, which is included herein by reference:

             J. Morahan special payroll
                adjustments                                $419,455.69(1)

             Reimbursable travel expenses-
                J. Morahan            $883.53
                P. West                 39.40
                B. Libby               640.13                  1,563.06

             E&O reimbursements                              562,577.32
                                                             ----------

                Total                                       $983,596.07
                                                            -----------


             (1) This amount represents reimbursements of deferred
                 compensation payments payable by SMCO to J. Morahan in 1988. Payment for reimbursement is not due from A&A until actual payments are made by SMCO. In addition, certain amounts that comprise these payments accrue interest at a rate that cannot be determined until the actual date of payment by SMCO to J. Morahan.

             SCHEDULE 6.12

             Amounts payable by SMCO to A&A:

             1986 Management fees                         $ 770,000.00

             1987 General insurance                       1,661,000.00(1)

             1987 Excess building charge                    205,002.00

             E&O reimbursement                              133,379.14
                                                            ----------

                Total                                    $2,769,381.14
                                                         -------------


             (1) Represents ultimate amount due if coverage remains in
                 force through year end. $833,833 has been expensed through 6/30/87. Per A&A's instructions, this amount has been set up as a prepaid amount on SMCO's books, thus bringing the net payable at 6/30/87 to $827,167 ($1,661,000 - $833,833). If the effective date of the Closing is prior or subsequent to 12/31/87, an appropriate pro-rata adjustment will have to be made to the $1,661,000.

                              ALEXANDER & ALEXANDER INC.
                             1211 Avenue of the Americas
                              New York, New York  10036

                                                  As of February 15, 1989



             F-M Acquisition Corporation
             c/o Fairfax Financial Holdings Limited
             Suite 800
             95 Wellington Street West
             Toronto, Ontario
             Canada  M5J2N7

             Attention:  Mr. Prem Watsa

                     AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT,
                         dated as of October 7, 1987, between
                           F-M Acquisition Corporation and
                               Alexander & Alexander Inc.
                     --------------------------------------------


             Dear Sirs:

                       We refer to the Stock Purchase Agreement (the

             "Stock Purchase Agreement"), dated as of October 7, 1987,

             between you and us providing for the sale by us to you of

             all of the outstanding common stock of Shand Morahan &

             Company, Inc.  Terms used and not otherwise defined herein have the meanings specified in the Stock Purchase Agreement.

                       As you are aware, you and we have differed as to

             how certain issues relating to optional extension period

             policies are addressed in the Stock Purchase Agreement.

             This Agreement, and the amendments to the Stock Purchase

             Agreement contained herein, are intended to resolve those

             differences and to provide for other adjustments to the amounts payable, and credits against amounts payable, under the Stock Purchase Agreement that you and we agreed were

             appropriate in connection with such resolution.

                       You and we hereby agree as follows:

                       1.   Amendments to Article I of the Stock Purchase
                            ---------------------------------------------

             Agreement.
             ---------

                       1.1. Deferred Purchase Price.  Section 1.4(a) of
                            -----------------------

             the Stock Purchase Agreement is amended by inserting the

             following heading immediately after "(a)" at the beginning of such section:

                       "Elements of Deferred Purchase Price."
                        -----------------------------------

             and by amending the final sentence of Section 1.4(a) to read in its entirety as follows:

                       "'Adjustment Date' shall mean March 19, 1991."

                       1.2. Limitations on Total Adjustment.  Section
                            -------------------------------

             1.4(b) of the Stock Purchase Agreement is amended by

             inserting the following heading immediately following "(b)"

             at the beginning thereof:

                       "Limitations on Total Adjustment."
                        -------------------------------

                       1.3. Amounts Equivalent to Interest.  Section
                            ------------------------------

             1.4(c) of the Stock Purchase Agreement is amended in its

             entirety to read as follows:

                       "(c) Assumed Interest Rates and Payments.  The
                            -----------------------------------

                  amount equivalent to interest referred to in clauses

                  (iii), (iv) and (vi) of Section 1.4(a) shall be

                  calculated on the basis of a 365- or 366-day year, as

                  the case may be, and the actual number of days elapsed

                  and shall be accrued on, and for the entire periods

                  specified in Section 1.4(a) with respect to, the

                  Contingent Amount, the Adjustment Amount and the Non-

                  Contingent Amount, as the case may be, at the rates set

                  forth in clauses (i) and (ii) below, and shall be

                  subject to the further provisions of this Section

                  1.4(c).

                            (i)   Assumed Interest Rate for Contingent
                                  ------------------------------------

                       Amount and Adjustment Amount.  The assumed
                       ----------------------------

                       interest rate per annum shall be 13.36% in the

                       case of the Contingent Amount and 9.55% in the

                       case of the Adjustment Amount.

                            (ii)  Assumed Interest Rate for Non-Contin-
                                  -------------------------------------

                       gent Amount.  The assumed interest rate per annum
                       -----------

                       on the Non-Contingent Amount shall be 16.17% or,

                       under the circumstances hereinafter specified, one

                       of the following respective amounts:

                                 (A)  An assumed interest rate per annum

                            of 11.86% shall apply if Buyer shall have

                            delivered to Seller on or before February 28,

                            1989 an unconditional and irrevocable
                            guarantee or letter of credit (the "Financial

                            Guarantee"), in form and substance reasonably

                            satisfactory to Seller, that is in the amount

                            of the Non-Contingent Amount and the amount

                            equivalent to interest that has accrued

                            thereon prior to the date on which such

                            guarantee or letter of credit becomes

                            effective and the amount equivalent to

                            interest which would accrue thereon there-

                            after until the fifth anniversary of the

                            Closing Date, in both cases at the rates

                            determined as provided in this Section 1.4(c)

                            and that will remain in effect for a term

                            ending not earlier than the sixth anniversary

                            of the Closing Date, from a bank, other

                            financial institution or Hees International

                            Bancorp Inc., if such bank, financial

                            institution or corporation is rated AA or

                            better by Standard & Poor's Corporation (or

                            received a comparable rating from a

                            comparable agency).

                                 (B)  An assumed interest rate per annum

                            of 12.89% shall apply if Buyer shall have

                            delivered to Seller the Financial Guarantee after February 28, 1989 and on or before the second anniversary of the Closing Date.

                                 (C)  An assumed interest rate per annum

                            of 13.95% shall apply if either (I) Buyer
                                                             -

                            shall have delivered to Seller the Financial

                            Guarantee after the second anniversary of the

                            Closing Date and on or before the third

                            anniversary of the Closing Date or (II) on or
                                                                --

                            before such third anniversary a condition set

                            forth in the following subclauses shall have

                            occurred and such condition shall continue to

                            be true to and including the Payment Date:

                                      (1)  EIC shall have received

                                 written notice that it has received, and

                                 shall maintain, a rating of B+ or better

                                 from A.M. Best & Company ("Best"); or

                                      (2)  if, and only if, EIC is rated

                                 NA-5 (Significant Change) by Best and

                                 (x) EIC shall have received written
                                  -

                                 notice that it has received, and shall

                                 maintain, a rating of A or better by

                                 Standard & Poor's Corporation, or (y)
                                                                    -

                                 Buyer shall have, and shall maintain, a

                                 Consolidated Net Worth (as defined in

                                 Section 10.16) in excess of $50 million,

                                 or (z) Fairfax Financial Holdings
                                     -

                                 Limited ("Fairfax") and Markel

                                 Corporation ("Markel") (1) shall have
                                                         -

                                 executed and delivered to Seller a

                                 guarantee substantially in the form

                                 attached hereto as Exhibit J (the

                                 "Overall Buyer Guarantee"), and (2)
                                                                  -

                                 either individually or together shall

                                 have, and shall maintain, a Consolidated

                                 Net Worth in excess of $70 million;

                            provided, that, if a condition set forth in
                            --------

                            clause (II)(1) or (2) above ceases to be

                            true, the assumed rate of interest brought

                            about by fulfillment of such condition shall

                            continue to apply if Buyer, within 60 days

                            following such cessation, delivers to Seller

                            the Financial Guarantee or fulfills one of

                            the other conditions set forth in clause

                            (II)(1) or (2).  For purposes of this

                            proviso, the term "cessation" shall mean:

                                      (m) in the case of clause (II)(1)

                                 and (2), the date notice is received
                                 from a rating agency of a lowering of

                                 the rating; and

                                      (n) in the case of clause (II)(2),

                                 the date of issuance of the first

                                 quarterly balance sheet showing the

                                 deficiency of Consolidated Net Worth

                                 below $50 million.

                                 (D)  An assumed rate of 15.04% shall

                            apply if either (1) Buyer shall have
                                             -

                            delivered to Seller the Financial Guarantee

                            after the third anniversary of the Closing

                            Date and on or before the fourth anniversary

                            of the Closing Date or (2) on or before such
                                                    -

                            fourth anniversary a condition set forth in

                            clauses (C)(II)(1) or (2) of this Section

                            1.4(c)(ii) shall have occurred and shall

                            continue to be true to and including the

                            Payment Date, subject to the same proviso as

                            is set forth immediately following such

                            clauses (C)(II)(1) and (2).

                            (iii)  No Compounding.  The application of
                                   --------------

                       the assumed interest rates specified in paragraphs

                       (i) and (ii) of this Section 1.4(c) shall be on

                       the basis of simple interest, without compounding.

                            (iv)  Order of Payment.  All payments of the
                                  ----------------

                       Deferred Purchase Price shall be applied first to

                       amounts due pursuant to Section 1.4(a)(iii), then

                       to amounts due pursuant to Section 1.4(a)(i), then

                       to amounts due pursuant to Section 1.4(a)(iv) and

                       finally to amounts due pursuant to Section

                       1.4(a)(ii), except that a prepayment pursuant to

                       Section 1.4(d)(ii) shall be applied first to

                       amounts due pursuant to Section 1.4(a)(iv) and

                       then to amounts due pursuant to Section

                       1.4(a)(ii).

                            (v)   Overdue Amounts.  An amount equivalent
                                  ---------------

                       to interest shall accrue on any portion of the

                       Contingent Amount and the Non-Contingent Amount

                       not paid when due at the assumed interest rate per

                       annum then applicable thereto plus 4%, provided
                                                     ----     --------

                       that such rate of interest shall not apply to any

                       portion of the Deferred Purchase Price that is

                       subject to and withheld during a good-faith

                       dispute as to the Adjustment Amount, which portion

                       is ultimately determined to be payable to Seller

                       (and is so paid).

                            (vi)  Guarantee by Fairfax and Markel of
                                  ----------------------------------

                       Contingent Amount.  In consideration of Seller's
                       -----------------
                       agreement to the assumed rates of interest

                       specified in paragraph (i) of this Section 1.4(c),

                       Fairfax and Markel have executed and delivered to

                       Seller a Guarantee, which shall become effective

                       as a guarantee only under the circumstances

                       specified in section 1 thereof."

                       1.4. Prepayment.  Section 1.4(d) of the Stock
                            ----------

             Purchase Agreement is amended in its entirety to read as

             follows:

                       "(d)  Prepayment.  Buyer, at its option, exercised
                             ----------

                  by giving not less than 45 days' (or one day's, in the

                  case of a prepayment of the Non-Contingent Amount)

                  irrevocable notice to Seller designating the date of

                  prepayment, at any time may prepay, by wire transfer of

                  immediately available funds to such account as Seller

                  may designate, all, but not part, of (i) the Deferred
                                                        -

                  Purchase Price, or (ii) the Non-Contingent Amount and
                                      --

                  the amount equivalent to interest accrued thereon, in

                  each case calculated as of the date of prepayment."

                       2.   Amendment to Article X of the Stock Purchase
                            --------------------------------------------

             Agreement.  The introductory paragraph of Article X of the
             ---------

             Stock Purchase Agreement is amended by deleting the second sentence thereof and substituting therefor the following two sentences:

                  "Seller will consider in good faith in a timely

                  fashion any request by Buyer to waive any covenant or

                  breach thereof contained in this Article X and will

                  provide such waiver if and to the extent Seller

                  determines in good faith that the effect of such waiver

                  of compliance would not materially diminish the

                  likelihood of Buyer or (if a Guarantee Effectiveness

                  Event, as defined in the succeeding sentence, has

                  occurred) the Buyer Guarantors being able to perform

                  its or their obligations under this Agreement below

                  such likelihood at the date of this Agreement.  The

                  term "Guarantee Effectiveness Event" shall mean the

                  execution and delivery by the Buyer Guarantors of the

                  Overall Buyer Guarantee."

                       3.   Amendments to Article XI of the Stock
                            -------------------------------------

             Purchase Agreement.
             ------------------

                       3.1. Additional Definitions.  Section 11.1 of the
                            ----------------------

             Stock Purchase Agreement is hereby amended by inserting the following definitions into such Section in the respective

             appropriate places so that the definitions in such Section are in alphabetical order:

                       "Auditable Premium and Auditable Refund: an
                        --------------------------------------

                  additional premium (herein called an "Auditable

                  Premium") above an initial, base or deposit premium which may be payable, or a partial refund (herein called an "Auditable Refund") of an initial, base or

                  deposit premium which may be made, in accordance with a

                  calculation formula provided for in an insurance policy

                  (often called an auditable or adjustable, or a retro,

                  policy), which formula is based on the amount of

                  certain revenues received by the insured or on other

                  objective measures of the insured's exposure, or on the

                  amount of certain losses of the insured, during a

                  period related to the term of such policy."

                       "Commutation Amount:  any amount of cash actually
                        ------------------

                  received by ESI or any of its Subsidiaries from a

                  reinsurer in a commutation or other settlement in

                  respect of any reinsurance recoverable that would or

                  could be a factor in the calculation of the Adjustment

                  Amount, provided that such Commutation Amount is so
                          --------

                  received after December 31, 1987 and prior to the

                  delivery to Seller of Buyer's determination of the

                  Adjustment Amount pursuant to the first sentence of

                  Section 11.3(b)."

                       "Commutation Amount Earnings:  the interest that
                        ----------------------------

                  would be earned on all or any part of a Commutation

                  Amount, when calculated as follows:

                       (a)  Interest rate per annum:  equal to 90% of the
                            -----------------------

                  yield of 90-day U.S. Treasury securities most recently

                  issued by the United States prior to the date on which

                  such Commutation Amount is received, as reported in

                  Federal Reserve Statistical Release H.15(519) (or if

                  such Statistical Release is no longer available, in any

                  publicly available source of similar market data).

                       (b)  Interest period:  the number of days elapsed
                            ---------------

                  commencing with the day following the date of receipt

                  of the Commutation Amount and ending on (but including)

                  the earlier of (i) December 31, 1993, and (ii) the date
                                  -                          --

                  on which such Commutation Amount (or part thereof) is

                  applied against losses that would have been paid to the

                  reinsured under the reinsurance policy in respect of

                  which such Commutation Amount was received; provided,
                                                              --------

                  however, that as to any part of a Commutation Amount
                  -------

                  not so applied on or prior to the Determination Date,

                  this clause (ii) shall cease to be applicable and
                               --

                  interest shall be calculated for a period ending on

                  (but including) December 31, 1993.

                       (c)  Apportionment:  for any interest period that
                            -------------

                  includes a period of less than one year, the

                  calculation for such partial year shall be based on a fraction of which the numerator is the number of days within the interest period and the denominator is 365."

                       "Included Losses:
                        ---------------

                       (a)  all losses under Included Policies which

                  expired prior to January 1, 1987;

                       (b)  all losses, resulting from events occurring

                  prior to January 1, 1987, under Included Policies A

                  which are occurrence policies (or are contracts of

                  reinsurance providing reinsurance for occurrence

                  policies);

                       (c)  all losses, for which the date of loss (as

                  provided in the relevant insurance policy) was prior to

                  January 1, 1987, under Included Policies A which are

                  claims-made policies (or are contracts of reinsurance

                  providing reinsurance for claims-made policies); and

                       (d)  all losses under Included Policies B."

                       "Included Policies:
                        -----------------

                       (a)  insurance policies (except in respect of any

                  portion of the term thereof that is an Optional

                  Extension Period and except for project policies) or

                  contracts of reinsurance (except in respect of any

                  portion of the term thereof that provides for rein-

                  surance in respect of an Optional Extension Period and

                  except for those contracts that provide reinsurance in respect of project policies) entered into by ESI and its Subsidiaries (as insurer or reinsurer, as the case

                  may be) that were in effect (and as in effect) prior to

                  January 1, 1987; and

                       (b)  insurance policies or contracts of reinsur-

                  ance (except for those policies or contracts that pro-

                  vide insurance or reinsurance in respect of project

                  policies) entered into by ESI and its Subsidiaries (as

                  insurer or reinsurer, as the case may be) that were in

                  effect (and as in effect) prior to January 1, 1987 and

                  under the terms of which there could be, or could be

                  reinsurance provided for, an Optional Extension Period,

                  but only in respect of any portion of the term thereof

                  that is, or that provides reinsurance for, an Optional

                  Extension Period; and "Included Policies A" and

                  "Included Policies B" mean Included Policies described

                  in clauses (a) and (b) above, respectively."

                            "Included Premiums:  the amount which is 75%
                             -----------------

                  of the sum (without duplication of any amounts) of:

                       (a)  the full amount (without deduction for

                  deferred acquisition costs) of premiums earned by ESI

                  and its Subsidiaries after June 30, 1987 (determined in

                  accordance with generally accepted accounting

                  principles, applied on a basis consistent with that used at December 31, 1986) in respect of Included

                  Policies B; and

                       (b)  the amount (which may be a negative number)

                  resulting when the following percentage of the full

                  amount (without credit for deferred acquisition costs)

                  of each Auditable Refund for which ESI and its

                  Subsidiaries become liable after June 30, 1987 is

                  subtracted from the following percentage of the full

                  amount (without deduction for deferred acquisition

                  costs) of each Auditable Premium earned by ESI and its

                  Subsidiaries after June 30, 1987 (all determined in

                  accordance with generally accepted accounting prin-

                  ciples, applied on a basis consistent with that used at

                  December 31, 1986):

                       -    if the Auditable Refund or Auditable Premium

                            is in respect of an Included Policy B, 100%;

                       -    otherwise, that percentage which is the

                            percentage of the entire term of the Included

                            Policy constituted by the portion of the

                            policy term which commenced at the policy's

                            effective date and which terminated on the

                            earlier of the policy's termination date and

                            December 31, 1986; and

                       (c)  with respect to premiums earned by ESI and

                  its Subsidiaries under any insurance policy written by

                  ESI or one of its Subsidiaries and in effect prior to

                  January 1, 1987, the aggregate net amount, if any, by

                  which such premiums, as recognized on the books of ESI

                  and its Subsidiaries as earned in respect of such

                  policies as at June 30, 1987 (and reflected in the

                  financial statements as at that date delivered to Buyer

                  pursuant to Section 2.12), are less than (in which case

                  such amount will be a positive number) or greater than

                  (in which case such amount will be a negative number)

                  the amount of premiums that would have been recognized

                  as earned at December 31, 1986 if such premiums were

                  treated as earned pro rata over the risk period covered

                  by such policy (or, if Buyer and Seller shall agree

                  that, in respect of any policy, it would not be

                  equitable to have the premiums under such policies be

                  treated as earned pro rata (Buyer and Seller hereby so

                  agreeing in respect of project policies generally)1,

                  as earned on such policy in a manner that Buyer and

                  Seller shall agree is equitable)."




             --------------------

             1. This clause does not derogate from the exclusion of losses under project policies from Included Losses.

                            "Optional Extension Period:  that portion of
                             -------------------------

                  the term of a claims-made insurance policy listed

                  (subject (a) to changes as a result of an audit of such
                            -

                  policies by Seller, (b) to correction of typographic
                                       -

                  errors and minor errors of identification and (c) to
                                                                 -

                  the deletion of any project policies included therein)

                  in the Schedule identified by Buyer and Seller as the

                  "Schedule of Optional Extension Periods" at the time of

                  their entering into Amendment No. 1, dated as of

                  February 15, 1989, to this Agreement which is an

                  extension of the original term of the policy within

                  which claims must be first made against the insured to

                  be covered under the policy, if such extension has

                  occurred by the exercise of a right of the insured,

                  contained in the original policy, to obtain such

                  extension, with or without payment of an additional

                  premium."

                       3.2. Determination of Adjustment Amount.  Section
                            ----------------------------------

             11.2 of the Stock Purchase Agreement is amended in its

             entirety to read as follows:

                            "11.2  Adjustment Amount.  As used in this
                                   -----------------

                  Agreement, the "Adjustment Amount" shall mean an amount

                  equal to:

                            (a)  the amount (whether positive or

                       negative) which is equal to:

                                 (i)  70% of an amount equal to the sum

                            of (x) 90% of the first $10 million, and
                                -

                            (y) 100% of the remainder, of any difference
                             -

                            (whether positive or negative) which results

                            when the sum of $160,823,000 and Included

                            Premiums is subtracted from the sum of:

                                 (1)  Reserves for Losses and Loss

                                 Adjustment Expenses at the Determination

                                 Date, and

                                 (2)  the aggregate amount of all losses

                                 and loss adjustment expenses paid by ESI

                                 and its Subsidiaries from January 1,

                                 1987 to the Determination Date, in the

                                 case of each of clauses (1) and (2),

                                 with respect only to Included Losses,

                            minus
                            -----

                                      (ii)  $4.3 million,

                            plus
                            ----

                                     (iii)  $0.49 million;

                  PLUS
                  ----

                            (b)  70% of an amount equal to the sum of

                       (x) 90% of the first $10 million, and (y) 100% of
                        -                                     -
                       the remainder, of any difference (whether positive

                       or negative) which results when $8 million is

                       subtracted from the following amount:

                                 (i)  Reserves for Uncollectible

                            Reinsurance at the Determination Date,

                       plus
                       ----

                                 (ii)  the aggregate amount of Uncol-

                            lectible Reinsurance on paid claims written

                            off, net of any recoveries with respect

                            thereto, from January 1, 1987 to the

                            Determination Date,

                       minus
                       -----

                                 (iii)  the amount by which (x) the sum
                                                             -

                            of such Uncollectible Reinsurance owed by

                            Mutual Fire that is written off and such

                            Reserves for Uncollectible Reinsurance with

                            respect to Mutual Fire exceeds (y) $4.5
                                                            -

                            million,

                       minus
                       -----

                                 (iv)  recoveries from January 1, 1987 to

                            the Determination Date with respect to

                            reinsurance recoverables written off by ESI

                            and its Subsidiaries prior to January 1,

                            1987,
                       in the case of each of clauses (i), (ii), (iii)

                       and (iv), with respect only to Included Losses;

                  PLUS
                  ----

                            (c)  the Indemnification Amount at the

                       Determination Date;

                  MINUS
                  -----

                            (d)  one-third of the amount of the net

                       Federal, state or local tax savings in excess of

                       $6 million of such savings2 that are realized in

                       respect of tax periods through and including the

                       period in which the Determination Date occurs by

                       Buyer, SMCO, ESI, EIC, or ICE, determined as set

                       out in the penultimate sentence of this Section

                       11.2, as a result of any items reflected in

                       amounts determined pursuant to paragraphs (a), (b)

                       and (c) of this Section 11.2;

                  MINUS
                  -----

                            (e)  all Commutation Amount Earnings;

                  PLUS
                  ----

                            (f) one third of the amount of additional

                       taxes (Federal, state or local), if any, in

                       respect of Commutation Amount Earnings that would


             --------------------

             2.   I.e., one-third of such savings to the extent that such
                  - -
                  one-third exceeds $2 million.

                       be payable in tax periods through and including

                       the period in which the Determination Date occurs

                       if (i) Commutation Amount Earnings allocable to
                           -

                       tax periods through and including the tax period

                       in which the Determination Date occurs were

                       actually earned by ESI and its Subsidiaries in

                       such tax periods and (ii) Commutation Amount
                                             --

                       Earnings allocable to tax periods after the tax

                       period in which the Determination Date occurs were

                       actually earned by ESI and its Subsidiaries in the

                       tax period in which the Determination Date occurs,

                       all determined as set out in the penultimate

                       sentence of this Section 11.2, provided that
                                                      --------

                       notwithstanding the foregoing the amount to be

                       added pursuant to this subdivision (f) shall be as

                       follows:  (x) if the amount of net tax savings
                                  -

                       referred to in subdivision (d) of this Section

                       11.2 (that is, the actual amount, not only the

                       amount in excess of $6 million) (the "Subdivision

                       (d) Savings") does not exceed $6 million, the

                       amount to be added shall be one third of the

                       amount, if any, by which the amount of additional

                       taxes referred to in this subdivision (f) (the

                       "Subdivision (f) Taxes") exceeds the Subdivision

                       (d) Savings; and (y) if the Subdivision (d)
                                         -

                       Savings exceed $6 million, the amount to be added

                       shall be one third of the sum of (I) the amount,
                                                         -

                       if any, by which the Subdivision (f) Taxes exceed

                       the Subdivision (d) Savings, and (II) the lesser
                                                         --

                       of (1) the Subdivision (f) Taxes, and (2) the
                           -                                  -

                       amount by which the Subdivision (d) Savings exceed

                       $6 million.

                  If the Adjustment Amount is a negative number, it shall

                  be deemed to be equal to zero.  No amount shall be

                  included in the Adjustment Amount to the extent that

                  Seller is obligated to indemnify Buyer with respect to

                  such amount pursuant to Section 8.1 prior to the

                  Determination Date.  The determinations pursuant to

                  paragraph (d) of the tax savings realized and pursuant

                  to paragraph (f) of the additional taxes that would be

                  payable shall be determined each year by consolidating

                  or combining the current year taxable income (loss) of

                  Buyer, SMCO, ESI, EIC and ICE (taking into account

                  carryforwards and, to the extent arising no later than

                  the tax period that includes the Determination Date,

                  carrybacks) and excluding the income (loss) of any

                  other company.  For purposes of determining the

                  Adjustment Amount, all Commutation Amounts received after the Determination Date shall be deemed to have been received immediately prior to the Determination

                  Date.

                       3.3. Commutation of Uncollectible Reinsurance.
                            ----------------------------------------

             Section 11.6 of the Stock Purchase Agreement is hereby

             amended by inserting the following sentence immediately

             after the first sentence thereof:

                  "Seller's determination that the provisions of the

                  definition of Commutation Amount Earnings, to the

                  extent that they limit the interest calculation to

                  periods ending December 31, 1993, do not provide a fair

                  basis for estimating Buyer's earnings in respect of any

                  amount received as a result of such commutation,

                  reduction, settlement or discount shall be deemed a

                  reasonable basis for withholding such consent."

                       3.4  Right of Inspection.  Section 11.7 of the
                            -------------------

             Stock Purchase Agreement is hereby amended by inserting the following phrase immediately after "Article XI" and before the period at the end of the first sentence thereof:

                  "or to an audit of the policies listed in the Schedule

                  referred to in the definition of Optional Extension

                  Period in Section 11.1".

                       4.  Amendment to Section 13.9 of the Stock
                           --------------------------------------

             Purchase Agreement.  Section 13.9 of the Stock Purchase
             ------------------

             Agreement is hereby amended by substituting the following

             for the language in parentheses in the third line thereof:

                  "(except as provided in Section 11.3, but including any

                  dispute as to modifications to the Schedule of

                  insurance policies referred to in the definition of

                  Optional Extension Period in Section 11.1 as a result

                  of an audit of such policies by Seller)".



                                      * * * * *

                       Except as otherwise herein provided, the Stock

             Purchase Agreement is hereby ratified and confirmed in all respects.

                       This Agreement may be signed in counterparts, each

             of which shall be an original but all of which together

             shall constitute one instrument.

                       If you are in agreement with the foregoing, please

             sign the form of agreement on the accompanying counterparts of this Amendment No. 1 and return one of the counterparts to us, whereupon this Amendment No. 1 shall become a binding agreement between you and us.

                                           Very truly yours,

                                           ALEXANDER & ALEXANDER INC.


                                           By:
                                              -----------------------
                                              Title:
             The foregoing Agreement
             is hereby agreed to as
             of the date thereof.

             F-M ACQUISITION CORPORATION


             By:
                ------------------------
                Title:

                                  WAIVER AND CONSENT
                                  ------------------


             F-M Acquisition Corporation
             c/o Markel Corporation
             5310 Markel Road
             Richmond, Virginia  23230

             Gentlemen:

                       We refer to the Stock Purchase Agreement, dated as
             of October 7, 1987 (as amended, the "Stock Purchase
             Agreement"), between F-M Acquisition Corporation ("F-M Acquisition") and Alexander & Alexander Inc. ("A&A").

                       You have advised us that F-M Acquisition has
             entered into a Merger Agreement, dated as of December 10, 1990 (the "Merger Agreement"), with Shand/Evanston Group, Inc. ("S/E Group") pursuant to which F-M Acquisition will merge with and into S/E Group (the "Merger"). You have also advised us that in connection with the Merger, F-M Acquisition intends to enter into (or cause certain of its subsidiaries to enter into) various other transactions which, together with the Merger, are described in the Form A Statement of Evanston Insurance Company ("EIC") and Insurance Company of Evanston ("ICE"), dated October 18, 1990, and the supplement thereto, dated November 1, 1990, consisting of a letter from Messrs. Lord, Bissell & Brook to the Director of Insurance of Illinois (such Form A Statement, as so supplemented, being herein referred to as the "Form A"). Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Form A.

                       Merger.  With respect to the Merger as described
                       ------
             in the Form A and to the extent such Merger would otherwise breach the covenants contained in Sections 10.2, 10.5, 10.7 and 10.8 of the Stock Purchase Agreement, A&A hereby waives compliance with such covenants.

                       Purchases of M&H Shares.  With respect to the
                       -----------------------
             purchases of the M&H Shares by EIC and ICE from Markel Corporation ("Markel") as described in the Form A and to the extent such purchases would otherwise breach the covenants contained in Sections 10.2, 10.5 and 10.10 of the Stock Purchase Agreement, A&A hereby waives compliance with such covenants.

                       Purchases of Markel Preferred Stock.  With respect
                       -----------------------------------
             to the purchases by EIC and ICE of the Markel Preferred Stock from Markel as described in the Form A and to the extent such purchases would otherwise breach the covenants contained in Sections 10.2, 10.5 and 10.10 of the Stock Purchase Agreement, A&A hereby waives compliance with such covenants.

                       Purchases of F-M Preferred Stock.  With respect to
                       --------------------------------
             the purchases by EIC and ICE of the F-M Preferred Stock from Markel as described in the Form A and to the extent such purchases would otherwise breach the covenants contained in Sections 10.2, 10.5, 10.6 and 10.10 of the Stock Purchase Agreements, A&A hereby waives compliance with such covenants.

                       Year-End Dividend on F-M Preferred Stock.  F-M
                       ----------------------------------------
             (or, after the effectiveness of the Merger, S/EG,) proposes to pay a regular annual dividend (in respect of the year
             1990) of $10.00 per share or an aggregate of $972,000 on or about December 31, 1990. To the extent the payment of such dividend would otherwise breach the covenants contained in Sections 10.2 and 10.5 of the Stock Purchase Agreement, A&A hereby waives compliance with such covenants.

                       Delivery by Markel of Overall Buyer Guarantee.
                       ---------------------------------------------
             The delivery of the Guarantee Agreement by Markel referred to in the following paragraph shall be deemed to constitute delivery by Markel (but not Fairfax Financial Holdings Limited) of a commitment equivalent to the "Overall Buyer Guarantee", as it relates to Markel, for purposes of clause
             (ii) of the introductory paragraph of Article X of the Stock Purchase Agreement, provided, that nothing in this Waiver
                                 --------
             and Consent shall preclude F-M Acquisition from asserting that a "Guarantee Effectiveness Event" (as defined in
             Article X of the Stock Purchase Agreement) has occurred, and provided further that nothing in this Waiver and Consent
             ----------------
             shall preclude A&A from asserting that a "Guarantee Effectiveness Event" has not occurred. In evaluating requests for waivers pursuant to Article X, A&A will give consideration, in its good faith judgment, to the financial position of Markel in addition to that of Buyer.

                       Scope of this Waiver and Consent.  This Waiver and
                       --------------------------------
             Consent is strictly limited to the specific transactions described herein and carries no implication as to the granting of waivers and consents with respect to transactions of a similar nature in the future. Without limiting the generality of the foregoing, the Purchases of F-M Preferred Stock and the Year-End Dividend on F-M Preferred Stock, as described in the paragraphs above so designated, shall be included in the calculation of Restricted Payments, as defined in Section 10.16 of the Stock Purchase Agreement, in any calculation made hereafter under Section 10.2 of the Stock Purchase Agreement.

                       Effectiveness.  This Waiver shall become effective
                       -------------
             simultaneously with the delivery to A&A of both (i) a
                                                              -
             certain Confirmation and Assumption Agreement, of even date herewith (but to take effect simultaneously with the
             Merger), executed by S/E Group; and (ii) a certain Guarantee
                                                  --
             Agreement, of even date herewith, executed by Markel
             Corporation, a Virginia corporation, which shall be effective on delivery.

                                           ALEXANDER & ALEXANDER INC.


                                           By_________________________
                                             Title:


             Dated:  December 18, 1990

                        CONFIRMATION AND ASSUMPTION AGREEMENT
                        -------------------------------------

                       CONFIRMATION AND ASSUMPTION AGREEMENT, dated as of
             December 18, 1990 by SHAND/EVANSTON GROUP, INC., a Virginia
                      ---
             corporation ("S/E Group"), for the benefit of ALEXANDER & ALEXANDER INC., a Maryland corporation ("A&A).

                       WHEREAS, A&A and F-M Acquisition Corporation, an
             Illinois corporation ("F-M Acquisition"), entered into a Stock Purchase Agreement, dated as of October 7, 1987 (as amended from time to time, the "Stock Purchase Agreement"), pursuant to which A&A sold to F-M Acquisition all of the outstanding shares of capital stock of Shand, Morahan & Company, Inc.

                       WHEREAS, F-M Acquisition and S/E Group have
             entered into a Merger Agreement, dated as of December 10, 1990 (the "Merger Agreement"), pursuant to which F-M
             Acquisition will merge with and into S/E Group (the "Merger Agreement").

                       WHEREAS, pursuant to Section 10 of the Stock
             Purchase Agreement, the Merger may not be consummated without the prior written consent of A&A.

                       WHEREAS, A&A is not willing to consent to the
             Merger unless S/E Group enters into this Agreement.

                       NOW, THEREFORE, to induce A&A to consent to the
             Merger and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, S/E Group agrees as follows:

                       1.   Confirmation and Assumption.  S/E Group
                            ---------------------------
             hereby confirms its liability for, as the surviving corporation under the Merger Agreement, and in addition hereby expressly assumes, all of the debts, liabilities, duties, and obligations of F-M Acquisition, including but not limited to the debts, liabilities, duties and obligations of F-M Acquisition under the Stock Purchase Agreement and the Pledge Agreement (as defined in the Stock Purchase Agreement), and any other agreements executed by F-M Acquisition pursuant or incidental to the Stock Purchase Agreement as if in each case they had been originally executed by S/E Group.

                       2.   Further Assurances.  From time to time, S/E
                            ------------------
             Group will execute and deliver such further instruments or agreements and will take such other action as A&A may reasonably request in order more fully to evidence the confirmation and assumption undertaken by S/E Group pursuant to paragraph 1 of this Agreement.

                       3.   Binding Effect.  This Agreement shall be
                            --------------
             binding upon S/E Group, its successors and assigns and inure to the benefit of A&A and any A&A Affiliate (as defined in the Stock Purchase Agreement), and their respective successors and assigns.

                       4.   Effective Date.  This Agreement shall take
                            --------------
             effect simultaneously with the effectiveness of the Merger, without any further action on the part of S/E Group, A&A or any other person.

                       5.   Governing Law.  This Agreement shall in all
                            -------------
             respects be governed by, and construed in accordance with, the laws of the State of New York.

                       6.   Counterparts.  This Agreement may be executed
                            ------------
             in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                       IN WITNESS WHEREOF, S/E Group has caused this
             Agreement to be executed by its duly authorized officer as of the date first above written.

                                           SHAND/EVANSTON GROUP, INC.


                                           By________________________
                                             Title:


             ACKNOWLEDGEMENT

             ALEXANDER & ALEXANDER INC. hereby
             accepts and agrees to the foregoing
             Confirmation and Assumption Agreement,
             and agrees that, upon the effectiveness
             of the Merger, S/E Group will be the
             entity defined as "Buyer" under the
             Stock Purchase Agreement

             ALEXANDER & ALEXANDER INC.

             By________________________
               Title:

                              ALEXANDER & ALEXANDER INC.

                                                        December 18, 1990

             F-M Acquisition Corporation
             Shand/Evanston Group Inc.
             c/o Markel Corporation
             5310 Markel Road
             Richmond, Virginia  23230

             Gentlemen:

                       Reference is hereby made to the Stock Purchase
             Agreement dated as of October 7, 1987, between F-M Acquisition Corporation, an Illinois corporation ("F-M"), and Alexander & Alexander Inc., a Maryland corporation ("A&A"), as amended by Amendment No. 1 dated as of February 15, 1989 (the "Stock Purchase Agreement").

                       For purposes of determining compliance with the
             covenants and agreements under the Stock Purchase Agreement, we have agreed that Consolidated Net Worth (as defined in Section 10.16 of the Stock Purchase Agreement) shall be calculated so as to eliminate the impact of the application by F-M of purchase accounting methods (commonly referred to as "push-down" accounting) to the acquisition by Markel Corporation, a Virginia corporation ("Markel"), of any shares of capital stock of F-M. Accordingly, we have agreed that Consolidated Net Worth shall be adjusted in the manner set forth below:

                       (a) If the Consolidated Net Worth of Buyer (as defined in the Stock Purchase Agreement), calculated as at December 31, 1990 and calculated taking into account the fair value adjustments (the "Fair Value Adjustments") resulting from application by F-M of purchase accounting methods to the acquisition by Markel of any shares of capital stock of F-M (the "Adjusted Net Worth"), is greater than the Consolidated Net Worth of Buyer, calculated as at December 31, 1990 without taking into account the Fair Value Adjustments (the "Unadjusted Net Worth"), then the amount by which the Adjusted Net Worth is greater than the Unadjusted Net Worth as at December 31, 1990 shall be subtracted from the Adjusted Net Worth of Buyer in determining Consolidated Net Worth for purposes of Section 10.16 of the Stock Purchase Agreement. A subtraction in the same dollar amount as was subtracted at December 31, 1990 shall be made in all future calculations of Consolidated Net Worth for purposes of such Section 10.16.

                       (b) If the Unadjusted Net Worth as at December 31, 1990 is greater than the Adjusted Net Worth as at December 31, 1990, then the amount by which the Unadjusted Net Worth exceeds the Adjusted Net Worth shall be added to the Adjusted Net Worth of Buyer in determining Consolidated Net Worth for purposes of Section 10.16 of the Stock Purchase Agreement. An addition in the same dollar amount as was added at December 31, 1990 shall be made in all future calculations of Consolidated Net Worth for purposes of such Section 10.16.

                       If you are in agreement with the foregoing, please
             indicate by signing in the space indicated below.

                                           Very truly yours,

                                           ALEXANDER & ALEXANDER INC.


                                           By_________________________
                                             Title:

             ACCEPTED AND AGREED TO:

             F-M ACQUISITION CORPORATION


             By______________________________
               Title:

             SHAND/EVANSTON GROUP INC.


             By______________________________
               Title:

             MARKEL CORPORATION, as Guarantor
             under the Guarantee Agreement,
             dated even date herewith, between
             Markel Corporation and
             Alexander & Alexander Inc.


             By______________________________
               Title:




                                          2